Filed pursuant to Rule 424(b)(7)
Registration No. 333-278120
Prospectus Supplement
(To prospectus dated March 21, 2024)
Up to $150,000,000 of 2.50% Convertible Senior Notes due 2030

Up to 1,584,014 American Depositary Shares (representing 1,584,014 ordinary shares) issuable upon conversion of the notes

On February 2, 2024, we issued and sold $402.5 million aggregate principal amount of 2.50% Convertible Senior Notes due 2030, or the notes, in a private placement in reliance on an exemption from registration under the Securities Act of 1933, as amended, or the Securities Act. The initial purchasers of the notes in that offering resold the notes in offerings in reliance on an exemption from registration under Rule 144A of the Securities Act. The notes were issued pursuant to an indenture, dated February 2, 2024, as supplemented by the first supplemental indenture, dated March 17, 2025, or the indenture, between us and U.S. Bank Trust Company, National Association, as trustee.
This prospectus relates to the resale of up to $150,000,000 aggregate principal amount of the notes and the American Depositary Shares, or ADSs, issuable on conversion of the notes, including the ordinary shares, nominal value £0.002 per share, or the ordinary shares, represented by such ADSs, or the note conversion ADSs, by the selling securityholders referred to in this prospectus supplement. We will not receive any proceeds from the resale by the selling securityholders of the notes or the note conversion ADSs described in this prospectus.
The notes bear interest at a rate of 2.50% per year, payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2024. The notes will mature on February 1, 2030, unless earlier converted, redeemed or repurchased. Holders may convert all or any portion of their notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date. Upon conversion, we will deliver for each $1,000 principal amount of converted notes a number of our ADSs, each representing as of the date of this prospectus supplement one of our ordinary shares, equal to the conversion rate, as described in this prospectus supplement.
The conversion rate is initially 10.5601 ADSs per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $94.70 per ADS). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or if we deliver a notice of optional redemption or a notice of tax redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption in connection with such notice of optional redemption or notice of tax redemption, as the case may be.
We may not redeem the notes prior to February 5, 2027, except in the event of certain tax law changes described in this prospectus supplement. We may redeem for cash all or any portion of the notes (subject to the partial redemption limitation described in this prospectus supplement), at our option, on or after February 5, 2027 if the last reported sale price of our ADSs has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of optional redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the optional redemption date. No sinking fund is provided for the notes.
If we undergo a fundamental change (as defined in this prospectus supplement), then, subject to certain conditions and except as described in this prospectus supplement, holders may require us to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
The notes are our general unsecured obligations and rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment with all of our existing and future liabilities that are not so subordinated; effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally junior to all indebtedness and other liabilities (including trade payables) of our current or future subsidiaries.
The notes are listed on the Official List of The International Stock Exchange Authority, or the Exchange, under the symbol “IMMUNO30.” The Exchange is not a regulated market for the purposes of The Markets in Financial Instruments Directive (2004/39/EC). There is currently no established trading market for the notes in the United States, and we do not expect a market to develop. We do not intend to list the notes on the Nasdaq Global Select Market or any other national securities exchange or any other nationally recognized trading system in the United States.
Our ADSs are listed on the Nasdaq Global Select Market under the symbol “IMCR.” The last reported sale price of our ADSs on the Nasdaq Global Select Market on March 14, 2025 was $28.80 per ADS.
The selling securityholders will bear the costs associated with this registration of the notes and the note conversion ADSs.
Our registration of the notes and the note conversion ADSs covered by this prospectus supplement does not mean that the selling securityholders will offer or sell any of the notes or the note conversion ADSs. The notes and any the note conversion ADSs offered hereby by the selling securityholders, or their pledgees, donees, assignees, transferees or other successors-in-interest, may be sold from time to time through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale is within the sole discretion of the selling securityholders, subject to certain restrictions. See “Plan of Distribution” for more information.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and page 4 of the accompanying prospectus, under similar headings in the other documents that are incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is March 17, 2025.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of an automatic shelf registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC.
This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the terms of this offering. The second part is the accompanying base prospectus dated March 21, 2024, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement.
This prospectus supplement and the documents incorporated into this prospectus supplement by reference include important information about us, the securities being offered and other information you should know before investing in our securities. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we authorized for use in connection with this offering. We and the selling securityholders have not authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Unless the context indicates otherwise, as used in this prospectus supplement, the terms “Immunocore,” “the Company,” “our company,” “we,” “us” and “our” refer to Immunocore Holdings plc and its consolidated subsidiaries.
“Immunocore” and “KIMMTRAK” are registered trademarks of Immunocore. All other trademarks and registered trademarks contained in this prospectus supplement are the property of their respective owners. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus supplement (including the documents incorporated by reference) appear without the ®, ™ and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that we will not assert our rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law.
S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. For a more complete understanding of our company and this offering, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus supplement, including the factors described under the heading “Risk Factors” of this prospectus supplement, in our Annual Report on Form 10-K filed with the Securities Exchange Commission, or the SEC, on February 26, 2025 and in our other filings that are incorporated by reference into this prospectus supplement, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering.
Company Overview
We are a commercial stage biotechnology company pioneering and delivering transformative immunomodulating medicines to radically improve outcomes for patients with cancer, infectious diseases, and autoimmune diseases. Leveraging our proprietary, flexible, off-the-shelf ImmTAX (Immune mobilizing monoclonal TCRs Against X disease) platform, we are developing a deep pipeline in multiple therapeutic areas, including clinical stage programs in oncology and infectious disease, advanced pre-clinical programs in autoimmune disease and earlier pre-clinical programs across three therapeutic areas.
In 2022, we received approval for our lead product, KIMMTRAK, for the treatment of unresectable or metastatic uveal melanoma, or mUM, from the U.S. Food and Drug Administration, or the FDA, the European Commission and other health authorities. KIMMTRAK is now approved in 39 countries for the treatment of unresectable or mUM. In 2024, we launched KIMMTRAK in 14 additional countries (including Australia, Spain, Poland, and the United Kingdom excluding Scotland, and, reached price agreements with England's National Institute for Clinical Excellence, or NICE, with further commercial launches planned in additional territories where KIMMTRAK is approved.
KIMMTRAK is the lead product from our ImmTAX platform and was the first approved therapy in mUM. To date, we have treated over 2,000 cancer patients with KIMMTRAK, tebentafusp, and our other ImmTAX product candidates, which we believe is the largest clinical data set of any T cell engager bispecific in solid tumors and any T cell receptor, or TCR, therapeutic. Our clinical programs are being conducted with patients with a broad range of cancers including melanoma, ovarian, lung, and colorectal, among others. We believe that these tumor types have large addressable patient populations and significant unmet need. We are progressing three late-stage clinical programs within our ImmTAC (Immune mobilizing monoclonal TCRs Against Cancer) portfolio, including KIMMTRAK and the PRAME-targeted brenetafusp.

Our Pipeline

1	Platinum refractory or resistant serous ovarian carcinoma.
2	NSCLC = Non-small cell lung cancer
3	Program is wholly owned, development costs being provided by the Bill & Melinda Gates Foundation (BMGF), Immunocore retains all development and commercialization rights in the developed world.
4	Program is not HLA restricted (i.e. universal for all populations).
5	Submission
Corporate Information
Immunocore Holdings plc was incorporated as Immunocore Holdings Limited, a private limited company under the laws of England and Wales on January 7, 2021 with company registration number 13119746 for the purpose of becoming the holding company of Immunocore Limited. Immunocore Limited was incorporated under the laws of England and Wales in December 2007, with company registration number 06456207.
Our registered office is located at 92 Park Drive, Milton Park, Abingdon, Oxfordshire OX14 4RY, United Kingdom, and the telephone number of our registered office is +44 (0)1235 438600. Our principal executive offices in the United States are located at Six Tower Bridge, Suite 200, 181 Washington Street, Conshohocken, Pennsylvania 19428 and 9801 Washingtonian Boulevard, Suite 800, Gaithersburg, Maryland 20878, United States, and our U.S. telephone number is +1 484 534 5261.
Our website address is www.immunocore.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement. Our agent for service of process in the United States is Immunocore, LLC.

THE OFFERING
Securities Offered by the Selling Securityholders
$150,000,000 aggregate principal amount of the notes and up to 1,584,014 note conversion ADSs
Use of Proceeds
We will not receive any proceeds from the sale of the notes or the note conversion ADSs covered by this prospectus supplement.
Nasdaq Global Select Market Symbol
Our ADSs are listed for trading on the Nasdaq Global Select Market under the symbol “IMCR.”
The notes are listed on the Exchange under the symbol “IMMUNO30.” The Exchange is not a regulated market for the purposes of The Markets in Financial Instruments Directive (2004/39/EC). There is currently no established trading market for the notes in the United States and we do not expect a market to develop. We do not intend to list the notes on Nasdaq or any other national securities exchange or any other nationally recognized trading system in the United States. Without an active trading market, the liquidity of the notes will be limited.
Risk Factors
Investing in our securities involves a high degree of risk. See “Risk Factors” in this prospectus supplement and the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 26, 2025 and in our other filings that are incorporated by reference in this prospectus supplement.

THE NOTES
Maturity
February 1, 2030, unless earlier converted, redeemed or repurchased.
Interest
2.50% per year, payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2024. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described in the section titled “Description of Notes—Events of Default.”
Conversion Rights
Holders may convert all or any portion of their notes, in integral multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding the maturity date.
The conversion rate for the notes is initially 10.5601 ADSs, each representing as of the date of this prospectus supplement one ordinary share, per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $94.70 per ADS), subject to adjustment as described in this prospectus supplement.
Except in the circumstances described in the section titled “Description of Notes—Conversion Rights—Conversion Share Limitations,” upon conversion, we will deliver for each $1,000 principal amount of notes converted a number of ADSs equal to the conversion rate (together with a cash payment in lieu of delivering any fractional ADS) on the third business day following the relevant conversion date. See the section titled “Description of Notes—Conversion Rights—Settlement upon Conversion.”
In addition, following certain corporate events that occur prior to the maturity date or if we deliver a notice of optional redemption or a notice of tax redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption in connection with such notice of optional redemption or notice of tax redemption, as the case may be, as described in the section titled “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change, Notice of Optional Redemption or Notice of Tax Redemption.”
Holders of the notes will not receive any additional cash payment or additional ADSs representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be cancelled, extinguished and forfeited by the delivery of ADSs, together with a cash payment for any fractional ADS, upon conversion of a note.
Beneficial Ownership Limitation on Delivery of ADSs upon Conversion
Notwithstanding anything herein to the contrary, a holder of the notes will not have the right to convert all or any portion of their notes, and such holder will not be entitled to receive any ADSs otherwise deliverable upon conversion of the notes to the extent, but only to the extent, that such receipt would cause such holder to become, directly or indirectly, a “beneficial owner” of ordinary shares that such ADSs represent in excess of the beneficial ownership limits applicable to such holder at such time, as described under “Description of Notes—Conversion Rights—Beneficial Ownership Limitation on Delivery of ADSs upon Conversion.”
Optional Redemption
We may not redeem the notes prior to February 5, 2027, except in the event of certain tax law changes as described below under “Description of Notes—Tax Redemption.” We may redeem for cash all or any portion of the notes (subject to the partial redemption limitation described below), at our option, on or after February 5, 2027 if the last reported sale price of our ADSs has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of optional redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the optional redemption date. However, we may not redeem less than all of the outstanding notes at our option unless at least $100.0 million aggregate principal amount of notes are outstanding and not called for such redemption as of the time we send the related notice of optional redemption.
No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically. See the section titled “Description of Notes—Optional Redemption.”
Tax Redemption
If, as a result of certain changes in the law of any Relevant Tax Jurisdiction (as defined in “Description of Notes—Additional Amounts”) we would be required to pay Additional Amounts on the notes, we may redeem the notes in whole, but not in part, at a tax redemption price of 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but excluding, the tax redemption date and all Additional Amounts (as defined in “Description of Notes”), if any, which otherwise would be payable to the date of tax redemption. Upon us giving notice of a tax redemption, a holder may elect not to have its notes redeemed, in which case the holder would not be entitled to receive any Additional Amounts with respect to its notes after the tax redemption date. See “Description of Notes—Tax Redemption.”
Additional Amounts
If any deduction or withholding for, or on account of, any Taxes imposed by any Relevant Tax Jurisdiction will at any time be required to be made from any Relevant Payments under or with respect to the notes (each of the foregoing capitalized terms as defined in “Description of Notes—Additional Amounts”), subject to certain exceptions, we will pay such Additional Amounts as may be necessary in order that the net amounts received in respect of such Relevant Payments by each holder after such withholding or deduction

(including any such deduction or withholding in respect of Additional Amounts) will equal the respective amounts which would have been received in respect of such Relevant Payments in the absence of such withholding or deduction. See “Description of Notes—Additional Amounts.”
Fundamental Change
If we undergo a “fundamental change” (as defined in the section titled “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), then, subject to certain conditions and except as described in this prospectus supplement, holders may require us to repurchase for cash all or any portion of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See the section titled “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.”
Ranking
The notes are our general unsecured obligations and rank:
•	senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes;
•	equal in right of payment with all of our existing and future liabilities that are not so subordinated;
•	effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and
•	structurally junior to all indebtedness and other liabilities (including trade payables) of our current or future subsidiaries.
As of December 31, 2024, the outstanding principal amount of our consolidated indebtedness for borrowed money was $402.5 million, consisting of the notes. As of December 31, 2024, our subsidiaries had approximately $252.8 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with U.S. GAAP) to which the notes would have been structurally subordinated.
The indenture governing the notes does not limit the amount of debt or other liabilities that we or our current or future subsidiaries may incur.
Book-entry Form
The notes are issued in book-entry form and are represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes are shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Certain Material U.K. and U.S. Federal Income Tax Consequences
For a discussion of certain material U.K. and U.S. federal income tax consequences of the purchase, holding, disposition and conversion of the notes, and the holding and disposition of the ADSs into which the notes may be converted, and the ordinary shares represented by such ADSs, see the section titled “Taxation.”
Trustee, Paying Agent, Security Registrar and Conversion Agent
U.S. Bank Trust Company, National Association.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 26, 2025 and in our other filings that are incorporated by reference in this prospectus supplement and the accompanying base prospectus, together with the other information in this prospectus supplement and the accompanying base prospectus, the documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”
Risks Related to the Notes
The notes are effectively subordinated to any of our secured debt and structurally junior to all debt and other liabilities of our subsidiaries.
The notes are our general unsecured obligations and rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment with all of our existing and future liabilities that are not so subordinated; effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our current or future subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure indebtedness ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after the secured indebtedness has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes does not prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our current or future subsidiaries from incurring additional liabilities.
As of December 31, 2024, the outstanding principal amount of our consolidated indebtedness for borrowed money was $402.5 million, consisting of the notes. As of December 31, 2024, our subsidiaries had approximately $252.8 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with U.S. GAAP) to which the notes would have been structurally subordinated.
We have a significant amount of debt. Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the notes and our other debt.
As of December 31, 2024, the outstanding principal amount of our consolidated indebtedness for borrowed money was $402.5 million, consisting of the notes.
This level of debt could have significant consequences on our future operations, including:
•	making it more difficult for us to meet our payment and other obligations under the notes and our other debt;
•
resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our existing and/or future debt agreements, which event of default could result in all of our debt becoming immediately due and payable;

•
reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

•	preventing us from raising funds necessary to repurchase the notes following a fundamental change or to pay cash, if required as described herein, with respect to notes being converted;
•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy; and
•
placing us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged and that, therefore, may take advantage of opportunities that our debt levels or leverage prevent us from exploiting.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the notes and our other debt.
Our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our existing indebtedness or otherwise, in an amount sufficient to enable us to meet our payment obligations under the notes and our other debt and to fund other liquidity needs. If we cannot generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, including the notes, sell assets, reduce or delay capital investments, seek to raise additional capital or any combination of the foregoing. If we raise additional debt, it would increase our interest expense, leverage and operating and financial costs. We cannot assure you that any of these actions could be effected on satisfactory terms, if at all, or that they would yield sufficient funds to make required payments on the notes and any other indebtedness or to fund our other liquidity needs. In addition, the terms of existing or future debt agreements may restrict us from adopting any of these alternatives. We cannot assure you that our business will generate sufficient cash flows from operations or that future borrowings will be available in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. The failure to generate sufficient cash flow or to effect any of these alternatives could significantly adversely affect the value of the notes and our ability to pay amounts due under the notes.
Regulatory actions and other events may adversely affect the trading price and liquidity of the notes.
We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the ADSs underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our ADSs in lieu of or in addition to short selling ADSs. We cannot assure you that market conditions will permit investors to implement this type of strategy, whether on favorable pricing and other terms or at all. If market conditions do not permit investors to implement this type of strategy, whether on favorable pricing and other terms or at all, at any time while the notes are outstanding, the trading price and liquidity of the notes may be adversely affected.
The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our ADSs). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. These circuit breakers have been tripped on several occasions during periods of increased market volatility in connection with the COVID-19 pandemic and are likely to be tripped in the future due to continued market volatility. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our ADSs, borrow our ADSs or enter into swaps on our ADSs could adversely affect the trading price and the liquidity of the notes.
In addition, the number of our ADSs available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our ADSs with a note investor may not be sufficient for the implementation of a convertible arbitrage strategy. These and other market events could make implementing a convertible arbitrage strategy prohibitively expensive or infeasible. We cannot assure you that a sufficient number of our ADSs will be available to borrow on commercial terms, or at all, to potential purchasers in this offering or holders of the notes. If investors in this offering or potential purchasers of the notes that seek to employ a convertible arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the notes may significantly decline.
If the price of our securities continues to be highly volatile, this could make it harder to liquidate your investment and could increase your risk of suffering a loss.
The market price of our ADSs, like that of the securities of many other biotechnology companies, has been and is likely to continue to be highly volatile. These fluctuations in our ADS price may significantly affect the trading price of our securities, including the notes offered hereby. The trading price of our securities has and is likely to continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control, including, for example, fluctuations in our operating results, announcements of collaborations, clinical study results, technological innovations or new products being developed by us or our competitors, the commercial success of our approved medicines, governmental regulation, announcements or decisions by regulatory authorities regarding our products under development, marketing authorizations, changes in payers’ reimbursement policies, developments in patent or other proprietary rights and public concern regarding the safety of our medicines.
Broad market and industry factors, including impacts thereon of regulatory actions by the U.S. government (including the imposition and suspension of tariffs), the war in Ukraine, the conflict in the Middle East, and global geopolitical tension, as well as changes in inflation and interest rates, supply chain disruptions, and volatility in the capital markets, may negatively affect the market price of our securities, regardless of our actual operating performance. Further, a decline in the financial markets and related factors beyond our control may cause the price of our securities to decline rapidly and unexpectedly. For example, negative publicity regarding drug pricing and price increases by pharmaceutical companies has negatively impacted, and may continue to negatively impact, the markets for biotechnology and pharmaceutical stocks. A loss of investor confidence in the market for biotechnology or pharmaceutical stocks or the stocks of other companies that investors perceive to be similar to us, the opportunities in the biotechnology and pharmaceutical market or the stock market in general, could depress the price of our ADSs, and consequently the trading price of the notes, regardless of our business, prospects, financial conditions or results of operations.
We may incur substantially more debt or take other actions which would intensify the risks discussed above.
We and our subsidiaries may incur substantial additional debt in the future. We are not restricted under the terms of the indenture governing the notes offered hereby from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the applicable indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due.
We may not have the ability to raise the funds necessary to repurchase the notes for cash upon a fundamental change or, if so required, settle conversions of notes in cash, and our existing and future debt may contain limitations on our ability to repurchase the notes.
Holders of the notes have the right, subject to certain conditions and limited exceptions, to require us to repurchase all or a portion of their notes upon the occurrence of a fundamental change at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date, as described in the section titled “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.” In addition, in certain circumstances described in the section titled “Description of Notes—Conversion Rights—Conversion Share Limitations,” we may be required to settle conversions of notes in cash. However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of the notes surrendered therefor or to pay cash, if so required, with respect to notes being converted. In addition, our ability to repurchase the notes or to pay cash, if so required, with respect to notes being converted may be limited by law, by regulatory authority or by agreements governing our existing or future indebtedness. Our failure to repurchase the notes at a time when the repurchase is required by the indenture governing the notes or to pay any cash payable on future conversions of the notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our existing or future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or to pay cash, if so required, with respect to notes being converted.
Redemption of the notes may adversely affect your return on the notes.
We may not redeem the notes prior to February 5, 2027, except in the event of certain tax law changes described in this prospectus supplement. We may redeem for cash all or any portion of the notes (subject to the partial redemption limitation), at our option, on or after February 5, 2027 if the last reported sale price of our ADSs has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of optional redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the optional redemption date. Accordingly, we may choose to redeem some or all of the notes, including at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed. In addition, despite the partial redemption limitation, a redemption of less than all of the outstanding notes in an optional redemption will likely harm the liquidity of the market for the unredeemed notes following the optional redemption. Accordingly, if your notes are not redeemed in a partial redemption at our option, then you may be unable to sell your notes at the times you desire or at favorable prices, if at all, and the trading price of your notes may decline. See the section titled “Description of Notes—Optional Redemption.”
Claims of U.S. civil liabilities may not be enforceable against us.
We are incorporated under English law and have our registered office in England. Certain members of our board of directors and senior management are non-residents of the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible to serve process on such persons or us in the United States or to enforce judgments obtained in U.S. courts against them or us based on civil liability provisions of the securities laws of the United States.
The United States and the United Kingdom do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the United Kingdom. In addition, uncertainty exists as to whether U.K. courts would entertain original actions brought in the United Kingdom against us or our directors or senior management predicated upon the securities laws of the United States or any state in the United States. Any final and conclusive monetary judgment for a definite sum obtained against us in U.S. courts would be treated by the courts of the United Kingdom as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that certain requirements are met. Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the U.S. securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision. If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the English court discretion to prescribe the manner of enforcement.
As a result, U.S. investors may not be able to enforce against us or our senior management, board of directors or certain experts named herein who are residents of the United Kingdom or countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.
Our ability to issue ADSs in connection with a conversion of notes may be limited in certain circumstances.
Under English law, we must obtain shareholder authority to allot ordinary shares or grant rights to subscribe for or convert any security into ordinary shares. In addition, English law generally provides shareholders with preemptive rights when equity securities are allotted (which includes the grant of a right to subscribe for or convert any security into ordinary shares) for cash; however, it is possible for the articles of association, or shareholders at a general meeting representing at least 75% of our ordinary shares present (in person or by proxy) and voting at that general meeting, to disapply these preemptive rights. The number of ordinary shares represented by the ADSs deliverable upon conversion of the notes may not exceed the number of ordinary shares authorized by our shareholders to be issued and allotted by our board of directors free from preemptive rights and not previously used by our board of directors (the “allotment share cap”).
On February 3, 2021, our shareholders authorized our directors, for a period up to the close of business on February 2, 2026 to issue ordinary shares and to grant rights to subscribe for or convert any security into ordinary shares, up to an aggregate nominal amount of £150,000 (equivalent to 75,000,000 ordinary shares) and disapplied statutory preemptive rights in respect of such issuances and grant of rights, and during this period we may make offers and enter agreements which would or might require shares to be issued or rights to be granted after the expiration of the period and the directors may issue shares or grant rights in pursuance of such offers or agreements as if the authority had not expired. As of February 28, 2025, £52,765.874 of aggregate nominal value of ordinary shares (equivalent to 26,382,937 ordinary shares) previously have been issued or been the subject of grants made under this authority, including in respect of the issuance of the notes in February 2024. To the extent we do not have sufficient shareholder authority to issue ordinary shares to be represented by ADSs at the time any holder elects to convert its notes, we would be required to settle such conversion (or the relevant portion thereof) in cash as described in the section titled “Description of Notes—Conversion Rights—Conversion Share Limitations.” The indenture requires us to maintain at all relevant times the ability to allot and issue, free of pre-emptive rights and in accordance with all applicable laws, ordinary shares for the purpose of enabling us to satisfy our obligation to issue all of the ordinary shares that may be due upon conversion of the notes (including in connection with a make-whole fundamental change, notice of optional redemption or notice of tax redemption).
Future sales of our ADSs, ordinary shares or equity-linked securities in the public market could lower the market price for our ADSs and adversely impact the trading price of the notes.
In the future, we may sell additional ADSs, ordinary shares or equity-linked securities to raise capital. In addition, substantial numbers of our ADSs and ordinary shares are reserved for issuance upon the exercise of share options and upon conversion of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our ADSs. The issuance and sale of substantial amounts of our ADSs, ordinary shares or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our ADSs and impair our ability to raise capital through the sale of additional equity or equity-linked securities.
Holders of notes are not entitled to any rights with respect to our ordinary shares or ADSs, but are subject to all changes made with respect to them.
Holders of notes are not entitled to any rights with respect to our ordinary shares or ADSs (including, without limitation, voting rights and rights to receive any dividends or other distributions on our ADSs) prior to the conversion date with respect to any notes they surrender for conversion, but are subject to all changes affecting the ordinary shares or ADSs. Upon conversion, you will be entitled to exercise the rights of a holder of ordinary shares or ADSs only as to matters for which the record date occurs on or after the conversion date. For example, if an amendment is proposed to our Articles of Association requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date with respect to any notes surrendered for conversion, then the holder surrendering such notes will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting the ordinary shares or ADSs.
Conversion of the notes may dilute the ownership interest of holders of our ADSs or may otherwise depress the price of our ADSs.
The conversion of some or all of the notes may dilute the ownership interests of holders of our ADSs. Any sales in the public market of our ADSs deliverable upon conversion of the notes could adversely affect prevailing market prices of our ADSs. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could be used to satisfy short positions, or anticipated conversion of the notes into our ADSs could depress the price of our ADSs.
Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our ADSs may decline after you exercise your conversion right but before we settle our conversion obligation.
Under the notes, a converting holder will be exposed to fluctuations in the value of our ADSs during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.
Upon conversion of the notes, except in the circumstances described in the section titled “Description of Notes—Conversion Rights—Conversion Share Limitations,” we will be required to deliver ADSs, together with a cash payment in lieu of any fractional ADS, if applicable, on the third business day following the relevant conversion date. Accordingly, if the price of our ADSs decreases during this period, the value of ADSs a holder receives will be adversely affected and would be less than the value of the ADSs underlying the notes on the conversion date.
If we are required to satisfy all or part of our conversion obligation in cash, the amount of cash consideration that you will receive upon conversion of your notes will be determined by reference to the daily volume-weighted average price of the ADSs on each trading day in a 40 trading day observation period described in the section titled “Description of Notes—Conversion Rights—Conversion Share Limitations.” Accordingly, if the price of the ADSs decreases during this period, the amount of consideration you receive will be adversely affected.

The notes are not protected by restrictive covenants.
The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture does not contain any covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described in the section titled “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make- Whole Fundamental Change, Notice of Optional Redemption or Notice of Tax Redemption” and “Description of Notes—Consolidation, Merger and Sale of Assets.”
The increase in the conversion rate for notes converted in connection with a make-whole fundamental change, a notice of optional redemption or a notice of tax redemption may not adequately compensate you for any lost value of your notes as a result of such transaction or redemption.
If a make-whole fundamental change occurs prior to the maturity date or if we deliver a notice of optional redemption or a notice of tax redemption, we will, under certain circumstances, increase the conversion rate by a number of additional ADSs for notes converted in connection with such make-whole fundamental change or notes called (or deemed called) for redemption that are converted in connection with such notice of optional redemption or in connection with such notice of tax redemption. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change occurs or becomes effective, or the date we deliver the notice of optional redemption or notice of tax redemption, as the case may be, and the price paid (or deemed to be paid) per ADS in the make-whole fundamental change or determined with respect to the notice of optional redemption or the notice of tax redemption, as the case may be, and as described in the section titled “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change, Notice of Optional Redemption or Notice of Tax Redemption.” The increase in the conversion rate for notes converted in connection with a make-whole fundamental change or notes called (or deemed called) for redemption that are converted in connection with such notice of redemption or for notes converted in connection with a notice of tax redemption may not adequately compensate you for any lost value of your notes as a result of such transaction or redemption. Furthermore, if we call only a portion of the outstanding notes for optional redemption, only the conversion rate of those notes called (or deemed called) for redemption and converted in connection with such notice of optional redemption will be increased. Accordingly, notes not called for optional redemption (or not deemed called) will remain outstanding and may have reduced liquidity and a resulting reduced trading price and if otherwise converted by the holder thereof will not have the benefit of such increased conversion rate on account of such notice of optional redemption. In addition, if the “ADS price” (as defined in the section titled “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change, Notice of Optional Redemption or Notice of Tax Redemption”) is greater than $660.00 per ADS or less than $67.64 per ADS (in each case, subject to adjustment), no additional ADSs will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed 14.7841 ADSs, subject to adjustment in the same manner as the conversion rate as set forth in the section titled “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”
Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or notes called (or deemed called) for redemption that are converted during the related redemption period could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.
The conversion rate of the notes may not be adjusted for all dilutive events.
The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain share dividends on our ordinary shares, the issuance of certain rights or warrants, subdivisions, combinations, distributions of shares, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described in the section titled “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of ordinary shares or ADSs for cash, that may adversely affect the trading price of the notes or ADSs. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.
Upon the occurrence of a fundamental change as described in the section titled “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” you have the right to require us to repurchase all or any portion of your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to offer to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes. See the section titled “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.”
Certain provisions in the indenture governing the notes may delay or prevent an otherwise beneficial takeover attempt of us.
Certain provisions in the indenture governing the notes may make it more difficult or expensive for a third party to acquire us. For example, the indenture governing the notes will require us, except as described in this prospectus supplement, to repurchase the notes for cash upon the occurrence of a fundamental change and, in certain circumstances, to increase the conversion rate for a holder that converts its notes in connection with a make-whole fundamental change. A takeover of us may trigger the requirement that we repurchase the notes and/or increase the conversion rate, which could make it more costly for a potential acquirer to engage in such takeover. Such additional costs may have the effect of delaying or preventing a takeover of us that would otherwise be beneficial to investors.
We cannot assure you that an active trading market will develop and be maintained for the notes.
The notes are listed on The International Stock Exchange under the symbol “IMMUNO30.” However, this listing does not guarantee that a trading market will develop or be maintained, In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop and be maintained for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case, you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.
Any adverse rating of the notes may cause their trading price to fall.
We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.
If you are a U.S. holder of notes, you may be subject to tax if we adjust, or fail to adjust, the conversion rate of the notes, even though you will not receive a corresponding cash distribution.
We will adjust the conversion rate of the notes for certain events, including the payment of cash dividends. If we adjust the conversion rate as a result of a dividend that is taxable to holders of the ADSs or our ordinary shares, such as a cash dividend, then, if you are a U.S. holder of notes, you may be deemed, for U.S. federal income tax purposes, to have received a taxable dividend to the extent of our earnings and profits, without the receipt of any cash. In addition, if you are such a U.S. holder and we do not adjust (or do not adjust adequately) the conversion rate after an event that increases your proportionate interest in us, then you could be treated as having received a deemed taxable dividend. If a make-whole fundamental change occurs prior to the maturity date or we deliver a notice of optional redemption or notice of tax redemption, under some circumstances we will increase the conversion rate for notes converted in connection with that make-whole fundamental change or notice of optional redemption or notice of tax redemption. Such increase also may be treated as a distribution subject to U.S. federal income tax as a dividend. It is unclear whether any such dividend deemed paid to non-corporate U.S. holders would be “qualified dividend income” eligible for a preferential tax treatment. Proposed U.S. Treasury regulations have been issued addressing the amount and timing of deemed distributions, obligations of withholding agents, and filing and notice obligations of issuers, which, if adopted, could affect the U.S. federal income tax treatment of a U.S. holder of notes deemed to receive such a distribution. See “Description of Notes—Conversion Rights—Conversion Rate Adjustments” and “Taxation—Certain Material U.S. Federal Income Tax Considerations.”
For as long as the notes are held in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the notes and exercise their rights and remedies.
The notes are issued in the form of one or more global notes registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes is shown on, and transfers of global notes are effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See the section titled “Description of Notes—Book-entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of global notes. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. But we can make no assurances that you timely receive any such communications.
Our obligation to pay additional amounts in respect of withholding or deduction for taxes imposed by a Relevant Tax Jurisdiction does not apply to amounts payable and/or deliverable upon conversion of the notes.
We do not have any obligation to pay additional amounts in respect of withholding or deduction for taxes imposed by a Relevant Tax Jurisdiction as described under “Description of Notes—Additional Amounts” with respect to payments and/or deliveries of amounts due upon conversion of the notes, including deliveries of ADSs (or the ordinary shares represented thereby) or other reference property or any other consideration due upon conversion. If any withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties and interest related thereto) are imposed or levied by or on behalf of (i) any jurisdiction in which we (or any successor to us with respect to the notes) are organized, resident or doing business for tax purposes or any department or political subdivision thereof or therein or (ii) any jurisdiction from or through which payment is made by us (or any successor) or our paying agent or any department or political subdivision thereof or therein, then holders of the notes will be subject to such withholding or deduction in respect of payments and/or deliveries of amounts due upon conversion of the notes, and we will not be required to “gross-up” holders of the notes for such withholding or deduction. Further, subject to certain conditions, the indenture governing the notes will not restrict us from entering into certain corporate transactions that result in us or a successor to us being organized under the laws of, or tax resident in, Bermuda, the Cayman Islands or the British Virgin Islands, in addition to any of the United Kingdom (including England and Wales) or the United States of America, any State thereof or the District of Columbia and that, furthermore, the notes may become convertible into securities or other reference property of issuers organized in these or other jurisdictions even in the absence of such a redomestication of us. We can give no assurance that any of these jurisdiction will not impose withholding taxes on the payments and/or deliveries upon conversion, with respect to which no additional amounts will be payable. See “Description of Notes—Consolidation, Merger and Sale of Assets” and “Description of Notes—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Ordinary Share.”
U.S. holders should note that if any amount is required to be included in income for U.S. federal income tax purposes with respect to consideration received upon conversion (for example, in the case of ADSs received with respect to accrued and unpaid interest), the taxable income generally will include the amount of any non-U.S. tax withheld and therefore, may exceed the value of property or payments actually received upon conversion. U.S. holders should consult their tax advisers regarding the consequences of such payments or deliveries upon conversion, including the creditability of the relevant non-U.S. tax (to the extent not refundable under the laws of the taxing jurisdiction or an applicable income tax treaty).

If a United States person is treated as owning at least 10% of our ordinary shares or ADSs, such holder may be subject to adverse U.S. federal income tax consequences.
If a U.S. Holder (as defined in “Taxation—Certain Material U.S. Federal Income Tax Considerations”) is treated as owning, directly, indirectly or constructively, at least 10% of the value or voting power of our ordinary shares or ADSs, such U.S. Holder may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group. Because our group includes U.S. subsidiaries, our current and future non-U.S. subsidiaries will be treated as controlled foreign corporations, regardless of whether we are treated as a controlled foreign corporation. A United States shareholder of a controlled foreign corporation may be required to report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income,” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with controlled foreign corporation reporting obligations may subject a United States shareholder to significant monetary penalties. We cannot provide any assurances that we will furnish to any United States shareholder information that may be necessary to comply with the reporting and tax payment obligations applicable under the controlled foreign corporation rules of the Internal Revenue Code of 1986, as amended (the “Code”). U.S. Holders should consult their tax advisors regarding the potential application of these rules to their investment in our ordinary shares or ADSs.
If we are a passive foreign investment company, or PFIC, for any taxable year, there could be adverse U.S. federal income tax consequences to U.S. holders of notes.
Under the Code, we will be a PFIC for any taxable year in which (1) 75% or more of our gross income consists of passive income or (2) 50% or more of the value of our assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income (including cash). For purposes of these tests, passive income includes dividends, interest, gains from the sale or exchange of investment property and certain rents and royalties. Cash and cash-equivalents are passive assets for these purposes. In addition, for purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as holding and receiving directly its proportionate share of the assets and income of such corporation. If we are a PFIC for any taxable year during which a U.S. holder holds our ordinary shares or ADSs (or under proposed Treasury regulations, notes), then regardless of whether we continue to qualify as a PFIC, the U.S. Holder may be subject to adverse tax consequences, including ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred and additional reporting requirements. See “Taxation—Certain Material U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Rules.”
Based on our analysis of our activities and the composition of our income and assets, we believe that we were not a PFIC for our taxable year ended December 31, 2024. However, the determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. As a result, there can be no assurance that we will not be treated as a PFIC for the current or any future taxable year. In addition, for our current and future taxable years, the total value of our assets (including goodwill) for PFIC testing purposes may be determined in part by reference to the market price of our ordinary shares or ADSs from time to time, which may fluctuate considerably. Accordingly, if our market capitalization declines while we hold a substantial amount of cash and cash-equivalents for any taxable year, we may be a PFIC for that taxable year. Under the income test, our status as a PFIC depends on the composition of our income for the relevant taxable year, which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets also is affected by how we spend the cash we raise in any offering. We have only recently begun to generate product revenues and we may be a PFIC for any taxable year in which we do not generate sufficient amounts of active income to offset our passive financing income. Therefore, we cannot give any assurance regarding our PFIC status for the current or any future taxable year. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the Internal Revenue Service (the “IRS”), will agree with our conclusion or that the IRS would not successfully challenge our position. Because our PFIC status is a factual determination, our U.S. counsel expresses no opinion with respect to our PFIC status for any prior, current or future taxable years.
Each U.S. Holder is strongly urged to consult its tax advisor regarding these issues. See “Taxation—Certain Material U.S. Federal Income Tax Considerations.”

We may be unable to use net operating loss and tax credit carryforwards and certain built-in losses to reduce future tax payments or benefit from favorable U.K. tax legislation.
As a U.K. incorporated and tax resident entity, we are subject to U.K. corporate tax. Due to the nature of our business, we have generated losses since inception and therefore have not paid any U.K. corporation tax to date. As of December 31, 2024, we had cumulative carryforward tax losses of £221 million. Subject to any relevant utilization criteria and restrictions (including the Corporate Income Loss Restriction that, broadly, restrict the amount of carried forward losses that can be utilized to 50% of group profits or gains arising above £5.0 million per tax year), we expect these to be eligible for carry forward and utilization against future operating profits.
As a company that carries out extensive research and development, or R&D, activities, we seek to benefit from the U.K. R&D tax relief regime. This regime provides companies with tax relief at an effective rate of between 15% and 16.2% (subject to the rate of corporation tax we pay, if any) of qualifying R&D expenditure in an accounting period. The regime’s rules are complex, and if a tax authority were to challenge or seek to disallow our claims (in whole or in part), for example by asserting that the relevant expenditure does not meet the technical conditions to be granted tax credits, then such challenge or disallowance could have a material impact on our cash-flow and financial performance. In addition, future changes to the U.K. R&D tax credit regime may mean that we no longer qualify for it or have a material impact on the extent to which we can make claims (or benefit from them).We may benefit in the future from the United Kingdom’s “patent box” regime, which allows certain profits attributable to revenues from patented products (and other qualifying income) to be taxed at an effective rate of 10% by giving an additional tax deduction. We are the exclusive licensee or owner of several patent applications which, if issued, would cover our product candidates, and accordingly, future upfront fees, milestone fees, product revenues and royalties could be eligible for this deduction. When taken in combination with the enhanced relief available on our R&D expenditures, we expect a long-term rate of corporation tax lower than the statutory to apply to us. If, however, there are unexpected adverse changes to the U.K. R&D tax credit regime or the “patent box” regime, or for any reason we are unable to qualify for such advantageous tax legislation, or we are unable to use net operating loss and tax credit carry forwards and certain built-in losses to reduce future tax payments then our business, results of operations and financial condition may be adversely affected. This may impact our ongoing requirement for investment and the timeframes within which additional investment is required.
Changes and uncertainties in the tax system in the countries in which we have operations, could materially adversely affect our financial condition and results of operations, and reduce net returns to our shareholders.
We conduct business globally and file income tax returns in multiple jurisdictions. Our consolidated effective income tax rate, and the tax treatment of our notes, ADSs and ordinary shares, could be materially adversely affected by several factors, including: changing tax laws, regulations and treaties, or the interpretation thereof; tax policy initiatives and reforms under consideration or being implemented at national (including the Inflation Reduction Act in the United States) or international level (such as those related to the Organisation for Economic Co-Operation and Development’s, or OECD, Base Erosion and Profit Shifting, or BEPS, Project (including “BEPS 2.0”), the European Commission’s state aid investigations and other initiatives); the practices of tax authorities in jurisdictions in which we operate; the resolution of issues arising from tax audits or examinations and any related interest or penalties. Such changes may include (but are not limited to) the taxation of operating income, investment income, dividends received or (in the specific context of withholding tax) dividends paid, or the stamp duty or stamp duty reserve tax treatment of our notes, ADSs or ordinary shares.
We are unable to predict what tax reform may be proposed or enacted in the future or what effect such changes would have on our business, but such changes, to the extent they are brought into tax legislation, regulations, policies or practices in jurisdictions in which we operate, could increase the estimated tax liability that we have expensed to date and paid or accrued on our balance sheet, and otherwise affect our balance sheet, future results of operations, cash flows in a particular period and overall or effective tax rates in the future in countries where we have operations, reduce post-tax returns to our shareholders and increase the complexity, burden and cost of tax compliance.
Tax authorities may disagree with our positions and conclusions regarding certain tax positions, or may apply existing rules in an unforeseen manner, resulting in unanticipated costs, taxes or non-realization of expected benefits.
A tax authority may disagree with tax positions that we have taken, which could result in increased tax liabilities. For example, His Majesty’s Revenue & Customs, or HMRC, the IRS or another tax authority could challenge our allocation of income by tax jurisdiction and the amounts paid between our affiliated companies pursuant to our intercompany arrangements and transfer pricing policies, including amounts paid with respect to our intellectual property development. Similarly, a tax authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, often referred to as a “permanent establishment” under international tax treaties, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions.
A tax authority may take the position that material income tax liabilities, interest and penalties are payable by us, for example where there has been a technical violation of contradictory laws and regulations that are relatively new and have not been subject to extensive review or interpretation, in which case we expect that we might contest such assessment. High-profile companies can be particularly vulnerable to aggressive application of unclear requirements. Many companies must negotiate their tax bills with tax inspectors who may demand higher taxes than applicable law appears to provide. Contesting such an assessment may be lengthy and costly and if we were unsuccessful in disputing the assessment, the implications could increase our anticipated effective tax rate, where applicable.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.
The forward-looking statements contained in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering are based upon information available to us as of the date of the statement and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include, but are not limited to, statements about:
•	the therapeutic potential and expected clinical benefits of KIMMTRAK;
•
the safety, efficacy and clinical progress of our various ongoing clinical programs and any planned clinical programs, including those for tebentafusp, brenetafusp, IMC-P115C, IMC-T119C, IMC-R117C, IMC-M113V, IMC-I109V, IMC-S118AI, and IMC-U120AI;

•	our ability to continue to generate revenues, which is dependent upon maintaining significant market acceptance among physicians, patients and healthcare payors;
•
our ability to maintain regulatory approval of KIMMTRAK for metastatic uveal melanoma, or mUM, in the United States, European Union and other territories, as well as our ability to obtain and maintain regulatory approval in additional indications, jurisdictions, and the timing thereof;

•
our expectations regarding the continued commercialization and marketing of KIMMTRAK for mUM, including expanding into and the related timing of reaching patients in additional indications and territories;

•
our ability to build a sustainable pipeline of new product candidates, including but not limited to future generations of KIMMTRAK and additional product candidates identified and developed using our ImmTAX platform;

•
our ability to continue successfully executing our sales and marketing strategy of KIMMTRAK in the United States, Europe and elsewhere, including continuing to successfully recruit and retain sales and marketing personnel and to successfully build the market for our medicines;

•
the rate and degree of market acceptance of our product candidates among physicians, patients, patient advocacy groups, third-party payors and the medical community and our ability and our distribution and marketing partners’ ability to obtain coverage and adequate reimbursement and pricing for our medicines from government and third-party payors and risks relating to the success of our patient assistance programs;

•
the initiation, timing, progress and results of our ongoing and planned clinical trials, including the expansion arms of such trials, for tebentafusp in advanced melanoma and adjuvant uveal (or ocular) melanoma, brenetafusp, IMC-P115C, IMC-T119C, IMC-R117C, IMC-M113V, IMC-I109V, IMC-S118AI, and IMC-U120AI and our research and development programs, including delays or disruptions in clinical trials, non-clinical experiments and investigational new drug application-enabling studies;

•
our estimates regarding the period of time for which our current capital resources will be sufficient to fund our continued operations, our future expenses, including the impact thereon of changes in interest rates and inflation, fluctuating exchange rates and other macroeconomic factors, and our future revenues and our need for and ability to obtain additional financing;

•	our expectations regarding timing of regulatory filings for, or our ability to obtain regulatory approval of, our product candidates;
•
our ability to obtain accelerated approval for current and future product candidates from the U.S. Food and Drug Administration, or FDA, the European Commission, or other comparable regulatory authorities in other jurisdictions;

•
our expectations regarding business disruptions affecting the initiation, patient enrollment, clinical trial site monitoring, development and operation of our current and proposed clinical trials, including as a result of a public health emergency or other global and macroeconomic factors, such as the war in Ukraine, the conflict in the Middle East, global geopolitical tensions, supply chain disruptions, and changes in interest rates and inflation;

•	our business strategies and goals;
•	our plans to collaborate, or statements regarding our current collaborations, and our ability to find future partners and collaborators;
•	the performance of our third-party suppliers and manufacturers;
•
our expectations regarding our ability to obtain, maintain and enforce intellectual property protection for our products and product candidates and our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights of others;

•	our expectations regarding competition with respect to KIMMTRAK or any of our current or future product candidates, as well as innovations by current and future competitors in our industry;
•	our expectations regarding regulatory developments in the United States, United Kingdom and other countries, including potential changes in healthcare laws and regulations;
•	our financial performance and our ability to effectively manage our anticipated growth;
•	our ability to identify, recruit and retain qualified employees, including key commercial or management personnel; and
•	whether we are classified as a PFIC for current and future periods.
You should refer to the important factors in the cautionary statements included in this prospectus supplement, the accompanying base prospectus and in the other documents incorporated herein and therein for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in and incorporated by reference into this prospectus supplement and the accompanying base prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should read this prospectus supplement, the accompanying base prospectus, the documents that we incorporate by reference and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS
The selling securityholders will receive all of the proceeds from the sale or other disposition of the notes or the note conversion ADSs covered by this prospectus supplement. We will not receive any of the proceeds from the sale or other disposition of the notes or the note conversion ADSs that may be offered by any of the selling securityholders.

DESCRIPTION OF NOTES
The following is a summary of the material terms and provisions of the notes that are being offered hereby. This summary is subject to and qualified in its entirety by the indenture (as defined below) and form of note, each of which were filed with the SEC on February 2, 2024 as an exhibit to a Current Report on Form 8-K filed by us and incorporated by reference into the registration statement of which this prospectus supplement forms a part. You should carefully review the terms and provisions of the indenture and the form of note for a complete description of the terms and conditions of the indenture and the notes. See the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.
We issued $402.5 million aggregate principal amount of the notes under the indenture dated as of February 2, 2024, as supplemented by the first supplemental indenture, dated March 17, 2025 (the “indenture”) between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”).
For purposes of this description, references to “we,” “our” and “us” refer only to Immunocore Holdings plc and not to its subsidiaries.
General
The notes:
•	are our general unsecured, senior obligations;
•	are limited to an aggregate principal amount of $402,500,000;
•
bear cash interest at an annual rate of 2.50% from the most recent date on which interest has been paid or duly provided for, payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2024;

•
are subject to redemption at our option, in whole or in part (subject to the partial redemption limitation described below), on or after February 5, 2027, if the last reported sale price of our ADSs has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of optional redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the optional redemption date as described under the caption “—Optional Redemption;”

•	are subject to redemption at our option upon the occurrence of certain tax related events, as described under the caption “—Tax Redemption;”
•
are subject to repurchase by us at the option of the holders following a fundamental change (as defined below under the caption “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), subject to certain conditions and limited exceptions, at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

•	mature on February 1, 2030, unless earlier converted, redeemed or repurchased;
•	are issued in minimum denominations of $1,000 and integral multiples of $1,000; and
•
are represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form (see the caption “—Book-entry, Settlement and Clearance”).

Prior to the close of business on the business day immediately preceding the maturity date, the notes may be converted at an initial conversion rate of 10.5601 ADSs, each representing as of the date of this prospectus supplement one ordinary share, per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $94.70 per ADS). The conversion rate is subject to adjustment if certain events occur.
Upon conversion of a note, we will cause to be delivered ADSs and pay cash in lieu of any fractional ADS, as described under the caption “—Conversion Rights—Settlement upon Conversion;” provided that, in certain circumstances described under the caption “—Conversion Rights—Conversion Share Limitations,” we may be required to settle conversions of notes in cash. A converting holder will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The indenture does not limit the amount of debt, including secured debt, that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repaying, prepaying or repurchasing our other securities or indebtedness. Other than restrictions described under the captions “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under the caption “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change, Notice of Optional Redemption or Notice of Tax Redemption,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders. The notes are not guaranteed by any of our subsidiaries.
We may, without the consent of, or notice to, the holders, reopen the indenture for the notes and issue additional notes under the indenture with the same terms as the notes offered hereby (other than differences in the issue date, the issue price, interest accrued prior to the issue date of such additional notes and, if applicable, restrictions on transfer in respect of such additional notes) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax or securities law purposes, such additional notes will have one or more separate CUSIP numbers.
Except to the extent the context otherwise requires, we use the term “notes” in this prospectus supplement to refer to each $1,000 principal amount of notes. We use the term “ordinary shares” in this prospectus supplement to refer to our ordinary shares, nominal value £0.002 per share, and we use the term “ADSs” in this prospectus supplement to refer to our American Depositary Shares, each representing as of the date of this prospectus supplement one of our ordinary shares. References in this prospectus supplement to a “holder” or “holders” of notes that are held through DTC are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes. References herein to the “close of business” refer to 5:00 p.m., New York City time, and to the “open of business” refer to 9:00 a.m., New York City time. References herein to the conversion of notes into ADSs shall be understood to include references to us (in consideration for the release of the liability represented by the relevant notes) allotting and issuing the new ordinary shares to be represented by the relevant ADSs to the depositary for the ADSs, or its nominee, and procuring the issue of ADSs representing such ordinary shares by the depositary or its nominee to the relevant holders of notes.
Purchase and Cancellation
We will cause all notes surrendered for payment at maturity, repurchase upon a fundamental change, redemption, registration of transfer or exchange or conversion, if surrendered to us or any of our agents or subsidiaries, to be delivered to the trustee for cancellation and they will no longer be considered “outstanding” under the indenture upon their payment at maturity, repurchase upon a fundamental change, redemption, registration of transfer or exchange or conversion, as the case may be. All notes delivered to the trustee shall be cancelled promptly by the trustee in accordance with its customary procedures. Except for notes surrendered for registration of transfer or exchange, no notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.
We may, to the extent permitted by law and the requirements of any stock exchange on which the notes may be admitted to listing and trading at the relevant time, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without the consent of or notice to the holders of the notes. We will cause any notes so repurchased (other than notes repurchased pursuant to cash settled swaps or other derivatives) to be surrendered to the trustee for cancellation and they will no longer be considered “outstanding” under the indenture upon their cancellation.
Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange
We will pay, or cause the paying agent to pay, the principal of, and interest on, notes in global form registered in the name of or held by DTC or its nominee by wire transfer in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.
We will pay, or cause the paying agent to pay, the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency within the contiguous United States as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder’s account within the United States if such holder has provided us, the trustee or the paying agent (if other than the trustee) with the requisite information necessary to make such wire transfer, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.
A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption or surrendered for conversion or required repurchase upon a fundamental change. A holder of a beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the applicable procedures of DTC. See the caption “—Book-entry, Settlement and Clearance.”
The registered holder of a note will be treated as its owner for all purposes.
Interest
The notes bear cash interest at a rate of 2.50% per year until maturity. Interest on the notes will accrue from the most recent date on which interest has been paid or duly provided for. Interest is payable semiannually in arrears on February 1 and August 1 of each year (each, an “interest payment date”), beginning on August 1, 2024.
Interest will be paid to the person in whose name a note is registered at the close of business on January 15 or July 15 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date (each, a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.
If any interest payment date, the maturity date, any redemption date or any earlier required repurchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on such scheduled payment date, and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under the caption “—Events of Default.”
Ranking
The notes are our general unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes. The notes rank equal in right of payment with all of our existing and future liabilities that are not so subordinated. The notes effectively rank junior to any of our secured indebtedness, to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured indebtedness will be available to pay obligations on the notes only after all indebtedness under such secured indebtedness has been repaid in full from such assets. The notes rank structurally junior to all indebtedness and other liabilities (including trade payables) of our current or future subsidiaries.
As of December 31, 2024, the outstanding principal amount of our consolidated indebtedness for borrowed money was $402.5 million, consisting of the notes. As of December 31, 2024, our subsidiaries had approximately $252.8 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with U.S. GAAP) to which the notes would have been structurally subordinated.

The ability of our subsidiaries to pay dividends and make other payments to us may be restricted by, among other things, our existing and future debt instruments, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party. We may not be able to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase notes as described below or in respect of our conversion obligation if we are required to settle conversions in cash as a result of exceeding the allotment share cap. See the section titled “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to repurchase the notes for cash upon a fundamental change or, if so required, settle conversions of notes in cash, and our existing and future debt may contain limitations on our ability to repurchase the notes.”
Optional Redemption
No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically. Prior to February 5, 2027, the notes will not be redeemable, except upon the occurrence of certain tax related events as described below. On or after February 5, 2027, we may redeem for cash all or any portion of the notes, at our option, if the last reported sale price (as defined below) of our ADSs has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of optional redemption. However, we may not call less than all of the outstanding notes for optional redemption unless at least $100.0 million aggregate principal amount of notes are outstanding and not called for redemption as of the time we send the related notice of optional redemption (such limitation, the “partial redemption limitation”). In the case of any optional redemption, we will provide not less than 15 calendar days’ nor more than 55 calendar days’ written notice before the optional redemption date to the trustee, the paying agent (if other than the trustee), the conversion agent (if other than the trustee) and each holder of notes, and the optional redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the optional redemption date (unless the optional redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date on, or at our election, before, such interest payment date, and the optional redemption price will be equal to 100% of the principal amount of the notes to be redeemed). The optional redemption date must be a business day, and we may not specify an optional redemption date that falls on or after the 41st scheduled trading day immediately preceding the maturity date.
With respect to any notes that are called (or, as described below, deemed called) for redemption and converted in connection with a notice of optional redemption, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional ADSs as described under the caption “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change, Notice of Optional Redemption or Notice of Tax Redemption.”
If we call any note for optional redemption, then the holder of the note called for redemption will be entitled to an increased conversion rate on account of the notice of optional redemption for conversions of such note at any time prior to the close of business on the scheduled trading day prior to the optional redemption date. After that time, the entitlement to an increased conversion rate on account of our delivery of the notice of optional redemption will expire, unless we default in the payment of the optional redemption price, in which case a holder of the note called for redemption will be entitled to an increased conversion rate on account of the notice of optional redemption for conversions of such note until the close of business on the scheduled trading day immediately preceding the date on which the optional redemption price has been paid or duly provided for.
If we elect to redeem less than all of the outstanding notes as described under this section, and the holder of any note (or any owner of a beneficial interest in any global note) is reasonably not able to determine, before the close of business on the 14th calendar day immediately before the relevant optional redemption date, whether such note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such holder or owner, as applicable, will be entitled to an increased conversion rate on account of the notice of optional redemption for conversions of such note or beneficial interest, as applicable, at any time during the redemption period (as defined below).
Accordingly, if we elect to redeem fewer than all of the outstanding notes as described in this section, holders of the notes not called for redemption will not be entitled to an increased conversion rate on account of the notice of redemption for conversions of such notes during the related redemption period, except in the limited circumstances set forth in the immediately preceding paragraph. The trustee shall have no obligation to make any determination in connection with the foregoing.
If we decide to redeem fewer than all of the outstanding notes and the notes to be redeemed are global notes, the notes to be redeemed will be selected by DTC in accordance with applicable DTC procedures. If we decide to redeem fewer than all of the outstanding notes and the notes to be redeemed are not global notes then held by DTC, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis, or by another method the trustee considers to be fair and appropriate.
If the trustee (or DTC, with respect to global notes) selects a portion of a holder’s notes for partial redemption and such holder converts a portion of the same notes, the converted portion will be deemed to be from the portion selected for redemption.
In the event of any redemption in part, we will not be required to register the transfer of or exchange for other notes any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.
No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the optional redemption date (except in the case of an acceleration resulting from a default by us in the payment of the optional redemption price with respect to such notes).
The “last reported sale price” of our ADSs (or other security for which a closing sale price must be determined) on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our ADSs (or such other security) are traded. If our ADSs (or such other security) are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for our ADSs (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our ADSs (or such other security) are not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our ADSs (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The “last reported sale price” will be determined without regard to after hours trading or any other trading outside of regular trading session hours.
Except for purposes of determining any cash amounts due pursuant to “—Conversion Rights—Conversion Share Limitations,” “trading day” means a day on which (i) trading in our ADSs (or other security for which a closing sale price must be determined) generally occurs on the Nasdaq Global Select Market or, if our ADSs (or such other security) are not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which our ADSs (or such other security) are then listed or, if our ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which our ADSs (or such other security) are then traded, and (ii) a last reported sale price for our ADSs (or closing sale price for such other security) is available on such securities exchange or market. If our ADSs (or such other security) is not so listed or traded, “trading day” means a “business day.”
Additional Amounts
All payments made in cash by, or on behalf of, us or any successor to us under or with respect to the notes, of principal (including, if applicable, the optional redemption price, the tax redemption price and the fundamental change repurchase price) and interest (including any additional interest), but excluding payments in cash in lieu of delivery of ADSs as described under the caption “—Conversion Rights—Conversion Share Limitations” and deliveries of ADSs (or the ordinary shares represented thereby) or other reference property or any other consideration due upon conversion (together with payments of cash for any fractional ADS) (such non-excluded payments, the “Relevant Payments”), will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties and interest related thereto) (collectively, “Taxes”) unless the withholding or deduction of such Taxes is then required by law or regulation or by government policy having the force of law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (i) any jurisdiction in which we (or any successor to us with respect to the notes) are organized, resident or doing business for Tax purposes or any department or political subdivision thereof or therein or (ii) any jurisdiction from or through which payment is made by us (or any successor) or our paying agent or any department or political subdivision thereof or therein (each jurisdiction, department or political subdivision described in clauses (i) and (ii), a “Relevant Tax Jurisdiction”) will at any time be required to be made from any such Relevant Payments made under or with respect to the notes, we will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such Relevant Payments by each holder after such withholding or deduction (including any such deduction or withholding in respect of Additional Amounts) will equal the respective amounts that would have been received in respect of such Relevant Payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:
(1)
any Tax, to the extent such Tax would not have been imposed but for the existence of any present or former connection between the holder or the beneficial owner of the notes (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant holder or beneficial owner, if the relevant holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and the applicable Relevant Tax Jurisdiction (other than any connection arising solely from the acquisition, ownership, holding or disposition of the notes, the enforcement of rights under the notes and/or the receipt of any payments or deliveries in respect of the notes);

(2)
any Tax, to the extent such Tax would not have been imposed but for the failure of the holder or the beneficial owner to comply with a timely request from us or any successor, addressed to the holder, to provide certification, information, documents or other evidence concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with the relevant jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of a Relevant Tax Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Tax Jurisdiction, but in each case, only to the extent the holder or the beneficial owner is legally eligible to provide such certification or documentation;

(3)
any Tax, to the extent such Tax is imposed as a result of the presentation of a note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30 day period);

(4)	any estate, inheritance, gift, sale, transfer, excise, wealth, personal property or similar Tax;
(5)	any Taxes payable otherwise than by deduction or withholding from the Relevant Payments (or Additional Amounts payable in respect thereof); or
(6)	any combination of the above items.
We will not pay any Additional Amounts with respect of any payment of cash or delivery of ADSs, ordinary shares or other reference property to any holder if the holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment or delivery would under the laws of the applicable Relevant Tax Jurisdiction, for tax purposes, be required to be included in the income of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner, in each such case, who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the holder thereof.
Any amounts to be paid on the notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any amended or successor versions of such Code Sections, any current or future official interpretations thereof or regulations promulgated thereunder (“FATCA”), any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA, any law, regulation or other official guidance enacted or published in any jurisdiction implementing FATCA or an intergovernmental agreement with respect thereto, or any agreement with the U.S. Internal Revenue Service under FATCA (including any agreement described in Code Section 1471(b)), and we will not be required to pay Additional Amounts on account of any FATCA withholding Tax.
In addition to the foregoing, we will also pay and indemnify the holder for any present or future stamp, stamp duty, stamp duty reserve tax, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including penalties and interest related thereto) that are levied by any Relevant Tax

Jurisdiction on the execution, delivery, issuance, or registration of any of the notes, ADSs (and ordinary shares represented thereby upon conversion of the notes), the indenture or any other document or instrument referred to therein, or the receipt of any payments with respect to, or enforcement of, the notes (other than, in each case, in connection with a transfer of notes after the initial sale by us of the notes or the delivery of ADSs in a name other than the name of the converting holder).
We will timely make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. We will furnish to the trustee (or to a holder upon request), within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by us, as appropriate, or if receipts are not reasonably available, other evidence of payment reasonably satisfactory to the trustee.
Whenever in the indenture or in this “Description of Notes” there is mentioned, in any context, payment of amounts based upon the principal amount of the notes or of principal, interest, optional redemption price, tax redemption price, fundamental change repurchase price, or of any other amount payable in cash under, or with respect to, any of the notes (other than payments in cash in lieu of delivery of ADSs as described under the caption “—Conversion Share Limitations” and payments of cash for any fractional ADS as described under the caption “—Settlement upon Conversion”) such mention shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts would be payable in respect thereof.
The obligations under this section will survive any termination or discharge of the indenture and will apply, mutatis mutandis, to any jurisdiction in which any successor person to us is organized, resident or doing business for Tax purposes or any jurisdiction from or through which such person or its paying agent makes any payment on the notes and, in each case, any department or political subdivision thereof or therein.
Tax Redemption
We may redeem the notes, in whole but not in part, at our option if we have been, or on the next date on which any amount would be payable in respect of the notes, we would be, required to pay Additional Amounts as a result of:
(1)
any amendment to, or change in, the laws or any regulations or rulings promulgated thereunder of a Relevant Tax Jurisdiction that is enacted and becomes effective on or after January 30, 2024, which was the date of the offering memorandum (as defined below) (or, if the applicable Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after the date of the offering memorandum, such later date); or

(2)
any amendment to, or change in, an official interpretation or application regarding such laws, regulations or rulings, including by virtue of a holding, judgment or order by a court of competent jurisdiction that becomes effective on or after the date of the offering memorandum (or, if the applicable Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after the date of the offering memorandum, such later date).

(each, a “change in tax law”), provided that we may only redeem the notes if:
•	we cannot avoid these obligations by taking commercially reasonable measures available to us; and
•
we deliver to the trustee an opinion of legal counsel or tax advisor, in each case, of recognized standing with respect to Taxes of the applicable Relevant Tax Jurisdiction to the effect that a change in tax law occurred and an officer’s certificate confirming that we cannot avoid paying Additional Amounts by taking commercially reasonable measures.

We will not give any such notice of a tax redemption earlier than 90 days prior to the earliest date on which we would be obligated to pay Additional Amounts, and, at the time such notice is given, the obligation to pay Additional Amounts must remain in effect.
In the case of any tax redemption, we will provide not less than 15 calendar days’ nor more than 55 calendar days’ written notice before the tax redemption date to the trustee, the paying agent (if other than the trustee), the conversion agent (if other than the trustee) and each holder of notes, and the tax redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the tax redemption date (unless the tax redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date on, or at our election, before, such interest payment date, and the tax redemption price will be equal to 100% of the principal amount of the notes to be redeemed). The tax redemption date must be a business day.
Notwithstanding the foregoing, if we have given notice of a tax redemption as described above, each holder of notes will have the right to elect that such holder’s notes will not be subject to such tax redemption, subject to DTC’s applicable procedures. If a holder elects not to be subject to a tax redemption, we will not be required to pay Additional Amounts with respect to payments made in respect of such holder’s notes following the tax redemption date, and all subsequent payments in respect of such holder’s notes will be subject to any tax required to be withheld or deducted under the laws of the applicable Relevant Tax Jurisdiction. The obligations to pay Additional Amounts to any electing holder for payments made in periods prior to the tax redemption date will continue to apply subject to the exceptions set forth under “—Additional Amounts.” Holders must exercise their option to elect to avoid a tax redemption by written notice to us and the trustee no later than the 5th business day prior to the tax redemption date in accordance with DTC’s applicable procedures. If no election is made or deemed to have been made, the holder will have its notes redeemed without any further action.
If we call the notes for a tax redemption, then holders of notes will be entitled to an increased conversion rate on account of the notice of tax redemption for conversions of such note at any time prior to the close of business on the scheduled trading day prior to the tax redemption date. After that time, the entitlement to an increased conversion rate on account of our delivery of the notice of tax redemption will expire, unless we default in the payment of the tax redemption price, in which case a holder will be entitled to an increased conversion rate on account of the notice of tax redemption until the close of business on the scheduled trading day immediately preceding the date on which the tax redemption price has been paid or duly provided for.
No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the tax redemption date (except in the case of an acceleration resulting from a default by us in the payment of the tax redemption price with respect to such notes).
Conversion Rights
General
Holders may convert all or any portion of their notes at their option at any time prior to the close of business on the maturity date.
Any conversion of notes into ADSs will be subject to certain ownership limitations as more fully described in “—Beneficial Ownership Limitation on Delivery of ADSs Upon Conversion.”
The conversion rate for the notes is initially 10.5601 ADSs, each representing as of the date of this prospectus supplement one ordinary share, per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $94.70 per ADS). Upon conversion of a note, except in the circumstances described under the caption “—Conversion Share Limitations,” we will satisfy our conversion obligation by delivering ADSs, together with a cash payment in lieu of delivering any fractional ADS, as set forth below under the caption “—Settlement upon Conversion.” The trustee will initially act as the conversion agent.
A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of $1,000 principal amount.
In accordance with the deposit agreement, dated as of February 9, 2021 by and among us, Citibank, N.A., as depositary, and the holders and beneficial owners of the ADSs, we will issue to the custodian thereunder such ordinary shares required for the issuance of the ADSs upon conversion of the notes, plus written delivery instructions (if requested by the depositary or the custodian) for such ADSs and any other information or documentation required by the depositary or the custodian in connection with each issue of ordinary shares and issuance and delivery of ADSs.
With respect to any notes that are called (or deemed called) for optional redemption and converted in connection with a notice of optional redemption or any notes converted in connection with a notice of tax redemption, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional ADSs under the circumstances described in the captions “—Optional Redemption,” “—Tax Redemption” and “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change, Notice of Optional Redemption or Notice of Tax Redemption.”
Upon conversion, a holder of notes will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional ADSs upon conversion of notes. Instead, we will pay cash in lieu of delivering any fractional ADS as described under the caption “—Settlement upon Conversion.” Our delivery to the converting holder of the full number of ADSs, together with a cash payment for any fractional ADS, deliverable upon conversion of a note will be deemed to satisfy in full our obligation to pay:
•	the principal amount of the note; and
•	accrued and unpaid interest, if any, to, but not including, the relevant conversion date.
As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be cancelled, extinguished and forfeited.
Notwithstanding the immediately preceding paragraph, if notes are converted after the close of business on a regular record date for the payment of interest and prior to the open of business on the corresponding interest payment date, holders of such notes at the close of business on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:
•	for conversions following the close of business on the regular record date immediately preceding the maturity date;
•	for conversions of notes called (or deemed called) for optional redemption during the redemption period for such optional redemption;
•	for conversions of notes called for tax redemption during the redemption period for such tax redemption;
•	if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date; or
•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.
Therefore, for the avoidance of doubt, all record holders on the regular record date immediately preceding the maturity date and any optional redemption date, tax redemption date or fundamental change repurchase date described in the bullets above will receive the full interest payment due on the maturity date or other applicable interest payment date in cash regardless of whether their notes have been converted following the applicable regular record date.
Conversion Procedures
If a holder holds a beneficial interest in a global note, to convert such holder must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which such holder is not entitled. As such, if a holder is a beneficial owner of the notes, such holder must allow for sufficient time to comply with DTC’s procedures if such holder wishes to exercise its conversion rights.
If a holder holds a certificated note, to convert such holder must:
•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;
•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;
•	if required, furnish appropriate endorsements and transfer documents; and
•	if required, pay funds equal to interest payable on the next interest payment date to which such holder is not entitled.

We will pay any documentary, stamp or similar issue or transfer tax due on the execution, delivery or issuance of our ADSs (or the ordinary shares represented thereby) upon conversion of the notes, unless the tax is due because the holder requests such ADSs to be issued in a name other than such holder’s name, in which case the holder will pay such tax.
We refer to the date a holder complies with the relevant procedures for conversion described above as the “conversion date.”
If a holder has already delivered a repurchase notice as described under the caption “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder’s right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.
Beneficial Ownership Limitation on Delivery of ADSs upon Conversion
Notwithstanding anything herein to the contrary, a holder shall not have the right to convert all or any portion of the notes held by such holder, and a holder shall not be entitled to receive any ADSs otherwise deliverable upon conversion of the notes, to the extent that immediately prior to, or immediately after giving effect to such conversion by such holder (together with its affiliates and any other persons acting as a group together with such holder or any of such holder’s affiliates (such persons, collectively, the “Attribution Parties”)), such holder would beneficially own our ordinary shares in excess of the “Beneficial Ownership Limitation” (as such term is defined below), and giving effect to any increase or decrease with respect to such holder as therein provided). For purposes of the foregoing sentence, the number of ordinary shares beneficially owned by a holder and its affiliates and Attribution Parties shall not include the number of ordinary shares and ADSs that would be deliverable upon (i) conversion of the non-converted portion of the notes beneficially owned by such holder or any of its affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any of our other securities, in each case, to the extent subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such holder or any of its affiliates or Attribution Parties. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it being acknowledged by each holder that we are not representing to such holder that such calculation is in compliance with Section 13(d) of the Exchange Act and that such holder is solely responsible for any schedules required to be filed in accordance therewith. A determination as to any “group” status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes hereof, in determining the number of outstanding ordinary shares and ADSs, a holder may rely on the number of outstanding ordinary shares and ADSs as reflected in (i) our most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by us or (iii) a more recent written notice by us setting forth the number of ordinary shares and ADSs outstanding. Upon the written request of a holder, we shall, within one trading day, confirm orally and in writing to such holder the number of our ordinary shares and ADSs then outstanding. In any case, the number of outstanding ordinary shares and ADSs shall be determined after giving effect to the conversion or exercise of our securities by such holder or its affiliates or Attribution Parties since the date as of which such number of outstanding ordinary shares and ADSs was last publicly reported or confirmed to the holder.
The “Beneficial Ownership Limitation” is initially 9.99% of the number of ordinary shares (including ordinary shares represented by ADSs) outstanding immediately prior to, and immediately after giving effect to, the conversion of all or any portion of the notes. A holder, upon written notice to us, may increase or decrease the Beneficial Ownership Limitation provisions herein applicable to such holder (but not as to any other holder), provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of ordinary shares (including ordinary shares represented by ADSs) outstanding immediately prior to, and immediately after giving effect to, the conversion of all or any portion of the notes. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to us.
The trustee shall have no obligation to monitor the Beneficial Ownership Limitation or any holder’s compliance with the foregoing.

Settlement upon Conversion
Upon conversion, except in the circumstances described under the caption “—Conversion Share Limitations,” we will, in respect of each $1,000 principal amount of notes being converted, cause to be delivered to such converting holders a number of ADSs equal to the conversion rate and pay cash in lieu of any fractional ADS deliverable upon conversion based on the last reported sale price of the ADSs on the relevant conversion date.
Except as described under the captions “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change, Notice of Optional Redemption or Notice of Tax Redemption,” “—Recapitalizations, Reclassifications and Changes of Our Ordinary Shares” and “—Conversion Share Limitations,” we will deliver the consideration due in respect of conversion on the third business day immediately following the relevant conversion date; provided that, with respect to any conversion date following the regular record date immediately preceding (x) the maturity date, or (y) if any note that has been called (or deemed called) for optional redemption or tax redemption is converted, the related optional redemption date or tax redemption date, then we will settle any such conversion on the maturity date (or, if the maturity date is not a business day, the next business day), or the related optional redemption date or tax redemption date, as applicable.
Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name the ADSs shall be deliverable upon such conversion will be treated as the holder of record of such shares as of the close of business on the conversion date.
Conversion Share Limitations
Notwithstanding anything to the contrary herein, under English law, we must obtain shareholder authority to allot ordinary shares or grant rights to subscribe for or convert any security into ordinary shares. In addition, English law generally provides shareholders with preemptive rights when equity securities are allotted (which includes the grant of a right to subscribe for or convert any security into ordinary shares) for cash; however, it is possible for the articles of association, or shareholders at a general meeting representing at least 75% of our ordinary shares present (in person or by proxy) and voting at that general meeting, to disapply these preemptive rights. The number of ordinary shares represented by the ADSs deliverable upon conversion of the notes may not exceed the number of ordinary shares authorized by our shareholders to be issued and allotted by our board of directors, free from preemptive rights and not previously used by our board of directors (the “allotment share cap”).
On February 3, 2021, our shareholders authorized our directors, for a period up to the close of business on February 2, 2026 to issue ordinary shares and to grant rights to subscribe for or convert any security into ordinary shares, up to an aggregate nominal amount of £150,000 (equivalent to 75,000,000 ordinary shares) and disapplied statutory preemptive rights in respect of such issuances and grant of rights, and during this period we may make offers and enter agreements which would or might require shares to be issued or rights to be granted after the expiration of the period and the directors may issue shares or grant rights in pursuance of such offers or agreements as if the authority had not expired. As of February 28, 2025, £52,765.874 of aggregate nominal value of ordinary shares (equivalent to 26,382,937 ordinary shares) previously have been issued or been the subject of grants made under this authority, including in respect of the issuance of the Notes in February 2024. To the extent we do not have sufficient shareholder authority to issue ordinary shares represented by ADSs at the time any holder elects to convert its notes, we would be required to settle such conversion (or the relevant portion thereof) in cash as set forth below. The indenture requires us to maintain at all relevant times the ability to allot and issue, free of pre-emptive rights and in accordance with all applicable laws, ordinary shares for the purpose of enabling us to satisfy our obligation to issue all of the ordinary shares that may be due upon conversion of the notes (including in connection with a make-whole fundamental change, notice of optional redemption or notice of tax redemption). We will notify in writing all holders of notes and the trustee within one business day of the occurrence of any deficiency in our shareholder authority to issue ordinary shares representing the ADSs underlying all of the outstanding notes.
If the number of ordinary shares represented by the ADSs deliverable to settle a conversion of notes would exceed the allotment share cap, we will, on the third business day immediately following the last trading day of the relevant observation period, pay cash in lieu of delivering ADSs representing any ordinary shares in excess of the applicable allotment share cap equal to the number of such excess ordinary shares multiplied by the average of the daily VWAPs on each trading day of the observation period. In the event that the foregoing requirement to pay cash applies, we will so notify in writing the converting holder, the trustee and the conversion agent (if other than the trustee) no later than the close of business on the trading day immediately following the conversion date, which notice will specify the number of such excess ordinary shares that will be subject to such payment of cash in lieu of delivery.

The number of ADSs subject to cash settlement pursuant to this paragraph in respect of any conversion shall be subject to adjustment as if such number were the “conversion rate” for purposes of the adjustments set forth under the caption “—Conversion Rate Adjustments” below.
For the avoidance of doubt, the delivery of any ADSs required to be delivered by us after giving effect to the operation of this provision must occur by the deadline specified for delivering ADSs under the caption “—Settlement upon Conversion”.
The “daily VWAP” means, for each of the 40 consecutive trading days during the relevant observation period, the per ADS volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “IMCR US <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one ADS on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
The “observation period” means the 40 consecutive trading days from and including the second trading day following the relevant conversion date.
Solely for the purposes of determining any cash amounts due in lieu of delivering ADSs representing any ordinary shares in excess of the applicable share cap, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our ADSs generally occurs on the Nasdaq Global Select Market or, if our ADSs are not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which our ADSs are then listed or, if our ADSs are not then listed on a U.S. national or regional securities exchange, on the principal other market on which our ADSs are then listed or admitted for trading. If our ADSs are not so listed or admitted for trading, “trading day” means a “business day.”
“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our ADSs are listed or admitted for trading. If our ADSs are not so listed or admitted for trading, “scheduled trading day” means a “business day.”
“Market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our ADSs are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our ADSs for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our ADSs or in any options contracts or futures contracts relating to our ADSs or ordinary shares.
Conversion Rate Adjustments
As of the date of this prospectus supplement, each of the ADSs represents one ordinary share of Immunocore Holdings plc. If the number of ordinary shares represented by the ADSs is changed for any reason other than one or more of the events described below, we will make an appropriate adjustment to the conversion rate such that the number of ordinary shares represented by the ADSs upon which conversion of the notes is based remains the same.
Notwithstanding the adjustment provisions described below, if we distribute to holders of the ordinary shares any cash, rights, options, warrants, share capital or similar equity interest, evidences of indebtedness or other assets or property of ours (but excluding expiring rights (as defined below)) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs will represent, in addition to the ordinary shares, such cash, rights, options, warrants, share capital or similar equity interest, evidences of indebtedness or other assets or property of ours, then a conversion rate adjustment described below will not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such conversion rate adjustment will be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the ordinary shares. However, in the event that we issue or distribute to all holders of the ordinary shares any expiring rights, notwithstanding the immediately preceding sentence, we will adjust the conversion rate pursuant to the provisions set forth opposite clause (2) (in the case of expiring rights described in clause (2) below entitling holders of the ordinary shares for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase ordinary shares or ADSs) or clause (3) (in the case of all other expiring rights) below and no additional adjustment will be made upon any distribution of such expiring rights to holders of ADSs.

The term “expiring rights” means any rights, options or warrants to purchase ordinary shares or ADSs that expire on or prior to the maturity date of the notes.
For the avoidance of doubt, (a) if any event described below results in a change to the number of ordinary shares represented by the ADSs, then such a change will be deemed to satisfy our obligation to effect the relevant conversion rate adjustment on account of such an event to the extent such change reflects what a corresponding change to the conversion rate would have been on account of such event; and (b) in determining whether the conversion rate adjustment provisions set forth in clauses (1) through (5) below shall apply in respect of any event or transaction, such provisions shall be interpreted to include substantially similar constructs applicable to an English public limited company.
Subject to the foregoing, the conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our ADSs and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of ADSs equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.
(1)
If we exclusively issue ordinary shares as a dividend or distribution on the ordinary shares, if we issue any ordinary shares credited as fully paid by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve), or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;
CR1 =
the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;
OS0 =
the number of ordinary shares outstanding immediately prior to the open of business on such ex-dividend date or effective date (before giving effect to any such dividend, distribution, split or combination); and
OS1 =
the number of ordinary shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.
(2)
If we distribute to all or substantially all holders of our ordinary shares (directly or in the form of ADSs) any rights, options or warrants (other than pursuant to a shareholder rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such distribution, to subscribe for or purchase ordinary shares (directly or in the form of ADSs) at a price per ordinary share that is less than the average of the last reported sale prices of our ordinary shares or ADSs, as the case may be (divided by, in the case of ADSs, the number of ordinary shares then represented by one ADS), for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for the ADSs for such distribution;
CR1 =
the conversion rate in effect immediately after the open of business on such ex-dividend date;
OS0 =
the number of ordinary shares outstanding immediately prior to the open of business on such ex-dividend date;
X =
the total number of ordinary shares (directly or in the form of ADSs) distributable pursuant to such rights, options or warrants; and
Y =
the number of ordinary shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the quotient of (a) the average of the last reported sale prices of the ADSs over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the distribution of such rights, options or warrants divided by (b) the number of ordinary shares then represented by one ADS.
Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the ex-dividend date for such distribution. To the extent that ordinary shares or the ADSs are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of ordinary shares actually delivered (directly or in the form of ADSs). If such rights, options or warrants are not so distributed, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such distribution had not occurred.
For the purpose of this clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase ordinary shares (directly or in the form of ADSs) at a price per ordinary share that is less than such average of the last reported sale prices of the ordinary shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of ordinary shares represented by one ADS), for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such ordinary shares or ADSs, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by us in good faith.
(3)
If we distribute our shares, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our shares or other securities, to all or substantially all holders of our ordinary shares (directly or in the form of ADSs), excluding:

•	dividends, distributions or issuances (including share splits) as to which an adjustment was effected pursuant to clause (1) or (2) above;
•	except as otherwise described below, rights issued pursuant to any shareholder rights plan of ours then in effect;
•
distributions of reference property issued in exchange for, or upon conversion of, our ordinary shares as described under the caption “—Recapitalizations, Reclassifications and Changes of Our Ordinary Shares;”

•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply; and
•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;
then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 − FMV

where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for the ADSs for such distribution;

CR1 =
the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP0 =
the average of the last reported sale prices of the ADSs (divided by the number of ordinary shares then represented by one ADS) over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
FMV =
the fair market value (as determined by us in good faith) of the shares, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding ordinary share (directly or in the form of ADSs) on the record date for the ADSs for such distribution.
Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for the ADSs for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the ADSs, the amount and kind of our shares, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our shares or other securities that such holder would have received if such holder owned a number of ADSs equal to the conversion rate in effect on the ex-dividend date for the ADSs for the distribution.
With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on the ordinary shares (directly or in the form of ADSs) of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where,
CR0 =
the conversion rate in effect immediately prior to the end of the valuation period (as defined below);
CR1 =
the conversion rate in effect immediately after the end of the valuation period;
FMV0 =
the average of the last reported sale prices of the shares or similar equity interest distributed to holders of the ordinary shares (directly or in the form of ADSs) applicable to one ordinary share (determined by reference to the definition of last reported sale price set forth under the caption “—Optional Redemption” as if references therein to the ADSs were to such shares or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and
MP0 =
the average of the last reported sale prices of the ADSs (divided by the number of ordinary shares then represented by one ADS) over the valuation period.
The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that in respect of any conversion of notes during the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such conversion date in determining the conversion rate; provided, further that in respect of any conversion of notes subject to the provisions under the caption “—Conversion Rights—Conversion Share Limitations” are applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such trading day in determining the conversion rate as of such trading day of such observation period. If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the conversion rate shall be immediately decreased, effective as of the date our board of directors or a committee thereof determines not to pay or make such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced.

(4)
If we make or pay any cash dividend or distribution to all or substantially all holders of the ordinary shares (directly or in the form of ADSs), the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 − C

where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for the ADSs for such dividend or distribution;
CR1 =
the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP0 =
the last reported sale price of the ADSs (divided by the number of ordinary shares then represented by one ADS) on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
C =
the amount in cash per ordinary share we distribute to all or substantially all holders of our ordinary shares (directly or in the form of ADSs).
References in this clause (4) to making or paying a cash dividend shall include (x) a scrip dividend which shall be treated as a cash amount equal to the highest aggregate value of the property subject to an election and (y) any payment to holders of ordinary shares upon or in connection with a reduction of capital.
Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for the ADSs for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.
Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of shares of the ADSs, the amount of cash that such holder would have received if such holder owned a number of ADSs equal to the conversion rate on the ex-dividend date for the ADSs for such cash dividend or distribution.
(5)
If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for the ordinary shares (directly or in the form of ADSs) that is subject to the then-applicable tender offer rules under the Exchange Act (other than any odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per ordinary share exceeds the average of the last reported sale prices of the ADSs (divided by the number of ordinary shares then represented by one ADS) over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1)
OS0 × SP1

where,
CR0 =
the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;
CR1 =
the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;
AC =
the aggregate value of all cash and any other consideration (as determined by us in good faith) paid or payable for ordinary shares or ADSs, as the case may be, purchased in such tender or exchange offer;

OS0 =
the number of ordinary shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all ordinary shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer);
OS1 =
the number of ordinary shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all ordinary shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer); and
SP1 =
the average of the last reported sale prices of the ADSs (divided by the number of ordinary shares then represented by one ADS) over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.
The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of notes, if the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding such expiration date of such tender or exchange offer to, and including, such conversion date in determining the conversion rate; provided that in respect of any conversion of notes subject to the provisions under the caption “—Conversion Rights—Conversion Share Limitations” are applicable, for any trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding such expiration date of such tender or exchange offer to, and including, such trading day in determining the conversion rate as of such trading day of such observation period.
If we are or one of our subsidiaries is obligated to purchase ordinary shares or ADSs, as the case may be, pursuant to any such tender or exchange offer described in clause (5) but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the conversion rate will be readjusted to be the conversion rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been made.
Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of our ADSs as of the related conversion date as described under the caption “—Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of our ADSs on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
Except as stated herein, we will not adjust the conversion rate for the issuance of ordinary shares or ADSs or any securities convertible into or exchangeable for ordinary shares or ADSs or the right to purchase ordinary shares or ADSs or such convertible or exchangeable securities.
As used in this section, “ex-dividend date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of ADSs under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the ordinary shares (directly or in the form of ADSs) (or other applicable security) have the right to receive any cash, securities or other property or in which the ordinary shares (directly or in the form of

ADSs) (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).
Subject to applicable exchange listing rules, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if we determine that such increase would be in our best interest. Subject to applicable exchange listing rules, we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of the ordinary shares or the ADSs or rights to purchase ordinary shares or ADSs in connection with a dividend or distribution of ordinary shares or ADSs (or rights to acquire ordinary shares or ADSs) or similar event.
A beneficial owner of a note may, in some circumstances, including a distribution of cash dividends to holders of our ordinary shares or ADSs, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see the section titled “Taxation.” Any applicable withholding taxes (including backup withholding) may be withheld from payments of interest or payments or deliveries, as the case may be, upon conversion, repurchase or maturity of the notes, or if any withholding taxes (including backup withholding) are paid on behalf of a holder or beneficial owner, those withholding taxes may be withheld from payments or deliveries, as the case may be, of ADSs or, if required, cash payable on the notes (or, in some circumstances, any payments on our ADSs) or sales proceeds paid to, or other funds or assets of, the holder or beneficial owner.
If we have a rights plan in effect upon conversion of the notes into ADSs, holders will receive, in addition to the ADSs received in connection with such conversion, the rights under the rights plan (either directly or in respect of the ordinary shares represented by such ADSs). However, if, prior to any conversion, the rights have separated from the ordinary shares represented by the ADSs in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of the ordinary shares, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. We do not currently have a rights plan in effect.
If the ordinary shares cease to be represented by American Depositary Shares issued under a depositary receipt program sponsored by us, each reference herein to the ADSs related to the terms of the notes will be deemed to have been replaced by a reference to the number of ordinary shares and other property, if any, represented by the ADSs on the last day on which the ADSs represented the ordinary shares and as if such ordinary shares and other property had been distributed to holders of the ADSs on that day. In addition, all references to the “last reported sale price” of the ADSs will be deemed to refer to the “last reported sale price” of the ordinary shares, and other appropriate adjustments, including adjustments to the conversion rate, will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination will apply.
Notwithstanding any of the foregoing, the conversion rate will not be adjusted:
•
upon the issuance of any ordinary shares (multiplied by the number of ordinary shares then represented by one ADS) or ADSs at a price below the conversion price or otherwise, other than any such issuance described in clause (1), (2) or (3) above;

•
upon the issuance of any ordinary shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in ordinary shares or ADSs under any plan;

•
upon the issuance of any ordinary shares or ADSs, or options or rights to purchase those ordinary shares or ADSs pursuant to any present or future employee, director or consultant benefit or incentive plan or program (including pursuant to any evergreen plan) of or assumed by us or any of our subsidiaries;

•
upon the issuance of any ordinary shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a third-party tender offer by any party other than a tender offer by one or more of our subsidiaries as described in clause (5) above;
•
upon the repurchase of any ordinary shares or ADSs (and the ordinary shares represented thereby) pursuant to an open market share purchase program or other buy-back transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buy-back transaction, that is not a tender offer or exchange offer of the kind described under clause (5) above;

•	solely for a change in the nominal value (or lack of nominal value) of our ordinary shares; or
•	for accrued and unpaid interest, if any.
Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.
If an adjustment to the conversion rate otherwise required by the provisions described above would result in a change of less than 1% to the conversion rate, then, notwithstanding the foregoing, we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the conversion rate; (ii) on the conversion date for any notes; (iii) on each trading day of any observation period relating to any conversion of notes; (iv) on any date on which we deliver a notice of optional redemption or a notice of tax redemption; and (v) on the effective date of any fundamental change and/or make-whole fundamental change, in each case, unless the adjustment has already been made.
Recapitalizations, Reclassifications and Changes of Our Ordinary Shares
In the case of:
•	any recapitalization, reclassification, redesignation or change of our ordinary shares (other than a change to nominal value, or changes resulting from a subdivision or combination);
•	any consolidation, merger, combination or similar transaction involving us;
•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety; or
•	any statutory share exchange,
in each case, as a result of which our ordinary shares would be converted into, or exchanged for, another class of shares, other securities, other property or assets (including cash or any combination thereof) (any such event, a “share exchange event”), then, at and after the effective time of the share exchange event, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADSs equal to the conversion rate immediately prior to such share exchange event would have owned or been entitled to receive (the “reference property”) upon such share exchange event and, prior to or at the effective time of such share exchange event, we or the successor or acquiring company, as the case may be, shall execute with the trustee a supplemental indenture providing for such change in the right to convert each $1,000 principal amount of notes. However, at and after the effective time of the share exchange event, the number of ADSs otherwise deliverable upon conversion of the notes as set forth under the caption “—Settlement upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of ADSs would have received in such share exchange event. If the share exchange event causes the ordinary shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the ADSs. We will provide written notification to holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made. If the holders of our ordinary shares receive only cash in such share exchange event, then for all conversions that occur after the effective date of such share exchange event (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described under the caption “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change, Notice of Optional Redemption or Notice of Tax Redemption”), multiplied by the price paid per ordinary share in such share exchange event and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the fifth business day immediately following the conversion date.
If the reference property in respect of any such share exchange event includes, in whole or in part, shares of common equity or American Depositary Receipts (or other interests) in respect thereof, the supplemental indenture providing that the notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under the caption “—Conversion Rate Adjustments” above with respect to the portion of the reference property consisting of such common equity or American Depositary Receipts (or other interests) in respect thereof. If the reference property in respect of any such share exchange event includes shares, securities or other property or assets (other than cash and/or cash equivalents) of a company other than us or the successor or acquiring company, as the case may be, in such share exchange event, such other company, if an affiliate of us or the successor or acquiring company, will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their notes upon a fundamental change as described under the caption “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” below, as we in good faith reasonably consider necessary by reason of the foregoing. We agreed in the indenture not to become a party to any such share exchange event unless its terms are consistent with the foregoing.
Adjustments of Prices
Whenever any provision of the indenture requires us to calculate the last reported sale prices or the daily VWAPs over a span of multiple days (including, without limitation, an observation period and the period, if any, for determining the “ADS price” for purposes of a make-whole fundamental change or a notice of optional redemption or a notice of tax redemption), we will, in good faith, make appropriate adjustments (without duplication in respect of any adjustment made pursuant to the provisions described under the caption “—Conversion Rate Adjustments” above) to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when the last reported sale prices or the daily VWAPs are to be calculated.
Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change, Notice of Optional Redemption or Notice of Tax Redemption
If (i) (a) the “effective date” (as defined below) of a “fundamental change” (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a “make-whole fundamental change”) occurs prior to the maturity date of the notes, (b) we deliver a notice of optional redemption as provided under the caption “—Optional Redemption” or (c) we deliver a notice of tax redemption as provided under the caption “—Tax Redemption” and (ii) a holder elects to convert its notes (or any portion thereof) in connection with such make-whole fundamental change or such notice of optional redemption or notice of tax redemption, as the case may be, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional ADSs (the “additional ADSs”), as described below.
A conversion of notes will be deemed for these purposes to be “in connection with” a make-whole fundamental change if the relevant conversion date occurs during the period from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of an exempted fundamental change or a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change) (such period, the “make-whole fundamental change period”).
A conversion of notes will be deemed for these purposes to be “in connection with” a notice of optional redemption or a notice of tax redemption if such notes have been called (or deemed called) for redemption and the relevant conversion date occurs during the period from the open of business on the date of the notice of optional redemption or the notice of tax redemption, as the case may be, until the close of business on the scheduled trading day prior to the optional redemption date or the tax redemption date, as the case may be, or, if we default in the payment of the optional redemption price or the tax redemption price, until the close of business on the scheduled trading day immediately preceding the date on which the optional redemption price or tax redemption price has been paid or duly provided for (any such period, a “redemption period”). Accordingly, if we elect to redeem less than all of the outstanding notes in an optional redemption, as described under the caption “—Optional Redemption,” holders of the notes not called for optional redemption will not be entitled to an increased conversion rate for conversions of such notes (on account of the notice of optional redemption) during the applicable redemption period, except in the limited circumstances set forth under the caption “—Optional Redemption”.
Upon surrender of notes for conversion in connection with a make-whole fundamental change or a notice of optional redemption or a notice of tax redemption, we will cause to be delivered ADSs, including the additional ADSs, as described under the caption “—Conversion Rights—Settlement upon Conversion,” or cash to the extent provided under the caption “—Conversion Rights—Conversion Share Limitations”. However, if the consideration for the ADSs in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “ADS price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any increase to reflect the additional ADSs as described in this section), multiplied by such ADS price. In such event, the conversion obligation will be determined and paid to holders in cash on the fifth business day following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the effective date of any make-whole fundamental change no later than five business days after such effective date.
The number of additional ADS, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective, or the date we deliver the notice of optional redemption or the notice of tax redemption, as the case may be (in each case, the “effective date”), and the price (the “ADS price”) paid (or deemed to be paid) per ADS in the make-whole fundamental change or determined with respect to the notice of optional redemption or the notice of tax redemption, as the case may be. If the holders of ADSs receive in exchange for their ADS only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the ADS price will be the cash amount paid per ADS. Otherwise, the ADS price will be the average of the last reported sale prices of the ADSs over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date. If a conversion in connection with a notice of optional redemption or notice of tax redemption, as the case may be, would also be deemed to be in connection with a make-whole fundamental change, a holder of the notes to be converted will be entitled to a single increase to the conversion rate with respect to the first to occur of the effective date of the notice of optional redemption or notice of tax redemption, as the case may be, or the make-whole fundamental change, as applicable, and the later event will be deemed not to have occurred for purposes of such conversion for purposes of this section.
The ADS prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted ADSs prices will equal the ADSs prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the ADS price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional ADSs as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under the caption “—Conversion Rate Adjustments.”
The following table sets forth the number of additional ADSs by which the conversion rate will be increased per $1,000 principal amount of notes for each ADS price and effective date set forth below:

	ADS Price
Effective Date	$67.64	$75.00	$85.00	$94.70	$110.00	$123.10	$150.00	$200.00	$300.00	$400.00	$500.00	$660.00
February 2, 2024	4.2240	3.5072	2.7828	2.2671	1.6927	1.3509	0.8969	0.4758	0.1697	0.0645	0.0213	0.0000
February 1, 2025	4.2240	3.5072	2.7765	2.2342	1.6385	1.2896	0.8359	0.4299	0.1486	0.0552	0.0176	0.0000
February 1, 2026	4.2240	3.4820	2.6759	2.1152	1.5106	1.1648	0.7287	0.3587	0.1187	0.0424	0.0124	0.0000
February 1, 2027	4.2240	3.3659	2.5162	1.9362	1.3277	0.9919	0.5881	0.2725	0.0863	0.0294	0.0071	0.0000
February 1, 2028	4.2240	3.2005	2.2862	1.6801	1.0726	0.7577	0.4104	0.1756	0.0549	0.0178	0.0027	0.0000
February 1, 2029	4.2240	2.9524	1.9160	1.2660	0.6805	0.4217	0.1915	0.0779	0.0269	0.0085	0.0002	0.0000
February 1, 2030	4.2240	2.7732	1.2046	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact ADS prices and effective dates may not be set forth in the table above, in which case
•
If the ADS price is between two ADS prices in the table or the effective date is between two effective dates in the table, the number of additional ADSs by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional ADSs set forth for the higher and lower ADS prices and the earlier and later effective dates, as applicable, based on a 365-day year or a 366-day year, as applicable.

•
If the ADS price is greater than $660.00 per ADS (subject to adjustment in the same manner as the ADS prices set forth in the column headings of the table above), no additional ADSs will be added to the conversion rate.

•
If the ADS price is less than $67.64 per ADS (subject to adjustment in the same manner as the ADS prices set forth in the column headings of the table above), no additional ADSs will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 14.7841 ADSs, subject to adjustment in the same manner as the conversion rate as set forth under the caption “—Conversion Rate Adjustments.”
Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or notes called (or deemed called) for redemption that are converted during the related redemption period could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.
Fundamental Change Permits Holders to Require Us to Repurchase Notes
If a “fundamental change” (other than an “exempted fundamental change,” each as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 business days following the date of our fundamental change notice as described below.
The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date on, or at our election, before such interest payment date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).
A “fundamental change” will be deemed to have occurred if any of the following occurs:
(1)
except in connection with transactions described in clause (2) below, a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our direct or indirect wholly owned subsidiaries and our and their employee benefit plans, has become, and files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act that discloses that such person or group has become, the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity (including ordinary shares held in the form of ADSs) representing more than 50% of the voting power of our common equity (including ordinary shares held in the form of ADSs), unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act regardless of whether such a filing has actually been made; provided, that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(2)
the consummation of (A) any recapitalization, reclassification or change of our ordinary shares or ADSs (other than a change to nominal value, or changes resulting from a subdivision or combination) as a result of which our ordinary shares or ADSs would be converted into, or exchanged for, shares of any class, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our ordinary shares or ADSs will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our direct or indirect wholly owned subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);
(3)	our shareholders approve any plan or proposal for the liquidation or dissolution of us; or
(4)
our ADSs (or other common equity or ADSs in respect of the common equity underlying the notes) cease to be listed or quoted on any of the Nasdaq Global Select Market, the New York Stock Exchange or the Nasdaq Global Market (or any of their respective successors).

A transaction or transactions described in clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by holders of our ADSs, excluding cash payments for fractional ADSs and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of ordinary shares, corporate common equity or ADSs in respect of ordinary shares or corporate common equity that are listed or quoted on any of the Nasdaq Global Select Market, the New York Stock Exchange or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional ADSs and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions set forth above under the caption “—Conversion Rights—Settlement upon Conversion”).
For the purposes of this definition, any transaction or event described in both clause (1) and in clause (2) above (without regard to the proviso in clause (2)) will be deemed to occur solely pursuant to clause (2) above (subject to such proviso).
If any transaction in which our ADSs or ordinary shares are replaced by the ordinary shares or other common equity of another entity occurs, following completion of any related make-whole fundamental change period (or, in the case of a transaction that would have been a fundamental change or a make-whole fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.
On or before the 20th business day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent (if other than the trustee) a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:
•	the events causing a fundamental change;
•	the effective date of the fundamental change;
•	the last date on which a holder may exercise the repurchase right;
•	the fundamental change repurchase price;
•	the fundamental change repurchase date;
•	the name and address of the paying agent and the conversion agent, if applicable;
•	if applicable, the conversion rate and any adjustments to the conversion rate as a result of the fundamental change (or related make-whole fundamental change);
•
that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish the information on our website or through such other public medium as we may use at that time.
Notwithstanding the foregoing, we will not be required to repurchase, or to make an offer to repurchase, the notes upon a fundamental change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above and such third party purchases all notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above.
Notwithstanding anything to the contrary, we will not be required to send a fundamental change notice, or offer to repurchase or repurchase any notes, as described above, in connection with a fundamental change occurring pursuant to clause (2)(A) or (B) (or pursuant to clause (1) that also constitutes a fundamental change occurring pursuant to clause (2)(A) or (B)) of the definition thereof, if:
•
such fundamental change constitutes a share exchange event referred to under the caption “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Ordinary Shares,” whose reference property consists entirely of cash in U.S. dollars;

•
immediately after such fundamental change, the notes become immediately convertible (pursuant to the provisions described above under the captions “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Ordinary Shares” and, if applicable, “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change, Notice of Optional Redemption or Notice of Tax Redemption”) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of notes that equals or exceeds the fundamental change repurchase price per $1,000 principal amount of notes (calculated assuming that the same includes the maximum amount of accrued but unpaid interest payable as part of the fundamental change repurchase price for such fundamental change); and

•
we provide written notice to holders of the effective date of any such transaction as promptly as practicable following the date we publicly announce such transaction or, if practicable to do so using commercially reasonable efforts, prior to such effective date.

We refer to any fundamental change with respect to which, in accordance with the provisions described above, we do not offer to repurchase any notes as an “exempted fundamental change.”
To exercise the fundamental change repurchase right, holders of certificated notes must deliver, on or before the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:
•	the certificate numbers of the notes to be delivered for repurchase;
•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.
If the notes are not in certificated form, to exercise the fundamental change repurchase right, holders must surrender their notes in accordance with applicable DTC procedures.
Holders of certificated notes may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:
•	the principal amount of the withdrawn notes, which must be $1,000 or an integral multiple thereof;
•	if certificated notes have been issued, the certificate numbers of the withdrawn notes; and
•	the principal amount, if any, which remains subject to the repurchase notice, which must be $1,000 or an integral multiple thereof.

If the notes are not in certificated form, holders must withdraw their notes subject to repurchase in accordance with applicable DTC procedures.
We will be required to repurchase the notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and have not been validly withdrawn:
•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and
•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).
In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:
•	comply with the tender offer rules under the Exchange Act that may then be applicable;
•	file a Schedule TO or any other required schedule under the Exchange Act; and
•	otherwise comply in all material respects with all federal and state securities laws in connection with any offer by us to repurchase the notes;
in each case, so as to permit the rights and obligations under this “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” to be exercised in the time and in the manner specified in the indenture.
To the extent that the provisions of any securities laws or regulations enacted or adopted after the date on which the notes are first issued conflict with the provisions of the indenture relating to our obligations to purchase the notes upon a fundamental change, we will comply with such securities laws and regulations and will not be deemed to have breached our obligations under such provisions of the indenture by virtue of such conflict.
No notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).
The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.
The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.
The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of the consolidated assets of us and our subsidiaries. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of the consolidated assets of us and our subsidiaries may be uncertain.
If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See the section titled “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to repurchase the notes for cash upon a fundamental change or, if so required, settle conversions of notes in cash, and our existing and future debt may contain limitations on our ability to repurchase the notes.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.
Consolidation, Merger and Sale of Assets
The indenture provides that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease the consolidated properties and assets of us and our subsidiaries substantially as an entirety to another person (other than any such sale, conveyance, transfer or lease to one or more of our direct or indirect wholly owned subsidiaries), unless (i) the resulting, surviving or transferee person (if not us) is a “qualified successor entity (as defined below) (such qualified successor entity, the “successor entity”) organized and existing under the laws of the United Kingdom (including England and Wales), Bermuda, the Cayman Islands, the British Virgin Islands, United States of America, any State thereof or the District of Columbia, and such successor entity (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the successor entity (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.
Although these types of transactions will be permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.
“Qualified successor entity” means, with respect to a consolidation, merger or sale, conveyance, transfer or lease of all or substantially all of the consolidated properties and assets of us and our subsidiaries, a corporation; provided, however, that (i) if such business combination event is an exempted fundamental change, then a limited liability company, limited partnership or other similar entity will also constitute a qualified successor entity with respect to such business combination event; and (ii) a limited liability company or limited partnership that is the resulting, surviving or transferee person of such business combination event will also constitute a qualified successor entity with respect to such business combination event, provided that, in the case of this clause (ii), (1) if such limited liability company or limited partnership is not treated as a corporation or an entity disregarded as separate from a corporation, in each case for U.S. federal income tax purposes, (x) we have received an opinion of a nationally recognized tax counsel to the effect that such business combination event will not be treated as an exchange under Section 1001 of the Code for holders or beneficial owners of the notes and (y) such limited liability company or limited partnership is a direct or indirect, wholly owned subsidiary of a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (2) such business combination event constitutes a share exchange event whose reference property consists solely of any combination of U.S. dollars and shares of common stock or other corporate common equity interests of a corporation described in clause (1)(y).
Events of Default
Each of the following is an event of default with respect to the notes:
(1)	default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;
(2)	default in the payment of principal of any note when due and payable at its stated maturity, upon any optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;
(3)	our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right and such failure continues for three business days;
(4)
our failure to give a fundamental change notice as described under the caption “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” or notice of a make-whole fundamental change as described under the caption “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change, Notice of Optional Redemption or Notice of Tax Redemption,” in each case when due and such failure continues for four business days;

(5)	our failure to comply with our obligations under the caption “—Consolidation, Merger and Sale of Assets;”

(6)
our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;

(7)
default by us or any of our significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $35,000,000 (or its foreign currency equivalent) in the aggregate of us and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of notes then outstanding in accordance with the indenture;

(8)
a final judgment or judgments for the payment of $35,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our significant subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(9)	certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries, as defined below.
A “significant subsidiary,” for purposes of clauses (7), (8) and (9) above, is a subsidiary that is a “significant subsidiary” as defined in Article 1, Rule 1-02(w) of Regulation S-X promulgated by the SEC (or any successor rule); provided that, in the case of a subsidiary that meets the criteria of clause (1)(iii) of the definition thereof but not clause (1)(i) or (1)(ii) thereof, in each case as such rule is in effect on the date hereof, such subsidiary shall not be deemed to be a significant subsidiary unless the subsidiary’s income or loss from continuing operations before income taxes if and to the extent paragraph (w)(1)(iii)(A)(2) does not apply to the determination of whether the income test in paragraph (w)(1)(iii) is met (after intercompany eliminations), for the last completed fiscal year prior to the date of such determination exceeds $20,000,000. For the avoidance of doubt, for purposes of this definition, to the extent any such subsidiary would not be deemed to be a “significant subsidiary” under the relevant definition set forth in Rule 1-02(w) of Regulation S-X (or any successor rule) as in effect on the relevant date of determination, such subsidiary shall not be deemed to be a “significant subsidiary” under the indenture irrespective of whether such subsidiary would otherwise be deemed to be a “significant subsidiary” after giving effect to the proviso in the immediately preceding sentence.
If an event of default (other than an event of default described in clause (9) above with respect to us) occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the outstanding notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, described in clause (9) above with respect to us, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.
Notwithstanding the foregoing, the indenture provides that, to the extent we elect, the sole remedy for an event of default under the indenture relating to our failure to comply with our obligations as set forth under the caption “—Reports” below, will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.25% per annum of the principal amount of the notes outstanding for each day that such event of default is continuing during the first 180 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the notes outstanding from the 181st day to, and including, the 365th day following the occurrence of such event of default, as long as such event of default is continuing.
If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 366th day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 366th day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above as a result of the event of default pursuant to clause (6) of the definition thereof if such event of default is then continuing.
In order to elect to pay the additional interest as the sole remedy during the first 365 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the two immediately preceding paragraphs, we must notify all holders of notes, the trustee and the paying agent (if other than the trustee) in writing of such election prior to the beginning of such 365-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.
In no event will the additional interest described in the three immediately preceding paragraphs accrue at a rate in excess of 0.50% per annum pursuant to the indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.
If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.
The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to any continuing defaults relating to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.
Each holder shall have the right to receive payment or delivery, as the case may be, of:
•	the principal (including the redemption price and the fundamental change repurchase price, if applicable) of;
•	accrued and unpaid interest, if any, on; and
•	the consideration due upon conversion of,
its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be.
If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered, and if requested, provided, to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:
(1)	such holder has previously given the trustee written notice that an event of default is continuing;
(2)	holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;
(3)	such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and
(5)
the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.
The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders). Prior to taking any action under the indenture, the trustee will be entitled to indemnification or security satisfactory to it against any loss, liability or expense caused by taking or not taking such action.
The indenture provides that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must deliver to each holder notice of the default within 90 days after it occurs or, if later, promptly (but within 20 business days) after it becomes known to a responsible officer of the trustee. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as it determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any event of default under the indenture that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after obtaining knowledge of the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposing to take in respect thereof; provided that we are not required to deliver such notice if such default has been cured.
Payments of the redemption price, the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from such required payment date.
Modification and Amendment
Subject to certain exceptions, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment or supplement may, among other things:
(1)	reduce the principal amount of notes whose holders must consent to an amendment;
(2)	reduce the rate of or extend the stated time for payment of interest on any note;
(3)	reduce the principal of or extend the stated maturity of any note;
(4)	except as required by the indenture, make any change that adversely affects the conversion rights of any notes;
(5)
reduce the optional redemption price, the tax redemption price or the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)	make any note payable in money, or at a place of payment, other than that stated in the note;
(7)	change the ranking of the notes; or
(8)	make any change in the amendment provisions that require each holder’s consent or in the waiver provisions.
Without the consent of any holder, we and the trustee may amend or supplement the indenture or the notes to:
(1)	cure any ambiguity, omission, defect or inconsistency;
(2)	provide for the assumption by a successor corporation of our obligations under the indenture;

(3)	add guarantees with respect to the notes;
(4)	secure the notes;
(5)	add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;
(6)	make any change that does not adversely affect the rights of any holder in any material respect, as certified by us in an officer’s certificate;
(7)
in connection with any transaction described under the caption “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Ordinary Shares” above, provide that the notes are convertible into reference property, subject to the provisions described under the caption “—Conversion Rights—Settlement upon Conversion” above, and make certain related changes to the terms of the notes to the extent expressly required by the indenture;

(8)
conform the provisions of the indenture to the “Description of Notes” section in the preliminary offering memorandum, as supplemented by the related pricing term sheet (together, the “offering memorandum”) and as evidenced in an officer’s certificate;

(9)	comply with the rules of any applicable securities depositary, including DTC, so long as such amendment does not adversely affect the rights of any holder;
(10)	appoint a successor trustee with respect to the notes;
(11)	increase the conversion rate as provided in the indenture; or
(12)
provide for the acceptance of appointment by a successor trustee, security registrar, paying agent, bid solicitation agent or conversion agent to facilitate the administration of the trusts under the indenture by more than one trustee.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to deliver to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.
Discharge
We may satisfy and discharge our obligations under the indenture and the notes by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, at any optional redemption date or tax redemption date, at any fundamental change repurchase date, upon conversion or otherwise, cash and/or (in the case of conversion) ADSs sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.
Calculations in Respect of Notes
Except as otherwise provided above, we will be responsible for making all calculations called for under the indenture and the notes. These calculations include, but are not limited to, determinations of the stock price, the last reported sale prices of our ADSs, the daily VWAPs, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee, the paying agent (if other than the trustee) and the conversion agent (if other than the trustee), and each of the trustee, the paying agent and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.
Reports
The indenture provides that any annual or quarterly reports (on Form 10-K or Form 10-Q or any respective successor form) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor rule)). Documents filed by us with the SEC via the EDGAR system (or any successor system) will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR (or any successor thereto), it being understood that the trustee shall not be responsible for determining whether such filings have been made. Delivery of reports, information and documents to the trustee under the indenture is for informational purposes only and the information and the trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including our compliance with any of our covenants thereunder (as to which the trustee is entitled to rely exclusively on an officer’s certificate).
Rule 144A Information
At any time we are not subject to Section 13 or 15(d) of the Exchange Act, we will, so long as any of the notes or any ordinary shares represented by ADSs deliverable upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the trustee and will, upon written request, provide to any holder, beneficial owner or prospective purchaser of such notes or the ADSs deliverable upon conversion of such notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such notes or ADSs pursuant to Rule 144A under the Securities Act.
Trustee
U.S. Bank Trust Company, National Association is the trustee, security registrar, paying agent and conversion agent. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. We may from time to time maintain banking relationships in the ordinary course of business with the trustee and its affiliates.
Governing Law
The indenture provides that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.
Affiliate Resales
Any notes or ADSs issued upon the conversion or exchange of a note that is repurchased or owned by us or any affiliate of us may not be resold by such affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such notes or ADS, as the case may be, no longer being a “restricted security” (as defined in Rule 144).
Book-entry, Settlement and Clearance
The Global Notes
The notes were initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes were deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in a global note is limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC, ownership of beneficial interests in a global note are shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).
Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry Procedures for the Global Notes
All interests in the global notes are subject to the operations and procedures of DTC and, therefore, a holder of the notes must allow for sufficient time in order to comply with these procedures if it wishes to exercise any of its rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the trustee or any agent of the foregoing are responsible for those operations or procedures.
DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York State Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
•	will not be entitled to have notes represented by the global note registered in their names;
•	will not receive or be entitled to receive physical, certificated notes; and
•
will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest). Neither we nor the trustee, paying agent or conversion agent has any responsibility or liability for any act or omission of DTC.
Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee (including in its capacity as paying agent) will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Certificated Notes
Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:
•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or
•	an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

TAXATION
Certain Material U.S. Federal Income Tax Considerations
The following discussion describes certain material U.S. federal income tax consequences to U.S. Holders (as defined below) of the purchase, ownership, conversion and disposition of notes and the ownership and disposition of ADSs (or the underlying ordinary shares) into which the notes may be converted. This discussion applies only to U.S. Holders that hold the notes (and the ADSs (or the underlying ordinary shares) received upon conversion of such notes, if any) as capital assets (generally, property held for investment) and have the U.S. dollar as their functional currency. This discussion is based on the tax laws of the United States in effect as of the date of this prospectus supplement and on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus supplement, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and affect the tax consequences described below. This summary does not address any U.S. federal estate or gift tax consequences or the effects of any U.S. state, local or non-U.S. laws. The discussion also does not deal with the consequences of the alternative minimum tax, the Medicare tax on “net investment income,” or the consequences of special tax accounting rules under Section 451(b) of the Code.
The following discussion does not describe all the tax consequences that may be relevant to any particular investor or the differing tax consequences that may apply to persons in special tax situations, such as:
•	certain former citizens or long-term residents of the United States;
•	persons holding the notes, ADSs or ordinary shares as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	real estate investment trusts or regulated investment companies;
•	brokers, dealers or traders in securities, commodities or currencies;
•	partnerships, S corporations or other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes;
•	tax-exempt entities and organizations;
•	persons who acquired the ADSs pursuant to the exercise of any employee share option or otherwise as compensation;
•	persons that own or are deemed to own 10% or more of our equity by vote or value;
•	persons that hold their notes, ADSs or ordinary shares through a permanent establishment or fixed base outside the United States; and
•	persons deemed to sell the notes, ADSs or ordinary shares under the constructive sale provisions of the Code.
THIS SUMMARY OF U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, CONVERSION AND DISPOSITION OF THE NOTES OR THE OWNERSHIP OR DISPOSITION OF THE ADSs RECEIVED UPON CONVERSION OF THE NOTES ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of the notes (or the ADSs received upon conversion of the notes or ordinary shares underlying these ADSs) and you are, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person (such beneficial owner, a “U.S. Holder”).

If you are a partner in a partnership (or other entity or arrangement taxable as a partnership for U.S. federal income tax purposes) that holds the notes, ADSs or ordinary shares, your tax treatment generally will depend on your status as a partner and the activities of such partnership. Partnerships holding the notes, ADSs or ordinary shares and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences applicable to them.
We have not sought, nor will we seek, a ruling from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership, conversion and disposition of notes and the ownership and disposition of ADSs into which the notes may be converted (or the underlying ordinary shares), or that any such position would not be sustained.
The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms.
Generally, a holder of an ADS should be treated for the U.S. federal income tax purposes as holding the ordinary shares represented by the ADS. Accordingly, no gain or loss will be recognized upon an exchange of ADSs for ordinary shares.
Additional Payments
We may be required to make additional payments on the notes in excess of stated principal and interest in certain circumstances. See discussions above under “Description of Notes—Events of Default” and “Description of Notes—Additional Amounts.” We believe (and the rest of this discussion assumes) that the possibility of such payments should not cause the notes to be treated as “contingent payment debt instruments” under applicable U.S. Treasury regulations because there is only a remote possibility that we will be obligated to make such payments of additional amounts; if such additional amounts were required to be paid, they would be in an incidental amount; or the possibility of such additional payments is otherwise disregarded for purposes of the applicable rules. Assuming our position is respected, any such additional payments generally would be taken into account by a U.S. Holder at the time such payments are received or accrued, in accordance with the U.S. Holder’s usual method of accounting for tax purposes.
Our determination that the notes are not contingent payment debt instruments is not binding on the IRS. If the IRS were to successfully challenge our determination and the notes were treated as contingent payment debt instruments, a U.S. Holder would be required, among other things, to accrue interest income based upon a “comparable yield,” regardless of such U.S. Holder’s method of accounting, at a rate higher than the stated interest rate on the notes and would also be required to treat as taxable ordinary income, rather than capital gain, any gain on a sale, exchange or redemption of a note and the entire amount of realized gain upon a conversion of a note (including all gain upon conversion, even if the U.S. Holder receives solely ADSs). Our determination that the notes are not contingent payment debt instruments is binding on a U.S. Holder unless the U.S. Holder discloses a contrary position to the IRS in the manner required by applicable U.S. Treasury regulations. The remainder of this discussion assumes the notes will not be considered contingent payment debt instruments and that no additional payments will be made. You are urged to consult your tax advisor regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.
Payment of Stated Interest
The notes were originally issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes. Stated interest on a note (including any amounts in respect of non-U.S. taxes withheld and any additional amounts paid in respect thereof) will be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder’s method of accounting for tax purposes. Interest income on a note generally will constitute foreign-source income and generally will constitute “passive category income” for foreign tax credit limitation purposes. Subject to certain conditions and limitations, any non-U.S. withholding taxes on interest withheld at a rate not in excess of an applicable treaty rate may be treated as foreign taxes eligible for credit

(or deduction in lieu of a credit) against a U.S. Holder’s U.S. federal income tax liability. The determination of foreign tax credits involves the application of complex rules that depend on a U.S. Holder’s particular circumstances. You should consult your tax advisor regarding the creditability or deductibility of any non-U.S. tax withheld.
Market Discount
A U.S. Holder that purchases a Note from the selling securityholders pursuant to this prospectus supplement for an amount that is less than its stated principal amount may be treated as acquiring such Note with “market discount.” Subject to a de minimis exception, the “market discount” on a Note will equal the amount, if any, by which its stated principal amount exceeds the U.S. Holder’s adjusted tax basis in the Note immediately after its acquisition.
If a U.S. Holder acquires a Note at a market discount and does not elect to include market discount in income as it accrues, such U.S. Holder generally will be required to treat any gain recognized on a sale, exchange, redemption or other taxable disposition of the Note as ordinary income to the extent of accrued market discount on such Note at the time of such sale, exchange, redemption or other taxable disposition. In addition, such U.S. Holder may be required to include accrued market discount in income upon a disposition of a Note in certain otherwise non-taxable transactions as if such U.S. Holder sold the Note for its fair market value. In general, market discount will be treated as accruing on a straight line basis over the remaining term of the Note or, at the U.S. Holder’s election, under a constant yield method. If such an election is made, it will apply only to the Note with respect to which it is made and may not be revoked. A U.S. Holder that acquires a Note at a market discount and does not elect to include market discount in income as it accrues may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the Note until maturity or until a taxable disposition of the Note.
A U.S. Holder may elect to include market discount in income on a current basis as it accrues over the remaining term of the Note (on either a ratable or constant-yield method). Once made, this election applies to all market discount obligations acquired by such U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. Holder makes such an election, the rules described above which treat gain realized on a Note as ordinary income to the extent of accrued market discount and require deferral of certain interest deductions will not apply.
Generally, upon conversion of a Note acquired at a market discount into ADSs, any market discount not previously included in income (including as a result of the conversion) will carry over to the ADSs received in exchange for the Note. Any such market discount that is carried over to ADSs received upon conversion will be taxable as ordinary income upon the sale or other disposition of such ADSs (including a deemed sale or disposition of a fractional ADS pursuant to a conversion). The market discount rules are complex and U.S. Holders should consult their tax advisors regarding the application of these rules to their investment in the Notes and the election to include market discount in income on a current basis, including with respect to the application of the market discount rules following a conversion of notes into ADSs.
Amortizable Bond Premium
If a U.S. Holder purchases a Note for an amount (excluding any amount attributable to the value of the conversion feature of the Note) in excess of the stated principal amount, then such U.S. Holder will be considered to have purchased the Note with “bond premium” in an amount equal to such excess and may elect to amortize the bond premium allocable to an accrual period as an offset to qualified stated interest income allocable to such accrual period, using a constant yield method, over the term of the Note, subject to certain limitations. A U.S. Holder generally will not be able to amortize bond premium as an offset to a payment of additional interest (if any) on the Notes described under “Description of Notes—Events of Default” and “Description of Notes—Additional Amounts.” Any such election to amortize bond premium generally applies to all taxable debt instruments held or subsequently acquired by such U.S. Holder on or after the first day of the first taxable year to which the election applies and cannot be revoked without permission from the IRS. If a U.S. Holder elects to amortize the bond premium, such U.S. Holder will be required to reduce (but not below zero) its tax basis in the Note by the amount of the bond premium amortized during such U.S. Holder’s holding period. The rules regarding instruments purchased with amortizable bond premium are complex and, accordingly, prospective investors should consult their tax advisors concerning the application of such rules to the Notes.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes
Except as provided below under “—Conversion of Notes,” and subject to the PFIC rules discussed below under “—Passive Foreign Investment Company Rules,” a U.S. Holder will recognize gain or loss on the sale, exchange, redemption, repurchase or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (excluding any amount attributable to accrued but unpaid stated interest, which will be taxable as such to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to the U.S. Holder increased by the amount of any market discount previously included in income with respect to the note and decreased by any bond premium previously amortized by such U.S. Holder with respect to the note, and further increased by the amount of any constructive distributions treated as dividends (if any), as discussed under “—Constructive Distributions,” below. Subject to the market discount rules discussed above under “—Market Discount,” any gain or loss recognized on a taxable disposition of a note generally will be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of a note, the U.S. Holder held the note for more than one year, such gain or loss generally will be long-term capital gain or loss. Otherwise, such gain or loss will be short-term capital gain or loss. Certain non-corporate U.S. Holders, including individual U.S. Holders, may be eligible for reduced tax rates on long-term capital gains. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as U.S.-source income or loss. Consequently, a U.S. Holder may not be able to use any foreign tax credit arising from any foreign tax imposed on the disposition of a note unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from non-U.S. sources. Certain proposed Treasury regulations would impose additional limitations on the creditability of any foreign taxes on gains from dispositions, although recent IRS notices provide temporary relief from these additional limitations. You are urged to consult your tax advisor regarding the tax consequences if a non-U.S. tax is imposed on a disposition of our notes, including the availability of the foreign tax credit under your particular circumstances and your ability to claim an exemption under the provisions of an applicable treaty.
Conversion of Notes
If a U.S. Holder presents a note for conversion, except as described in “Description of Notes—Conversion Rights—Conversion Share Limitations,” a U.S. Holder will receive our ADSs (together with cash in lieu of any fractional ADS, if applicable) in exchange for the note.
A U.S. Holder receiving solely ADSs in exchange for notes upon conversion generally will not recognize gain or loss upon the conversion of the notes into ADSs, except to the extent of cash received in lieu of a fractional ADS or with respect to accrued interest. The amount of gain or loss a U.S. Holder will recognize on the receipt of cash in lieu of a fractional ADS will be equal to the difference between the amount of cash the U.S. Holder receives in respect of the fractional ADS and the portion of the U.S. Holder’s adjusted tax basis in the note that is allocable to the fractional ADS. Subject to the market discount rules discussed above under “—Market Discount,” any such gain or loss generally would be capital gain or loss, and would be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year. The tax basis of ADSs received upon a conversion will equal the adjusted tax basis of the note that was converted (excluding the portion of the adjusted tax basis that is allocable to any fractional ADS or ADSs received with respect to accrued interest). The U.S. Holder’s holding period for ADSs will include the period during which the U.S. Holder held the notes. The value of ADSs received with respect to accrued interest will be taxed as interest income, and a U.S. Holder’s tax basis in such ADSs will be equal to the amount of such interest income, and their holding period will begin on the day after receipt.
In certain circumstances, as described in “Description of Notes—Conversion Rights—Conversion Share Limitations,” a U.S. Holder may receive cash instead of ADSs that exceed our allotment share cap. The U.S. federal income tax treatment of the conversion of a note into a combination of cash and ADSs is uncertain. It is possible that the cash payment may be treated as proceeds from the sale of a portion of the note, taxable in the manner described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of notes,” and the ADSs received on such a conversion may be treated as received on conversion of the other portion of the note, as described in the immediately preceding paragraph. There are other possible U.S. federal income tax characterizations of such a conversion, including a recapitalization in which cash is paid (in which gain, but not loss, generally would be recognized). U.S. Holders should consult their own tax advisors regarding the U.S. tax consequences in this particular circumstance.

Possible Effect of Change in Conversion Consideration
In certain situations (including as described above under “Description of Notes—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Ordinary Shares”), the notes may provide for conversion into stock (other than our ADSs), other securities, other property or assets. Depending on the circumstances, such an adjustment could result in a deemed taxable exchange to a U.S. Holder and the modified note could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. In addition, the conversion of the note into stock (other than our stock or ADSs), other securities, other property or assets may also be taxable for a U.S. Holder.
Constructive Distributions
The conversion rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may in some circumstances result in a deemed distribution to a U.S. Holder of the notes for U.S. federal income tax purposes, even though no cash or property is received. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, generally will not be considered to result in a deemed distribution to a U.S. Holder of the notes. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our ADSs or ordinary shares) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, depending on the circumstances, including whether we have paid in the past or will pay in the future distributions on our ADSs or ordinary shares or interest on other convertible debt, a U.S. Holder may be deemed to have received a distribution even though the U.S. Holder of the notes has not received any cash as a result of such adjustments. In addition, an adjustment to the conversion rate in connection with a make-whole fundamental change or a notice of redemption (as described above in the section titled “Description of Notes—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change, Notice of Optional Redemption or Notice of Tax Redemption”) may be treated as a deemed distribution. Any deemed distributions will be taxable as described below under “—Taxation of Distributions.” Generally, a U.S. Holder’s tax basis in the notes will be increased to the extent of any such constructive distribution treated as a dividend. It is not entirely clear whether a constructive dividend deemed paid to a non-corporate U.S. Holder could be “qualified dividend income” as discussed below under “—Taxation of Distributions.”
We are currently required to report the amount of any deemed distributions on our website or to the IRS and holders of notes not exempt from information reporting. Proposed U.S. Treasury regulations have been released addressing the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the regulations generally would provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, and (iii) we are required to report the amount of any deemed distributions on our website or to the IRS and all holders of notes (including holders of notes that would otherwise be exempt from information reporting). The final U.S. Treasury regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of notes and withholding agents may rely on them prior to that date under certain circumstances.
Taxation of Distributions
Subject to the discussion below under “—Passive Foreign Investment Company Rules,” distributions paid on ordinary shares or ADSs, other than certain pro rata distributions of ordinary shares or ADSs, generally will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we may not calculate our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will generally be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. If certain holding period and other requirements, including a requirement that we are not a PFIC in the year of the dividend or the immediately preceding year, are met, dividends a non-corporate U.S. Holder of ADSs (or a non-corporate U.S. Holder of our ordinary shares, if we are eligible for benefits under the income tax treaty between the United States and United

Kingdom) receives from us generally will be “qualified dividend income” subject to preferential tax rates. You should consult your tax advisor regarding the availability of these preferential tax rates under your particular circumstances.
The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of actual or constructive receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of actual or constructive receipt. Such gain or loss would generally be treated as U.S.-source ordinary income or loss. Investors who are considering the purchase of notes should consult their tax advisors with respect to the tax treatment of foreign currency gain or loss. The amount of any distribution of property other than cash (and other than certain pro rata distributions of our ordinary shares or ADSs or rights to acquire our ordinary shares or ADSs) will be the fair market value of such property on the date of distribution. For foreign tax credit purposes, our dividends will generally be treated as passive category income.
Sale or Other Taxable Disposition of Ordinary Shares and ADSs
Subject to the market discount rules discussed above under “—Market Discount,” and the discussion below under “—Passive Foreign Investment Company Rules,” gain or loss realized on the sale, exchange or other taxable disposition of ordinary shares or ADSs will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the ordinary shares or ADSs for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the ordinary shares or ADSs disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss generally will be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.
If the consideration received by a U.S. Holder is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of the payment received determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if the ordinary shares or ADSs are treated as traded on an “established securities market” and you are either a cash basis taxpayer or an accrual basis taxpayer that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), you will determine the U.S. dollar value of the amount realized in a non-U.S. dollar currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If you are an accrual basis taxpayer that is not eligible or does not elect to determine the amount realized using the spot rate on the settlement date, you will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date. Any such foreign currency gain or loss will be U.S.-source for foreign tax credit purposes.
Passive Foreign Investment Company Rules
Under the Code, we will be a PFIC for any taxable year in which (1) 75% or more of our gross income consists of passive income or (2) 50% or more of the value of our assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income (including cash). For purposes of these tests, passive income includes dividends, interest, gains from the sale or exchange of investment property and certain rents and royalties. Cash and cash-equivalents are passive assets for these purposes. In addition, for purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as holding and receiving directly its proportionate share of the assets and income of such corporation. If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares or ADSs (or under proposed Treasury regulations, notes), then, regardless of whether we continue to qualify as a PFIC, the U.S. Holder may be subject to adverse tax consequences, including ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred and additional reporting requirements, as discussed below.
Based on our analysis of our activities and the composition of our income and assets, we believe that we were not a PFIC for our taxable year ended December 31, 2024. However, the determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. As a result, there can be no assurance that we will not be treated as a PFIC for the current or any future taxable year. In addition, for our current and future taxable years, the total value of our assets for PFIC testing purposes (including goodwill) may be determined in part by reference to the market price of our ordinary shares or ADSs from time to time, which may fluctuate considerably. Accordingly, if our market capitalization declines while we hold a substantial amount of cash and cash-equivalents for any taxable year, we may be a PFIC for that taxable year. Under the income test, our status as a PFIC depends on the composition of our income for the relevant taxable year, which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by how we spend the cash we raise in any offering. We have only recently begun to generate product revenues and we may be a PFIC for any taxable year in which we do not generate sufficient amounts of active income to offset our passive financing income. Therefore, we cannot give any assurance regarding our PFIC status for the current or any future taxable year. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position. Because our PFIC status is a factual determination, our U.S. counsel expresses no opinion with respect to our PFIC status for any prior, current or future taxable years.
The U.S. Treasury Department has proposed Treasury regulations with a retroactive effective date which, if finalized in their current form, would (i) treat a U.S. Holder that holds a note during any taxable year for which we are classified as a PFIC as holding stock of a PFIC for purposes of applying the PFIC rules to dispositions and (ii) treat for purposes of the PFIC rules the holding period of ADSs received upon conversion of a note as including the period the note was held. If we are a PFIC in any year with respect to which a U.S. Holder owns the ordinary shares or ADSs, or, under the proposed Treasury regulations, the notes, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the ordinary shares, ADSs or notes, regardless of whether we continue to meet the tests described above unless we cease to be a PFIC and the U.S. Holder makes a “deemed sale” election under the PFIC rules. If such a deemed sale election is made, a U.S. Holder will be deemed to have sold the ordinary shares, ADSs or notes the U.S. Holder holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s ordinary shares, ADSs or notes with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the ordinary shares, ADSs or notes. U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we are a PFIC and cease to be a PFIC and such election becomes available.
For each taxable year that we are treated as a PFIC with respect to U.S. Holders, U.S. Holders will be subject to special tax rules with respect to any “excess distribution” such U.S. Holder receives and any gain such U.S. Holder recognizes from a sale or other disposition (including a pledge) of ordinary shares or ADSs, or under proposed U.S. Treasury regulations, the notes, unless certain elections (discussed below) are made. Distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions a U.S. Holder received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the ordinary shares, ADSs or notes will be treated as an excess distribution. Under these special tax rules:
•	the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the ordinary shares, ADSs or notes;
•
the amount allocated to the taxable year of the disposition or distribution (as applicable), and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

•
the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares, ADSs or notes cannot be treated as capital, even if a U.S. Holder holds the ordinary shares, ADSs or notes as capital assets.
If we are a PFIC, a U.S. Holder generally will be subject to similar rules with respect to distributions we receive from, and our dispositions of the stock of, any of our direct or indirect subsidiaries or any other entities in which we hold equity interests that also are PFICs (“lower-tier PFICs”), as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such U.S. Holder. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to lower-tier PFICs.
In certain circumstances, a U.S. Holder of stock in a PFIC can make a qualified electing fund election (a “QEF election”), which would alter the tax consequences described above of holding stock in a PFIC by including in income its share of the corporation’s income on a current basis. In order to apply the QEF regime in lieu of the general PFIC rules described above, a U.S. Holder generally must make the QEF election for the first taxable year during a U.S. Holder’s holding period in which we are treated as a PFIC. Although the matter is not entirely clear under current and proposed U.S. Treasury regulations, a U.S. Holder of our notes may not be permitted to make a QEF election with respect to the notes, and a QEF election with respect to ADSs (or underlying ordinary shares) received on conversion of the notes may not be considered timely made in the absence of a concurrent deemed sale election. A U.S. Holder of our notes who has made a valid QEF election with respect to other ADSs or ordinary shares should consult their own tax advisor regarding the U.S. federal income tax consequences of the QEF election and their investment in the notes.
A U.S. Holder of stock in a PFIC can only make a QEF election if we agree to furnish such U.S. Holder with certain information annually. If we determine that we are a PFIC in any taxable year, we intend to make available to U.S. Holders, upon request and in accordance with applicable procedures and confidentiality requirements, a “PFIC Annual Information Statement” with respect to us for such taxable year. The “PFIC Annual Information Statement” may be used by U.S. Holders for purposes of complying with the reporting requirements applicable to a QEF election.
If a U.S. Holder makes an effective QEF election with respect to our ordinary shares or ADSs, the U.S. Holder generally will be required to include in gross income for each year in which we are a PFIC, whether or not we make distributions, as capital gains, such U.S. Holder’s pro rata share of our net capital gains and, as ordinary income, such U.S. Holder’s pro rata share of our earnings in excess of our net capital gains. An electing U.S. Holder’s basis in our ordinary shares or ADSs generally will be increased to reflect the amount of any taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in the ordinary shares or ADSs and generally will not be taxed again as distributions to the U.S. Holder. In addition, a U.S. Holder that makes a QEF election generally will be taxed on the disposition of ordinary shares or ADSs as described in “—Sale or Other Taxable Disposition of Ordinary Shares and ADSs” above.
U.S. Holders of ADSs can avoid the interest charge on excess distributions or gain relating to the ADSs by making a mark-to-market election with respect to the ADSs but, for the avoidance of doubt, not such U.S. Holder’s notes or ordinary shares, provided that the ADSs are “marketable stock.” The ADSs will be marketable stock if they continue to be listed on the Nasdaq Global Market and are “regularly traded.” For these purposes, the ADSs will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Each U.S. Holder should consult its tax advisor as to the whether a mark-to-market election is available or advisable with respect to the ordinary shares or ADSs. A mark-to-market election likely cannot be made with respect to the notes.
A U.S. Holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of the ADSs at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the ADSs. An electing U.S. Holder also may claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the ADSs over the fair market value of the ADSs at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the ADSs in any year in which we are a PFIC will be treated as ordinary income, and any losses incurred on a sale or other disposition of the ADSs will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the IRS unless the ADSs cease to be marketable stock.
However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable stock.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our ADSs, the U.S. Holder may continue to be subject to the

PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.
Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report may result in substantial penalties and extend the statute of limitations with respect to the U.S. Holder’s federal income tax return. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules.
YOU ARE STRONGLY URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE NOTES OR THE ADSs OR ORDINARY SHARES.
Information Reporting and Backup Withholding
Payments of interest and constructive dividends with respect to the notes, dividend payments with respect to the ordinary shares or ADSs, and proceeds from the sale, exchange or other disposition of notes or ordinary shares or ADSs that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder that furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or that is otherwise exempt from backup withholding and establishes such an exemption. You should consult your tax advisors regarding the application of the U.S. information reporting and backup withholding rules.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS and furnishing any required information in a timely manner.
Information With Respect to Foreign Financial Assets
Individuals and certain entities that own “specified foreign financial assets” with an aggregate value in excess of certain thresholds, generally are required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by non-U.S. financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in non-U.S. entities. The notes, ADSs, and ordinary shares may be subject to these rules. You are urged to consult your tax advisor regarding the application of this legislation to your ownership of the notes, ADSs or ordinary shares.
Material U.K. Tax Considerations
The following is intended as a general guide to current U.K. tax law and HM Revenue & Customs, or HMRC, practice applying as at the date of this prospectus supplement (both of which are subject to change at any time, possibly with retrospective effect) and sets out certain specific U.K. tax matters relating to holding the notes and (following conversion) ADSs. It does not constitute legal or tax advice and does not purport to be a complete analysis of all U.K. tax considerations relating to the holding of notes or ADSs, or all of the circumstances in which holders of notes or ADSs may benefit from an exemption or relief from U.K. taxation. More specifically, this guide relates only to the U.K. withholding tax treatment of interest payable on the notes, and dividends on the ADSs, and certain aspects of the U.K. stamp duty and stamp duty reserve tax (“SDRT”) treatment of the issue and transfer of the notes, and (upon conversion) the issue and transfer of ADSs (and the underlying ordinary shares). It also provides some brief guidance concerning the expected U.K. direct tax treatment of holding the notes and ADSs for investors that are not resident for tax purposes in the U.K. This guide does not deal with any other U.K. tax implications of acquiring, holding or disposing of notes or ADSs (including on the conversion of the notes), and relates only to the position of investors who are the absolute beneficial owners of the notes and ADSs. It does not necessarily apply to certain classes of person (such as dealers) or where the income is deemed for tax purposes to be the income of any other person.

THESE PARAGRAPHS ARE A SUMMARY OF CERTAIN U.K. TAX CONSIDERATIONS AND ARE INTENDED AS A GENERAL GUIDE ONLY. IT IS RECOMMENDED THAT ALL HOLDERS OF NOTES OR ADSs OBTAIN ADVICE AS TO THE CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF THE NOTES OR ADSs (INCLUDING ON THE CONVERSION OF THE NOTES) IN THEIR OWN SPECIFIC CIRCUMSTANCES FROM THEIR OWN TAX ADVISORS. IN PARTICULAR, NON-U.K. RESIDENT OR DOMICILED PERSONS ARE ADVISED TO CONSIDER THE POTENTIAL IMPACT OF ANY RELEVANT DOUBLE TAXATION AGREEMENTS.
In particular, except as expressly set out herein, this summary does not detail the U.K. income tax, corporation tax or capital gains tax consequences of acquiring, holding or disposing of notes or ADSs (including on the conversion of the notes).
U.K. Withholding Tax on Interest
Under U.K. law, there is generally an obligation to withhold or deduct an amount for or on account of U.K. income tax from payments of interest where the interest in question arises in the United Kingdom. The interest payable on the notes arises in the United Kingdom for these purposes.
However, the Issuer intends to rely on the exemption from such obligation to withhold or deduct U.K. income tax that applies to interest paid on “quoted Eurobonds” (provided in section 882 of the U.K. Income Tax Act 2007 (“ITA 2007”)). The notes should constitute quoted Eurobonds within the meaning of section 987 ITA 2007 provided they are issued by a company, carry a right to interest and continue to be listed on a “recognised stock exchange” within the meaning of section 1005 ITA 2007. Under current HMRC published practice, the Exchange is a recognised stock exchange for these purposes and the notes will be treated as listed if they continue to be listed and admitted to trading on the Exchange. While the notes continue to be quoted Eurobonds, payments of interest on the notes may be made without withholding or deduction for or on account of U.K. income tax.
If the notes cease to be listed on a recognised stock exchange, U.K. income tax at the basic rate (currently 20%) will be required to be deducted from payments of interest on the notes, subject to any direction to the contrary from HMRC in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty and any other exemption which may apply.
U.K. Withholding Tax on Dividends
Payments of dividends to holders of ADSs will not be subject to withholding or deduction for or on account of U.K. tax.
U.K. Direct Tax
A holder of notes or ADSs which is not resident for tax purposes in the United Kingdom should not normally be liable to U.K. capital gains tax or corporation tax on chargeable gains direct taxation on a disposal (or deemed disposal) of notes of ADSs, nor on the receipt of interest (by way of assessment) on the notes or dividends on the ADSs, unless the person is carrying on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency (or, in the case of a corporate holder of notes or ADSs, through a permanent establishment) to which the notes or ADSs (or any interest or dividends paid on them) are attributable. However, an individual holder of notes or ADSs who has ceased to be resident for tax purposes in the United Kingdom for a period of less than five years and who disposes of notes or ADSs during that period may be liable on his or her return to the United Kingdom to U.K. tax on any capital gain realized (subject to any available exemption or relief).
U.K. Stamp Duty and SDRT
The discussion below relates to the holders of notes or ADSs wherever resident, however it should be noted that special rules may apply to certain persons such as market makers, brokers, dealers or intermediaries.
Issue of notes
No U.K. stamp duty or SDRT is payable on the issue of a note.
Transfers of notes
No U.K. SDRT should be required to be paid on a paperless transfer of a note through the clearance service facilities of DTC, provided that no election has been made under section 97A of the U.K. Finance Act 1986, or a section 97A election, and such note is held through DTC at the time of any agreement for its transfer. It is understood that HMRC regards the facilities of DTC as a clearance service for these purposes and we are not aware of any section 97A election having been made by DTC.
No U.K. stamp duty will in practice be payable on a written instrument transferring a Note provided that the instrument of transfer is executed and remains at all times outside the United Kingdom. Where these conditions are not met, the transfer of, or agreement to transfer, a Note could, depending on the circumstances, attract a charge to U.K. stamp duty at the rate of 0.5% of the amount or value of the consideration. If it is necessary to pay stamp duty, it may also be necessary to pay interest and penalties.
Issue of Ordinary Shares
No U.K. stamp duty or SDRT is payable on the issue of the underlying ordinary shares in the Company.
Transfers of Ordinary Shares
An unconditional agreement to transfer ordinary shares in certificated form will normally give rise to a charge to SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer. The purchaser of the shares is liable for the SDRT. Transfers of ordinary shares in certificated form are generally also subject to stamp duty at the rate of 0.5% of the amount or value of the consideration given for the transfer (rounded up to the next £5.00). Stamp duty is normally paid by the purchaser. The charge to SDRT will be canceled or, if already paid, repaid (generally with interest), where a transfer instrument has been duly stamped within six years of the charge arising (either by paying the stamp duty or by claiming an appropriate relief) or if the instrument is otherwise exempt from stamp duty.
An unconditional agreement to transfer ordinary shares to, or to a nominee or agent for, a person whose business is or includes the issue of depositary receipts or the provision of clearance services will generally be subject to SDRT (or, where the transfer is effected by a written instrument, stamp duty) at a higher rate of 1.5% of the amount or value of the consideration given for the transfer unless the clearance service has made a section 97A election. However, no stamp duty or SDRT is payable where the transfer of ordinary shares to a clearance service or depositary receipt system satisfies the conditions of an exemption, which will generally be the case if the transfer occurs in the course of qualifying capital-raising arrangements.
Any stamp duty or SDRT payable on a transfer of ordinary shares to a depositary receipt system or clearance service will in practice generally be paid by the transferors or participants in the clearance service or depositary receipt system.
Issue of ADSs
No U.K. stamp duty or SDRT is payable on the issue of ADSs in the Company upon conversion of the notes.
Transfers of ADSs
No U.K. SDRT should be required to be paid on a paperless transfer of ADSs through the clearance service facilities of DTC, provided that no section 97A election has been made by DTC, and such ADSs are held through DTC at the time of any agreement for their transfer.
No U.K. stamp duty will in practice be payable on a written instrument transferring an ADS provided that the instrument of transfer is executed and remains at all times outside the United Kingdom. Where these conditions are not met, the transfer of, or agreement to transfer, an ADS could, depending on the circumstances, attract a charge to U.K. stamp duty at the rate of 0.5% of the amount or value of the consideration. If it is necessary to pay stamp duty, it may also be necessary to pay interest and penalties.

SELLING SECURITYHOLDERS
On February 2, 2024, we issued $402.5 million aggregate principal amount of notes in a private placement in reliance on an exemption from registration under the Securities Act of 1933, as amended, or the Securities Act. The initial purchasers of the notes in that offering resold the notes in offerings in reliance on an exemption from registration under Rule 144A of the Securities Act, including $87,500,000 to the selling securityholders.
The following table sets forth certain information as of the date of this prospectus supplement, concerning the principal amount of notes beneficially owned that may be offered from time to time under this prospectus supplement by the selling securityholders named in the table. We prepared this table based on the information supplied to us by the selling securityholders named in the table and we have not sought to verify such information. This table only reflects information the selling securityholders provided us. Information concerning the selling securityholders may change from time to time and any changed information will be set forth in supplements to this prospectus supplement if and when necessary.
To our knowledge, except as may be disclosed herein, none of the selling securityholders have, and within the past three years have not had, any position, office or other material relationship with us or any of our affiliates, other than the right to appoint a director and/or an observer to our board of directors and the beneficial ownership of our notes and ordinary shares. To our knowledge, none of the selling securityholders is a broker-dealer, nor at the time of the acquisition of our ordinary shares did any of the selling securityholders have direct or indirect agreements or understandings with any person to distribute any of our ordinary shares, including any ordinary shares represented by ADSs.

	Notes				Ordinary Shares
Name	Principal Amount of Notes Beneficially Owned Prior to the Offering	Maximum Principal Amount at Maturity of Notes Registered Hereunder for Sale	Principal Amount of Notes Beneficially Owned Upon Completion of the Offering		Ordinary Shares Beneficially Owned Prior to the Offering	Maximum Number of Ordinary Shares Registered Hereunder for Sale	Ordinary Shares Beneficially Owned Upon Completion of the Offering
			Principal Amount of Notes	Percentage			Number Of Ordinary Shares	Percentage
Entities affiliated with Baker Bros. Advisors LP(1)	$150,000,000(2)	$150,000,000(2)	—	—	2,511,460 (3)	1,584,014(4)	2,511,460	4.99%

(1)
Baker Bros. Advisors LP (“the Adviser”) is the investment adviser to 667, L.P. (“667”) and Baker Brothers Life Sciences, L.P. (“Life Sciences”, and together with 667, the “Baker Funds”) and has the sole voting and investment power with respect to the securities held by the Baker Funds and thus may be deemed to beneficially own such securities. Baker Bros. Advisors (GP) LLC (the “Adviser GP”) is the sole general partner of the Adviser and thus may be deemed to beneficially own the securities held by the Baker Funds. The managing members of the Adviser GP are Julian C. Baker and Felix J. Baker, who may be deemed to beneficially own the securities held by the Baker Funds. The business address of the Adviser, the Adviser GP, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, NY 10014.

(2)	Includes $12,764,000 principal amount of notes held directly by 667 and $137,236,000 principal amount of notes directly held by Life Sciences.
(3)
Includes (i) 109,897 ordinary shares held in the form of ADS held directly by 667 and (ii) 1,405,421 ordinary shares held in the form of ADS held directly by Life Sciences. In addition, 667 directly holds 60,136 non-voting ordinary shares and Life Sciences directly holds 674,261 non-voting ordinary shares, which may be converted into ordinary shares, subject to the Baker Beneficial Ownership Limitation set forth below, on a one-for-one basis. Finally, 667 and Life Sciences hold notes described above that may be converted, without application of the Baker Beneficial Ownership Limitation (as defined below), into 134,789 ADS and 1,449,225 ADS, respectively. The notes and the non-voting ordinary shares are only convertible to the extent that after giving effect to such conversion the holders thereof, their affiliates and any persons who are members of a Section 13(d) group with the holders or their affiliates would beneficially own in the aggregate, for purposes of Rule 13d-3 under the Exchange Act, no more than 4.99% of the outstanding ordinary shares, including ordinary shares in the form of ADS (“Baker Beneficial Ownership Limitation”), and the number of ordinary shares reported as beneficially owned gives effect to the Baker Beneficial Ownership Limitation. By written notice to the Issuer, the Baker Funds may from time to time increase or decrease the Baker Beneficial Ownership Limitation applicable to that Fund to any other percentage not in excess of 19.99%. Any such increase will not be effective until the 61st day after such notice is delivered to the Issuer.

(4)
The number of securities in column “Maximum Number of Ordinary Shares Registered Hereunder for Sale” represents all of the ordinary shares that the selling shareholders may offer and sell from time to time under this prospectus, without regard to the Baker Beneficial Ownership Limitation.

PLAN OF DISTRIBUTION
We are registering the notes and the note conversion ADSs to permit the resale by the selling securityholders from time to time of up to $150,000,000 aggregate principal amount of notes, including the note conversion ADSs issuable upon conversion thereof. We will not receive any of the proceeds from the sale by the selling securityholders of the notes or any note conversion ADSs. The selling securityholders will bear the costs associated with this registration of the notes and the note conversion ADSs. There can be no assurance that the selling securityholders will sell any or all of the notes or any note conversion ADSs registered pursuant to this prospectus supplement.
The selling securityholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling notes or any note conversion ADSs received after the date of this prospectus supplement from the selling securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell any or all of their notes or note conversion ADSs on any stock exchange, market or trading facility on which the notes or such note conversion ADSs are traded or in private transactions directly or through one or more broker dealers or agents. If the notes or note conversion ADSs are sold through broker-dealers, the selling securityholders will be responsible for discounts or commissions or agent’s commissions. Dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions.
The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the notes or note conversion ADSs as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date of this prospectus supplement;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.
The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the notes or note conversion ADSs owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the notes or note conversion ADSs, from time to time, under this prospectus supplement, or under an amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus supplement. The selling securityholders also may transfer the notes or note conversion ADSs in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.
In connection with the sale of our notes or note conversion ADSs or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the notes or the note conversion ADSs in the course of hedging the positions they assume. The selling securityholders may also sell notes or note conversion ADSs short and if such short sale shall take place after the date of this prospectus supplement, the selling securityholders may deliver notes or note conversion ADSs covered by this prospectus supplement to close out short positions and to return borrowed notes or note conversion ADSs in connection with such short sales. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of notes or note conversion ADSs offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling securityholders have been advised that they may not use notes or note conversion ADSs registered on the registration statement to cover short sales of our notes or note conversion ADSs made prior to the date of this prospectus supplement.
The aggregate proceeds to the selling securityholders from the sale of the notes or the note conversion ADSs offered by them will be the purchase price of the notes less discounts or commissions, if any. The selling securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of notes or note conversion ADSs to be made directly or through agents.
The selling securityholders also may resell all or a portion of the notes or the note conversion ADSs in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.
The selling securityholders and any broker-dealers or agents that participate in the sale of the notes or the note conversion ADSs or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the notes or the note conversion ADSs may be deemed to be underwriting discounts and commissions under the Securities Act. If a selling securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
To the extent required, the notes or the note conversion ADSs to be sold, the name of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents and dealer, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement.
In order to comply with the securities laws of some states, if applicable, the notes or the note conversion ADSs may be sold in these jurisdictions only through registered or licensed brokers or dealers.
The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the notes or the note conversion ADSs by the selling securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the notes or the note conversion ADSs to engage in market-making activities with respect to the ADSs. All of the foregoing may affect the marketability of the notes or the note conversion ADSs and the ability of any person or entity to engage in market-making activities with respect to the notes or the note conversion ADSs.
To the extent applicable, we will make copies of this prospectus supplement (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. If the selling securityholders effect such transactions by selling notes or note conversion ADSs to or through broker-dealers or agents, such broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the notes for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus supplement, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
The notes are listed on the Official List of the Exchange under the symbol “IMMUNO30.” The Exchange is not a regulated market for the purposes of The Markets in Financial Instruments Directive (2004/39/EC). There is currently no established trading market for the notes in the United States and we do not expect a market to develop. We do not intend to list the notes on the Nasdaq Global Select Market or any other national securities exchange or any other nationally recognized trading system in the United States.

LEGAL MATTERS
The validity of the notes being offered by this prospectus supplement and certain other matters of U.S. federal law will be passed upon for us by Cooley LLP, New York, NY. Certain other matters of English law will be passed upon for us by Cooley (UK) LLP.
EXPERTS
The financial statements of Immunocore Holdings plc as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement, and the effectiveness of Immunocore Holdings plc’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of Immunocore Holdings plc and subsidiaries as of December 31, 2022, and for the year ended December 31, 2022, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
We are incorporated and currently existing under the laws of England and Wales. In addition, certain of our directors and officers reside outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the U.S. judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws.
In addition, uncertainty exists as to whether the courts of England and Wales would:
•
recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.
We have been advised by Cooley (UK) LLP and Cooley LLP that there is currently no treaty between (i) the United States and (ii) England and Wales providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether predicated solely upon the United States securities laws, would not be automatically enforceable in England and Wales. We have also been advised by Cooley (UK) LLP and Cooley LLP that any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:
•	the relevant U.S. court had jurisdiction over the original proceedings according to English conflicts of laws principles at the time when proceedings were initiated;
•	the claimant commenced proceedings in the courts of England and Wales and we were duly served with process;
•	the U.S. judgment was final and conclusive on the merits in the sense of being final and unalterable in the court that pronounced it and being for a definite sum of money;
•
the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations (or otherwise based on a U.S. law that an English court considers to relate to a penal, revenue or other public law), or for a declaration or injunction;

•	the judgment was not procured by fraud;
•	recognition or enforcement of the judgment in England and Wales would not be contrary to public policy or the Human Rights Act 1998;
•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice;
•
the U.S. judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the U.K. Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act;

•	there is not a prior decision of an English court or the court of another jurisdiction on the issues in question between the same parties; and
•	the English enforcement proceedings were commenced within the limitation period.
Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in England and Wales.
If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the English court discretion to prescribe the manner of enforcement.
In addition, it may not be possible to obtain an English judgment or to enforce that judgment if we are or become subject to any insolvency or similar proceedings, or if we have any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, we may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the U.S. proceedings.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus supplement forms a part. Statements in this prospectus supplement or the accompanying base prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
We also maintain a website at www.immunocore.com through which you can access our SEC filings. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below (other than information in such filings that has been furnished to, but not filed with, the SEC):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 26, 2025;
•
our Current Reports on Form 8-K filed with the SEC on January 2, 2025 (excluding Item 7.01 therein), January 10, 2025 (excluding Items 2.02 and 7.01 therein) and February 26, 2025 (excluding item 2.02 therein); and

•
the description of our ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A, as filed with the SEC under Section 12(b) of the Exchange Act on February 2, 2021, including any amendment or report filed for the purpose of updating such description (File No. 001-39992), including Exhibit 2.4 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 25, 2021.

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus supplement forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus supplement but prior to the termination of the offering.
Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
Immunocore Holdings plc
Attention: Investor Relations
92 Park Drive
Milton Park
Abingdon, Oxfordshire, OX14 4RY
United Kingdom
Tel: +44 (0)1235 438600.
In addition, copies of the documents incorporated herein by reference may be accessed at our website at www.immunocore.com. The reference to our website address does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to our ADSs.
You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

Ordinary Shares
American Depositary Shares representing Ordinary Shares
Debt Securities
Warrants
From time to time, we or any selling shareholder may offer and sell any combination of the securities described in this prospectus and any prospectus supplement, either individually or in combination with other securities. We or any selling shareholder may also offer American Depositary Shares, or ADSs, representing ordinary shares upon conversion of or exchange for the debt securities or upon the exercise of the warrants.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
We or any selling shareholder will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by selling shareholders.
Our ADSs representing our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “IMCR.” On March 18, 2024, the last reported sale price of our ADSs on the Nasdaq Global Select Market was $60.49 per ADS. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Global Select Market or other securities exchange of the securities covered by the applicable prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors” and under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference into this prospectus. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 21, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we or selling shareholders may, from time to time, offer and sell, either individually or in combination, in one or more offerings, any combination of the securities described in this prospectus. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part.
This prospectus provides you with a general description of the securities we or selling shareholders may offer. Each time we or selling shareholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We have not authorized any other person to provide you with any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus, any related prospectus supplement and any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus, any related prospectus supplement and the documents incorporated by reference into this prospectus, any related prospectus supplement and in any free writing prospectuses that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, any related prospectus supplement, the documents incorporated by reference into this prospectus, and any free writing prospectuses that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus captioned “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
We are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and any related prospectus supplement or free writing prospectuses and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus and any related prospectus supplement or free writing prospectuses must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus and any related prospectus supplement outside the United States. This prospectus and any related prospectus supplement or free writing prospectuses does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus and any related prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We obtained the industry and market data in this prospectus, including the information incorporated by reference herein, from our own research as well as from industry and general publications, surveys and studies conducted by third parties. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus, any related prospectus supplement, documents incorporated by reference into this prospectus and any related or free writing prospectuses. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.
This prospectus and any related prospectus supplement, including the information incorporated by reference into this prospectus and any related prospectus supplement, include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference in this prospectus, any related prospectus supplement or any related free writing prospectuses are the property of their respective owners.
Unless otherwise indicated in this prospectus, “Immunocore,” “the company,” “our company,” “we,” “us” and “our” refer to Immunocore Holdings plc and its subsidiaries.
All references in this prospectus to “$” mean U.S. dollars and all references to “£” and “GBP” mean pounds sterling.

PROSPECTUS SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC, including our Annual Reports on Form 10-K and Current Reports on Form 8-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
Company Overview
We are a commercial stage biotechnology company pioneering the development of a novel class of TCR bispecific immunotherapies called ImmTAX (Immune mobilizing monoclonal TCRs Against X disease) designed to treat a broad range of diseases, including cancer, infectious and autoimmune diseases. Leveraging our proprietary, flexible, off-the-shelf ImmTAX platform, we are developing a deep pipeline in multiple therapeutic areas, including five clinical stage programs in oncology and infectious disease, advanced pre-clinical programs in autoimmune disease and earlier pre-clinical programs across three therapeutic areas.
In 2022, we received approval for our lead product, KIMMTRAK, for the treatment of unresectable metastatic uveal melanoma from the FDA, the European Commission and other health authorities. KIMMTRAK is now approved in 38 countries for the treatment of unresectable or mUM. In 2023, we launched KIMMTRAK in Austria, Israel, Italy, Finland, Switzerland and Belgium, and, reached price agreements with Canada and Australia with further commercial launches planned in additional territories where KIMMTRAK is approved.
KIMMTRAK is the lead product from our ImmTAX platform and was the first approved therapy in mUM. To date, we have treated over 2,000 cancer patients with KIMMTRAK, tebentafusp, and our other ImmTAX product candidates, which we believe is the largest clinical data set of any T cell engager bispecific in solid tumors and any TCR therapeutic. Our clinical programs are being conducted with patients with a broad range of cancers including melanoma, ovarian, lung, and colorectal, among others. We believe that these other tumor types have large addressable patient populations and significant unmet need. We are progressing two late-stage clinical programs within our ImmTAC (Immune mobilizing monoclonal TCRs Against Cancer) portfolio, including KIMMTRAK and the PRAME-targeted IMC-F106C.
Corporate Information
Immunocore Holdings plc was incorporated as Immunocore Holdings Limited, a private limited company under the laws of England and Wales on January 7, 2021 with company registration number 13119746 for the purpose of becoming the holding company of Immunocore Limited. Immunocore Limited was incorporated under the laws of England and Wales in December 2007, with company registration number 06456207.
Our registered office is located at 92 Park Drive, Milton Park, Abingdon, Oxfordshire OX14 4RY, United Kingdom, and the telephone number of our registered office is +44 (0)1235 438600. Our principal executive offices in the United States are located at Six Tower Bridge, Suite 200, 181 Washington Street, Conshohocken, Pennsylvania 19428, and the telephone number of our U.S. office is +1 484 534 5261.
Our website address is www.immunocore.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. Our agent for service of process in the United States is Immunocore, LLC.
“Immunocore” and “KIMMTRAK” are registered trademarks of Immunocore. All other trademarks and registered trademarks contained in this offering memorandum are the property of their respective owners. Solely for convenience, trademarks, tradenames and service marks referred to in this offering memorandum (including the documents incorporated by reference) appear without the ®, ™ and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that we will not assert our rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recently filed Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in our subsequent filings with the SEC, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.
The forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include, but are not limited to, statements about:
•	the therapeutic potential and expected clinical benefits of KIMMTRAK;
•	the safety, efficacy and clinical progress of our various ongoing clinical programs and any planned clinical programs, including those for tebentafusp, IMC-F106C, IMC-R117C, IMC-M113V, and IMC-I109V;
•	our ability to continue to generate revenues, which is dependent upon maintaining significant market acceptance among physicians, patients and healthcare payors;
•
our ability to maintain regulatory approval of KIMMTRAK for metastatic uveal melanoma, or mUM, in the United States, European Union and other territories, as well as our ability to obtain and maintain regulatory approval in additional indications, jurisdictions, and the timing thereof;

•
our expectations regarding the continued commercialization and marketing of KIMMTRAK for mUM, including expanding into and the related timing of reaching patients in additional indications and territories;

•
our ability to build a sustainable pipeline of new product candidates, including but not limited to future generations of KIMMTRAK and additional product candidates identified and developed using our ImmTAX platform;

•
our ability to continue successfully executing our sales and marketing strategy of KIMMTRAK in the United States, Europe and elsewhere, including continuing to successfully recruit and retain sales and marketing personnel and to successfully build the market for our medicines;

•
the rate and degree of market acceptance of our product candidates among physicians, patients, patient advocacy groups, third-party payors and the medical community and our ability and our distribution and marketing partners’ ability to obtain coverage and adequate reimbursement and pricing for our medicines from government and third-party payors and risks relating to the success of our patient assistance programs;

•
the initiation, timing, progress and results of our ongoing clinical trials and any planned clinical trials, including the expansion arms of such trials, for tebentafusp in advanced melanoma and adjuvant uveal (or ocular) melanoma, IMC-F106C, IMC-P115C, IMC-T119C, IMC-R117C, IMC-M113V, and IMC-I109V, and our research and development programs, including delays or disruptions in clinical trials, non-clinical experiments and investigational new drug application-enabling studies;

•
our estimates regarding the period of time for which our current capital resources will be sufficient to fund our continued operations, our future expenses, including the impact thereon of rising inflation, fluctuating exchange rates and other macroeconomic factors, and our future revenues and our needs for and ability to obtain additional financing;

•	our expectations regarding timing of regulatory filings for, or our ability to obtain regulatory approval of, our product candidates other than KIMMTRAK;

•
our ability to obtain accelerated approval for current and future product candidates from the U.S. Food and Drug Administration, or FDA, the European Commission, or other comparable regulatory authorities in other jurisdictions;

•
our expectations regarding business disruptions affecting the initiation, patient enrollment, clinical trial site monitoring, development and operation of our current and proposed clinical trials, including as a result of a public health emergency or other global and macroeconomic factors, such as the war in Ukraine and the state of war between Hamas and Israel, global geopolitical tensions, supply chain disruptions, rising interest rates and rising inflation;

•	our business strategies and goals;
•	our plans to collaborate, or statements regarding our current collaborations, and our ability to find future partners and collaborators;
•	the performance of our third-party suppliers and manufacturers,
•
our expectations regarding our ability to obtain, maintain and enforce intellectual property protection for our product candidates and our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights of others;

•	our expectations regarding competition with respect to KIMMTRAK or any of our other current or future product candidates, as well as innovations by current and future competitors in our industry;
•	our expectations regarding regulatory developments in the United States and other countries, including potential changes in healthcare laws and regulations;
•	our financial performance and our ability to effectively manage our anticipated growth;
•	our ability to identify, recruit and retain qualified employees, including key commercial or management personnel;
•	whether we are classified as a passive foreign investment company, or PFIC, for current and future periods;
•	our anticipated use of any net proceeds from offerings of our securities under this prospectus; and
•
any other factors discussed under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments or updates to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, any prospectus supplement and any free writing prospectus that we may authorize.

You should refer to the important factors in the cautionary statements included in this prospectus and in the other documents incorporated herein for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Unless required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, applicable regulations or the rules of any stock exchange to which we are subject.
You should read this prospectus, any applicable prospectus supplement, any free writing prospectuses that we may authorize for use in connection with an offering and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement or in any free writing prospectus that we have authorized to be provided to you in connection with a specific offering, we intend to use any net proceeds from the sale of securities under this prospectus to fund the commercialization of our products, activities relating to the continued clinical development of our product candidates and for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade and interest-bearing securities.
Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of securities by selling shareholders.

SELLING SHAREHOLDERS
Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling shareholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling shareholders,” may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each of the selling shareholders and the number of securities beneficially owned by such selling shareholder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We or selling shareholders may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or selling shareholders may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We or selling shareholders may distribute the securities from time to time in one or more transactions at:
•	a fixed price or prices, which may be changed from time to time;
•	market prices prevailing at the time of sale;
•	prices related to the prevailing market prices; or
•	negotiated prices.
Each time that we or selling shareholders sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
We or selling shareholders may directly solicit offers to purchase the securities being offered by this prospectus. We or selling shareholders may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.
If we or selling shareholders utilize a dealer in the sale of the securities being offered by this prospectus, we or the selling shareholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If we or selling shareholders utilize an underwriter in the sale of the securities being offered by this prospectus, we or the selling shareholders will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, the selling shareholders, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we or selling shareholders pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or selling shareholders may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
If so indicated in the applicable prospectus supplement, we or selling shareholders may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.
ADSs representing our ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Global Select Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Select Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our ADSs, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.
In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following describes our issued share capital, summarizes the material provisions of our articles of association and highlights certain differences in corporate law in England and Wales and Delaware, in the United States. Please note that this summary is not intended to be exhaustive. For further information, please refer to the full version of our articles of association, which are incorporated by reference herein.
General
Set forth below is a summary of certain information concerning our share capital as well as a description of certain provisions of our articles of association and relevant provisions of the Companies Act 2006, or the Companies Act. The summary below contains only material information concerning our share capital and corporate status and does not purport to be complete and is qualified in its entirety by reference to our articles of association and applicable English law. Further, please note that holders of ADSs will not be treated as one of our shareholders and will not have any shareholder rights.
Immunocore Limited was incorporated under the laws of England and Wales in December 2007. Immunocore Holdings Limited was incorporated on January 7, 2021 as a private limited company under the laws of England and Wales with nominal assets and liabilities for the purpose of becoming the holding company of Immunocore Limited and consummating the corporate reorganization. On February 1, 2021, Immunocore Holdings Limited was re-registered as a public limited company with the name Immunocore Holdings plc.
Our registered office in the United Kingdom is located at 92 Park Drive, Milton Park, Abingdon, Oxfordshire, OX14 4RY, United Kingdom, and the telephone number of our registered office is +44 1235 438600.
Our ordinary shares are registered under the Exchange Act, not for trading, but only in connection with the listing of the ADSs on The Nasdaq Global Select Market.
As of December 31, 2023, the issued and outstanding share capital of Immunocore Holdings plc was 49,725,649 ordinary shares, consisting of 48,010,999 voting ordinary shares, 40,456,845 of which were represented by ADSs, and 1,714,650 non-voting ordinary shares, and 5,793,501 deferred shares. The nominal value of the ordinary shares and the non-voting ordinary shares is £0.002 per share and each issued share is fully paid. The nominal value of the deferred shares is £0.0001 per share.
Our ADSs are listed on The Nasdaq Global Select Market under the trading symbol “IMCR.”
Ordinary Shares
In accordance with our articles of association, the following summarizes the rights of holders of our ordinary shares:
•	each holder of our ordinary shares is entitled to one vote per ordinary share on all matters to be voted on by shareholders generally;
•	the holders of the ordinary shares shall be entitled to receive notice of, attend, speak and vote at our general meetings; and
•	the holders of our ordinary shares are entitled to receive such dividends as are recommended by our directors and declared by our shareholders.
See also “—Articles of Association” below.
Deferred Shares
In accordance with our articles of association, the following summarizes the rights of holders of our deferred shares:
•	the deferred shares shall not be entitled to any dividends or to any other right of participation in the income or profits of the Company;
•
on the return of assets on a winding-up of the Company, the deferred shares shall confer on the holders thereof an entitlement to receive out of the assets of the Company available for distribution amongst the members (subject to the rights of any new class of shares with preferred rights) the amount paid up or credited as paid up on the deferred shares held by them respectively after (but only after) payment shall have been made to the holders of the ordinary shares and non-voting ordinary shares (if any) of the amounts paid up or credited as paid up on such shares and the sum of £1,000,000 in respect of each ordinary share or non-voting ordinary share held by them respectively. The deferred shares shall confer on the holders thereof no further right to participate in the assets of the Company;
•
the deferred shares do not entitle the holder thereof to receive notice of, or to attend, speak or vote at any general meeting, or be part of the quorum thereof as the holders of the deferred shares; and

•
the Company shall have irrevocable authority from each holder of deferred shares to either (i) appoint any person to execute on behalf of any holder of deferred shares a transfer of all or any of those shares and/or an agreement to transfer the same (without making any payment for them) to such person or persons as the Company may determine and to execute any other documents which such person may consider necessary or desirable to effect such transfer, in each case without obtaining the sanction of the holder(s) and without any payment being made in respect of such acquisition; and (ii) to purchase all or any of the deferred shares without obtaining the consent of the holders of those shares in consideration for an amount not exceeding £1.00 in respect of all the deferred shares then being purchased.

Non-Voting Ordinary Shares
Our articles of association provide for any non-voting ordinary shares to have the same rights and restrictions as the ordinary shares and otherwise rank pari passu in all respects with the ordinary shares save as follows:
•
a holder of non-voting ordinary shares shall, in relation to the non-voting ordinary shares held by him or her, have no right to receive notice of, or to attend or vote at, any general meeting of shareholders save in relation to a variation of class rights of the non-voting ordinary shares;

•
the non-voting ordinary shares shall be re-designated as ordinary shares by our board of directors, or a duly authorized committee or representative thereof, upon delivery of a re-designation notice and otherwise subject to the terms and conditions set out therein. A holder of non-voting ordinary shares shall not be entitled to have any non-voting ordinary shares re-designated as ordinary shares where such re-designation would result in such holder thereof beneficially owning (for purposes of section 13(d) of the Exchange Act), when aggregated with “affiliates” and “group” members with whom such holder is required to aggregate beneficial ownership for purposes of section 13(d) of the Exchange Act, in excess of 9.99 per cent. of any class of securities of the Company registered under the Exchange Act (which percentage may be increased or decreased on a holder-by-holder basis subject to the provisions set out therein); and

•
the non-voting ordinary shares shall be re-designated as ordinary shares automatically upon transfer of a non-voting ordinary share by its holder to any person that is not an “affiliate” or “group member” with whom such holder is required to aggregate beneficial ownership for purposes of section 13(d) of the Exchange Act. This automatic re-designation shall only be in respect of the non-voting ordinary shares that are subject to such transfer.

Options
As of December 31, 2023, there were options to purchase 8,967,882 ordinary shares outstanding with a weighted-average exercise price of $27.06 per share.
Register of Members
We are required by the Companies Act to keep a register of our shareholders. Under the laws of England and Wales, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. The register of members therefore is prima facie evidence of the identity of our shareholders, and the shares that they hold. The register of members generally provides limited, or no, information regarding the ultimate beneficial owners of our ordinary shares. Our register of members is maintained by our registrar, Computershare Investor Services plc.
Holders of our ADSs will not be treated as one of our shareholders and their names will therefore not be entered in our register of members. The depositary, the custodian or their nominees will be the holder of the ordinary shares underlying our ADSs. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on our ADSs and ADS holder rights, see the section titled “Description of American Depositary Shares” in this prospectus.
Under the Companies Act, we must enter an allotment of shares in our register of members as soon as practicable and in any event within two months of the allotment. We will perform all procedures necessary to update the register of members to reflect the ordinary shares being sold in this offering, including updating the share register with the number of ordinary shares to be issued to the depositary upon the closing of this offering. We also are required by the Companies Act to register a transfer of shares (or give the transferee notice of and reasons for refusal) as soon as practicable and in any event within two months of receiving notice of the transfer.
We, any of our shareholders or any other affected person, may apply to the court for rectification of the register of members if:
•	the name of any person, without sufficient cause, is wrongly entered in or omitted from our register of members; or
•
there is a default or unnecessary delay in entering on the register the fact of any person having ceased to be a member or on which we have a lien, provided that such refusal does not prevent dealings in the shares taking place on an open and proper basis.

Preemptive Rights
The laws of England and Wales generally provide shareholders with preemptive rights when new shares are issued for cash; however, it is possible for the articles of association, or shareholders at a general meeting representing at least 75% of our ordinary shares present (in person or by proxy) and voting at that general meeting, to disapply these preemptive rights. Such a disapplication of preemptive rights may be for a maximum period of up to five years from the date of adoption of the articles of association, if the disapplication is contained in the articles of association, or from the date of the shareholder resolution, if the disapplication is by shareholder resolution. In either case, this disapplication would need to be renewed by our shareholders upon its expiration (i.e., at least every five years) to be effective.
On February 3, 2021, our shareholders approved the disapplication of preemptive rights for a period of five years from the date of approval in relation to the equity securities (within the meaning of the Companies Act) authorized to be allotted pursuant to such resolution, which disapplication will need to be renewed upon expiration (i.e., at least every five years) to remain effective, but may be sought more frequently for additional five-year terms (or any shorter period).

Key Provisions of Our Articles of Association
The following is a summary of certain key provisions of our articles of association. Please note that this is only a summary and is not intended to be exhaustive.
The articles of association contain, among other things, provisions to the following effect:
Objects
The objects of the Company are unrestricted.
Share Rights
Subject to the Companies Act and any rights attaching to shares already in issue, our shares may be issued with or have attached to them any rights and restrictions as we may by ordinary resolution of the shareholders determine or, in the absence of any such determination, as our board of directors may determine.
Voting Rights
Subject to any rights or restrictions attached to any shares from time to time, the general voting rights attaching to shares are as follows:
•
any resolution put to the vote of a general meeting must be decided exclusively on a poll; on a poll, every shareholder who is present in person or by proxy or corporate representative shall have one vote for each share of which they are the holder. A shareholder entitled to more than one vote need not, if they vote, use all their votes or cast all the votes in the same way; and

•
if two or more persons are joint holders of a share, then in voting on any question the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the share register.

Restrictions on Voting
No shareholder shall be entitled to vote at any general meeting or at any separate class meeting in respect of any share held by him unless all calls or other sums payable by him in respect of that share have been paid.
The board may from time to time make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall (subject to at least 14 clear days’ notice specifying the time or times and place of payment) pay at the time or times so specified the amount called on their shares.
Dividends
We may, subject to the provisions of the Companies Act and the articles of association, by ordinary resolution of shareholders declare dividends out of profits available for distribution in accordance with the respective rights of shareholders, but no such dividend shall exceed the amount recommended by the board of directors.
The board of directors may from time to time pay shareholders such interim dividends as appears to the board to be justified by the profits available for distribution (including any dividends at a fixed rate). If the share capital is divided into different classes, the board of directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.
The board of directors may deduct from any dividend or other money payable to any person on or in respect of a share all such sums as may be due from such shareholder to us on account of calls or otherwise in relation to our shares. Sums so deducted can be used to pay amounts owing to us in respect of the shares.
Subject to any special rights attaching to or the terms of issue of any share, no dividend or other moneys payable by us on or in respect of any share shall bear interest against us. Any dividend unclaimed after a period of 12 years from the date such dividend became due for payment shall be forfeited and shall revert to us.

Dividends may be declared or paid in any currency and the board may decide the rate of exchange for any currency conversions that may be required, and how any costs involved are to be met.
The board of directors may, by ordinary resolution, direct (or in the case of an interim dividend may without the authority of an ordinary resolution direct) that payment of any dividend declared may be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, or in any one or more of such ways.
Change of Control
There is no specific provision in our articles of association that would have the effect of delaying, deferring or preventing a change of control.
Distributions on Winding Up
On a winding up, the liquidator may, with the sanction of a special resolution of shareholders and any other sanction required by law, divide amongst the shareholders in specie the whole or any part of our assets and may, for that purpose, value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the shareholders as he may with the like sanction determine, but no shareholder shall be compelled to accept any assets upon which there is a liability.
Variation of Rights
All or any of the rights and restrictions attached to any class of shares issued may be varied or abrogated with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class (excluding any shares held as treasury shares) or by special resolution passed at a separate general meeting of the holders of such shares, subject to the Companies Act and the terms of their issue. The Companies Act provides a right to object to the variation of the share capital by the shareholders who did not vote in favor of the variation. Should an aggregate of not less than 15% of the shareholders of the issued shares in question apply to the court to have the variation cancelled, the variation shall have no effect unless and until it is confirmed by the court.
Alteration to Share Capital
We may, by ordinary resolution of shareholders, consolidate all or any of our share capital into shares of larger amount than our existing shares, or sub-divide our shares or any of them into shares of a smaller amount. We may, by special resolution of shareholders, confirmed by the court, reduce our share capital or any capital redemption reserve or any share premium account in any manner authorized by the Companies Act. We may redeem or purchase all or any of our shares as described in “—Other English Law Considerations—Purchase of Own Shares.” Our articles of association provide for non-voting ordinary shares to be re-designated as ordinary shares in certain circumstances as set out under “Non-Voting Ordinary Shares” above.
Allotment of Shares and Preemption Rights
Subject to the Companies Act and to any rights attached to existing shares, any share may be issued with or have attached to it such rights and restrictions as we may by ordinary resolution determine, or if no ordinary resolution has been passed or so far as the resolution does not make specific provision, as our board of directors may determine (including shares which are to be redeemed, or are liable to be redeemed at our option or the holder of such shares).
In accordance with the Companies Act, the board of directors may be generally and unconditionally authorized to exercise for each prescribed period of up to five years all the powers of the Company to allot shares or grant rights to subscribe for or to convert any security into shares up to an aggregate nominal amount equal to the amount stated in the relevant ordinary resolution authorizing such allotment.
On February 3, 2021, our shareholders approved a resolution authorizing the board of directors pursuant to Section 551 of the Companies Act to allot new shares or to grant rights to subscribe for or to convert any security into shares in the company up to a maximum aggregate nominal amount of £150,000. This authority runs for five years and will expire on February 3, 2026.

On February 3, 2021, our shareholders also approved the disapplication of preemptive rights for a period of five years from the date of approval in relation to the equity securities (within the meaning of the Companies Act) authorized to be allotted pursuant to such resolution, which disapplication will need to be renewed upon expiration (i.e., at least every five years) to remain effective, but may be sought more frequently for additional five-year terms (or any shorter period).
In certain circumstances, our shareholders may have statutory preemptive rights under the Companies Act in respect of the allotment of new shares as described in “—Preemptive Rights” and “—Differences in Corporate Law—Preemptive rights” in this prospectus.
Transfer of Shares
Any shareholder holding shares in certificated form may transfer all or any of his shares by an instrument of transfer in any usual or common form or in any other manner which is permitted by the Companies Act and approved by the board. Any written instrument of transfer shall be signed by or on behalf of the transferor and (in the case of a share which is not fully paid up) the transferee.
All transfers of uncertificated shares shall be made in accordance with and subject to the provisions of the Uncertificated Securities Regulations 2001 and the facilities and requirements of its relevant system. The Uncertificated Securities Regulations 2001 permit shares to be issued and held in uncertificated form and transferred by means of a computer-based system.
The board of directors may, in its absolute discretion, decline to register any transfer of any share in certificated form unless:
•	it is for a share which is fully paid up;
•	it is for a share upon which we have no lien;
•	it is only for one class of share;
•	it is in favor of a single transferee or no more than four joint transferees;
•	it is duly stamped or is duly certificated or otherwise shown to the satisfaction of the board to be exempt from stamp duty (if this is required); and
•
it is delivered for registration to our registered office (or such other place as the board may determine), accompanied (except in the case of a transfer by a person to whom we are not required by law to issue a certificate and to whom a certificate has not been issued or in the case of a renunciation) by the certificate for the shares to which it relates and such other evidence as the board may reasonably require to prove the title of the transferor (or person renouncing) and the due execution of the transfer or renunciation by him or, if the transfer or renunciation is executed by some other person on his behalf, the authority of that person to do so.

The board of directors may decline to register a transfer of uncertificated shares in any circumstances that are allowed or required by the Uncertificated Securities Regulations 2001 and the requirements of its relevant system.
If the board of directors declines to register a transfer it shall, as soon as practicable and in any event within two months after the date on which the transfer is lodged, send to the transferee notice of the refusal, together with reasons for the refusal or, in the case of uncertified shares, notify such persons as may be required by the Uncertified Securities Regulations 2001 and the requirements of the relevant system concerned.
Annual General Meetings
In accordance with the Companies Act, we are required in each year to hold an annual general meeting in addition to any other general meetings in that year and to specify the meeting as such in the notice convening it. The annual general meeting shall be convened whenever and wherever the board sees fit, subject to the requirements of the Companies Act, as described in “—Differences in Corporate Law—Annual General Meeting” and “—Differences in Corporate Law—Notice of General Meetings” in this prospectus.
Notice of General Meetings
The arrangements for the calling of general meetings are described in “—Differences in Corporate Law—Notice of General Meetings” in this prospectus.

Quorum of General Meetings
No business shall be transacted at any general meeting unless a quorum is present. At least two shareholders present in person or by proxy and entitled to vote shall be a quorum for all purposes.
Class Meetings
The provisions in our articles of association relating to general meetings apply to every separate general meeting of the holders of a class of shares except that:
•
the quorum for such class meeting shall be two holders in person or by proxy representing not less than one-third in nominal value of the issued shares of the class (excluding any shares held in treasury); and

•	if at any adjourned meeting of such holders a quorum is not present at the meeting, one holder of shares of the class present in person or by proxy at an adjourned meeting constitutes a quorum.
Number of Directors
We may not have less than two directors or more than fifteen directors on the board of directors. We may, by ordinary resolution of the shareholders, vary the minimum and/or maximum number of directors from time to time.
Appointment of Directors, Classification and Reappointment of Directors
Subject to our articles of association and the Companies Act, we may by ordinary resolution appoint a person who is willing to act as a director and the board of directors shall have power at any time to appoint any person who is willing to act as a director, in both cases either to fill a vacancy or as an addition to the existing board of directors, provided the total number of directors shall not exceed the maximum number of fifteen.
Our articles of association provide that our board of directors are divided into three classes, each of which will consist, as nearly as possible, of one-third of the total number of directors constituting our entire board and which will serve staggered three-year terms. At each annual general meeting, the successors to directors whose terms then expire are elected to serve from the time of election and qualification until the third annual general meeting following election. Directors of the class retiring at the annual general meeting shall be eligible for re-appointment by ordinary resolution at such annual general meeting.
At every subsequent annual general meeting, any director who has been appointed by the board of directors since the last annual general meeting, must retire from office and may offer themselves for reappointment by the shareholders by ordinary resolution.
Directors’ Interests
The directors may authorize, to the fullest extent permitted by law, any matter or situation proposed to them which would otherwise result in a director infringing his duty to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests. A director shall not, save as otherwise agreed by him, be accountable to us for any remuneration, profit or other benefit which he derives from any matter authorized by the directors or by the shareholders in general meeting and no contract shall be liable to be avoided on any such grounds.
Subject to the requirements under sections 175, 177 and 182 of the Companies Act, a director who is any way, whether directly or indirectly, interested in a proposed or existing transaction or arrangement with us shall declare the nature of his interest at a meeting of the directors.
A director shall not vote in respect of any transactions or, arrangement with the Company in which he has an interest and which may reasonably be regarded as likely to give rise to a conflict of interest. A director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.
A director shall be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:
•
the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of our company or any of our subsidiary undertakings;

•
the giving of any guarantee, security or indemnity in respect of a debt or obligation of our company or any of our subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

•
any proposal or contract relating to an offer of securities of or by our company or any of our subsidiary undertakings in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

•
any arrangement involving any other company if the director (together with any person connected with him) has an interest of any kind in that company (including an interest by holding any position in that company or by being a member of that company), unless he is to his knowledge (either directly or indirectly) the holder of or beneficially interested in one per cent or more of any class of the equity share capital of that company (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to members of that company;

•
any arrangement for the benefit of employees of our company or any of our subsidiary undertakings which only gives him benefits which are also generally given to employees to whom the arrangement relates;

•	any contract relating to insurance which our company is to buy or renew for the benefit of the directors or a group of people which includes directors; and
•
a contract relating to a pension, superannuation or similar scheme or a retirement, death, disability benefits scheme or employees’ share scheme which gives the director benefits which are also generally given to the employees to whom the scheme relates.

If a question arises at a meeting of the board or of a committee of the board as to the right of a director to vote or be counted in the quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be determined by the Chairman and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned has not been fairly disclosed. If the question arises about the Chairman, the question must be directed to the directors. The Chairman cannot vote on the question but can be counted in the quorum. The directors’ resolution about the chairman is final and conclusive, unless the nature and extent of the Chairman’s interests have not been fairly disclosed to the directors.
Directors’ Fees and Remuneration
Each of the directors shall be paid a fee at such rate as may from time to time be determined by the board (or for the avoidance of doubt any duly authorized committee of the board) provided that the aggregate of all such fees so paid to directors shall not exceed $2,500,000 per annum, or such higher amount as may from time to time be determined by ordinary resolution of the shareholders.
Each director may be paid his reasonable traveling, hotel and other expenses of attending and returning from meetings of the board or committees of the board or general meetings or separate meetings of the holders of any class of shares or of debentures and shall be paid all expenses properly incurred by him in the conduct of the Company’s business.
Any director who is appointed to any executive office or who serves on any committee or who devotes special attention to the business of our company, or who otherwise performs services which in the opinion of the directors are outside the scope of the ordinary duties of a director, may be paid such extra remuneration by way of salary, commissions, participation in profits or otherwise as the directors may determine.
Borrowing Powers
The board of directors may exercise all the powers to borrow money, provide any indemnity or guarantee, and to mortgage or charge our undertaking, property and assets (present or future) and uncalled capital or any part thereof, to create and issue debentures and other securities and to give security, whether outright or as collateral security for any debt, liability or obligation of us or of any third party.
Indemnity
Every director or other office of our group may be indemnified against all costs, charges, expenses, losses and liabilities sustained or incurred by them in connection with that director’s or officer’s duties or powers in relation to the Company or other members of our group. See also “Indemnification of directors and officers” in Part II below.

Other Relevant English Law Considerations
Mandatory Bid
We believe that, at the date of this prospectus, our place of central management and control is not in the United Kingdom (or the Channel Islands or the Isle of Man) for the purposes of the jurisdictional criteria of the Takeover Code. Accordingly, we believe that we are currently not subject to the Takeover Code and, as a result, our shareholders are not currently entitled to benefit from certain takeover offer protections provided under the Takeover Code, including the rules regarding mandatory takeover bids (a summary of which is set out below). In the event that this changes, or if the interpretation or application of the Takeover Code by the Takeover Panel changes (including changes to the way in which the Takeover Panel assesses the application of the Takeover Code to English companies whose shares are listed outside the United Kingdom), the Takeover Code may apply to us in the future.
Under the Takeover Code, where:
•
any person, together with persons acting in concert with him, acquires, whether by a series of transactions over a period of time or not, an interest in shares which (taken together with shares in which he is already interested, and in which persons acting in concert with him are interested) carry 30% or more of the voting rights of a company; or

•
any person who, together with persons acting in concert with him, is interested in shares which in the aggregate carry not less than 30% of the voting rights of a company but does not hold shares carrying more than 50% of such voting rights and such person, or any person acting in concert with him, acquires an interest in any other shares which increases the percentage of shares carrying voting rights in which he is interested, such person shall, except in limited circumstances, be obliged to extend offers, on the basis set out in Rules 9.3 and 9.5 of the Takeover Code, to the holders of any class of equity share capital, whether voting or non-voting, and also to the holders of any other class of transferable securities carrying voting rights. Offers for different classes of equity share capital must be comparable; the Takeover Panel should be consulted in advance in such cases.
An offer under Rule 9 of the Takeover Code must be in cash or be accompanied by a cash alternative at not less than the highest price paid for any interest in the shares by the person required to make an offer or any person acting in concert with him during the 12 months prior to the announcement of the offer.
Under the Takeover Code, a “concert party” arises where persons acting together pursuant to an agreement or understanding (whether formal or informal and whether or not in writing) actively cooperate, through the acquisition by them of an interest in shares in a company, to obtain or consolidate control of the company. “Control” means holding, or aggregate holdings, of an interest in shares carrying 30% or more of the voting rights of the company, irrespective of whether the holding or holdings give de facto control.
Mandatory Purchases and Acquisitions
Pursuant to Sections 979 to 991 of the Companies Act, where a takeover offer has been made for us and the offeror has acquired or unconditionally contracted to acquire not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares.
Such notice must be sent within three months of the last day on which the offer can be accepted in the prescribed manner or if earlier, and the offer is not one to which section 943(1) of the Companies Act 2006 applies, within the period of six months beginning with the date of the offer. The squeeze out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, subject to the minority shareholders failing to successfully lodge an application to the court to prevent such squeeze out any time prior to the end of those six weeks following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to us, which would hold the consideration on trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the Companies Act must, in general, be the same as the consideration that was available under the takeover offer.

Sell Out
The Companies Act also gives our minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of our shares. The holder of shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his shares if, prior to the expiry of the acceptance period for such offer, (1) the offeror has acquired or unconditionally agreed to acquire not less than 90% in value of the voting shares, and (2) not less than 90% of the voting rights carried by those shares. The offeror is required to give any shareholder notice of his or her right to be bought out within one month of that right arising. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period, or if later, three months from the date of the notice. If a shareholder exercises his rights to be bought out, the offeror is required to acquire those shares on the terms of this offer or on such other terms as may be agreed.
Disclosure of Interest in Shares
Pursuant to Part 22 of the Companies Act and our articles of association, we are empowered by notice in writing to any person whom we know or have reasonable cause to believe to be interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to us particulars of that person’s interest and (so far as is within his knowledge) particulars of any other interest that subsists or subsisted in those shares.
Under our articles of association, if a person defaults in supplying us with the required particulars in relation to the shares in question, or default shares, within the prescribed period, the directors may by notice direct that:
•
in respect of the default shares, the relevant shareholder shall not be entitled to vote (either in person or by representative or proxy) at any general meeting or to exercise any other right conferred by a shareholding in relation to general meetings; and

•
where the default shares represent at least 0.25% in nominal value of the issued shares of their class, (a) any dividend or other money payable in respect of the default shares shall be retained by us without liability to pay interest and/or (b) no transfers by the relevant shareholder of any default shares may be registered (unless the shareholder himself is not in default and the shareholder provides a certificate, in a form satisfactory to the directors, to the effect that after due and careful enquiry the shareholder is satisfied that none of the shares to be transferred are default shares).

Purchase of Own Shares
Under the laws of England and Wales, a limited company may only purchase its own shares out of the distributable profits of the Company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, subject to complying with procedural requirements under the Companies Act and provided that they are not restricted from doing so by their articles of association. A limited company may not purchase its own shares if, as a result of the purchase, there would no longer be any issued shares of the Company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.
Any such purchase will be either a “market purchase” or “off market purchase,” each as defined in the Companies Act. A “market purchase” is a purchase made on a “recognized investment exchange” (other than an overseas exchange) as defined in the U.K. Financial Services and Markets Act 2000, as amended, or FSMA. An “off market purchase” is a purchase that is not made on a “recognized investment exchange.” Both “market purchases” and “off market purchases” require prior shareholder approval by way of an ordinary resolution. In the case of an “off market purchase,” a company’s shareholders, other than the shareholders from whom the company is purchasing shares, must approve the terms of the contract to purchase shares and in the case of a “market purchase,” the shareholders must approve the maximum number of shares that can be purchased and the maximum and minimum prices to be paid by the company. Both resolutions authorizing “market purchases” and “off-market purchases” must specify a date, not later than five years after the passing of the resolution, on which the authority to purchase is to expire.
A share buy-back by a company of its shares will give rise to U.K. stamp duty reserve tax and stamp duty at the rate of 0.5% of the amount or value of the consideration payable by the company (rounded up to the next £5.00), and such stamp duty reserve tax or stamp duty will be paid by the company. The charge to stamp duty reserve tax will be cancelled or, if already paid, repaid (generally with interest), where a transfer instrument for stamp duty purposes has been duly stamped within six years of the charge arising (either by paying the stamp duty or by claiming an appropriate relief) or if the instrument is otherwise exempt from stamp duty.
Nasdaq is an “overseas exchange” for the purposes of the Companies Act and does not fall within the definition of a “recognized investment exchange” for the purposes of FSMA and any purchase made by us would need to comply with the procedural requirements under the Companies Act that regulate “off market purchases.”
On January 26, 2021, our shareholders (other than the Gates Foundation) approved the form of a share buy-back contract in respect of a proposed “off market purchase” by us of certain shares in our share capital held by the Gates Foundation, with such contract to be entered into by us and the Gates Foundation on a future date. This is to enable us to comply with our obligations in the event we are required to repurchase for cash all of the Gates Foundation’s shares pursuant to our amended global access commitments agreement with the Gates Foundation.
On May 12, 2022, our shareholders approved the form of share repurchase contract in respect of a proposed “off market purchase” by us of the Deferred Shares. The board of directors may approve the repurchase of all of the Deferred Shares in issue for an aggregate consideration of £1.00 without the consent of the holders of the Deferred Shares. The approval does not require the company to repurchase any Deferred Shares. The directors may exercise this power any time during the five years after the date of the approval.
Distributions and Dividends
Under the Companies Act, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under the laws of England and Wales.
It is not sufficient that we, as a public company, have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on us to ensure that the net worth of the Company is at least equal to the amount of its capital. A public company can only make a distribution:
•
if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and undistributable reserves; and

•	if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.
Shareholder Rights
Certain rights granted under the Companies Act, including the right to requisition a general meeting or require a resolution to be put to shareholders at the annual general meeting, are only available to our shareholders. For English law purposes, our shareholders are the persons who are registered as the owners of the legal title to the shares and whose names are recorded in our share register. If a person who holds their ADSs in DTC wishes to exercise certain of the rights granted under the Companies Act, they may be required to first take steps to withdraw their ADSs from the settlement system operated by DTC and become the registered holder of the shares in our share register. A withdrawal of shares from DTC may have tax implications.
Exchange Controls
There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our ordinary shares or ADSs representing our ordinary shares, other than withholding tax requirements. There is no limitation imposed by the laws of England and Wales or in the articles of association on the right of non-residents to hold or vote shares.

Differences in Corporate Law
The applicable provisions of the Companies Act differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act applicable to us and the General Corporation Law of the State of Delaware relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and the laws of England and Wales.

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Number of Directors	Under the Companies Act, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

Removal of Directors
Under the Companies Act, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the Companies Act must also be followed, such as allowing the director to make representations against his or her removal either at the meeting or in writing.

Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Vacancies on the Board of Directors
Under English law, the procedure by which directors, other than a company’s initial directors, are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually.

Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual General Meeting	Under the Companies Act, a public limited company must hold an annual general meeting in each six-month period following the company’s annual accounting reference date.
Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

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General Meeting
Under the Companies Act, a general meeting of the shareholders of a public limited company may be called by the directors. Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings (excluding any paid up capital held as treasury shares) can require the directors to call a general meeting and, if the directors fail to do so within a certain period, may themselves convene a general meeting.
Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Notice of General Meetings
Under the Companies Act, at least 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ Notice is required for any other general meeting of a public limited company. In addition, certain matters, such as the removal of directors or auditors, require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour and purpose or purposes of the meeting.

Quorum
Subject to the provisions of a company’s articles of association, the Companies Act provides that two shareholders present at a meeting (in person, by proxy or authorized representative under the Companies Act) shall constitute a quorum for companies with more than one member.

The certificate of incorporation or bylaws may specify the number of shares, the holders of which shall be present or represented by proxy at any meeting in order to constitute a quorum, but in no event shall a quorum consist of less than one third of the shares entitled to vote at the meeting. In the absence of such specification in the certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.

Proxy	Under the Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.
Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the

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proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Preemptive Rights
Under the Companies Act, “equity securities,” being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution, referred to as “ordinary shares,” or (ii) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act.

Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Authority to Allot
Under the Companies Act, the directors of a company must not allot shares or grant rights to subscribe for or convert any security into shares unless an exception applies or an ordinary resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise, in each case in accordance with the provisions of the Companies Act.

Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. The board may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Directors and Officers
Under the Companies Act, any provision, whether contained in a company’s articles of association or any contract or otherwise, that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company, is void.

Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him in

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•
any breach of the director’s duty of loyalty to the corporation or its stockholders;

•
acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act, which provides exceptions for the company to (i) purchase and maintain insurance against such liability; (ii) provide a “qualifying third party indemnity,” or an indemnity against liability incurred by the director to a person other than the company or an associated company or criminal proceedings in which he is convicted; and (iii) provide a “qualifying pension scheme indemnity,” or an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan.
• intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or • any transaction from which the director derives an improper personal benefit.

Voting Rights
Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act, a poll may be demanded by (i) not fewer than five shareholders having the right to vote on the resolution; (ii) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution (excluding any voting rights attaching to treasury shares); or (iii) any shareholder(s) holding shares in the company conferring a right to vote on the resolution (excluding any voting rights attaching to treasury shares) being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll. Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote, vote on the resolution. Special
Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

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resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting. If a poll is demanded, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders in person or by proxy who, being entitled to vote, vote on the resolution.

Shareholder Vote on Certain Transactions
The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:

•
the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and

•
the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•
the approval of the board of directors; and

•
the approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of the corporation entitled to vote on the matter.

Standard of Conduct for Directors
Under English law, a director owes various statutory and fiduciary duties to the company, including:

•
to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole, and in doing so have regard (amongst other matters) to: (i) the likely consequences of any decision in the long-term, (ii) the interests of the company’s employees, (iii) the need to foster the company’s business relationships with suppliers, customers and others, (iv) the impact of the company’s operations on the community and the environment, (v) the desirability to maintain a reputation for high standards of business conduct, and (vi) the need to act fairly as between members of the company;

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders. Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director acts in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are

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•
to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

•
to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;

•
to exercise independent judgment;

•
to exercise reasonable care, skill and diligence;

•
not to accept benefits from a third party conferred by reason of his being a director or doing, or not doing, anything as a director; and

•
to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

Shareholder Litigation
Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•
state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

•
allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•
state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Registrar of Shares; Depositary for ADSs
Our share register is maintained by Computershare Investor Services plc. The share register reflects only registered holders of our voting ordinary shares. Our voting ordinary shares and our non-voting ordinary shares are not listed for trading on any securities exchange and we do not plan to list our voting ordinary shares or the non-voting ordinary shares on any securities exchange.
Holders of ADSs representing our ordinary shares are not treated as our shareholders and their names will therefore not be entered in our share register. Citibank, N.A., acts as the depositary for the ADSs representing our ordinary shares and the custodian for ordinary shares represented by ADSs is Citibank, N.A., London Branch. Holders of ADSs representing our ordinary shares have a right to receive the ordinary shares underlying such ADSs. For discussion on ADSs representing our ordinary shares and rights of ADS holders, see the section titled “Description of American Depositary Shares.”
Nasdaq Global Select Market Listing
Our ADSs are listed on The Nasdaq Global Select Market under the trading symbol “IMCR.”

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Citibank, N.A., or Citibank, is the depositary for the ADSs representing our ordinary shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts, or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A., London Branch located at Citigroup Centre, Canary Wharf, London, E14 5LB, United Kingdom.
We have appointed Citibank as depositary pursuant to a deposit agreement. The form of the deposit agreement is on file with the SEC under cover of a registration statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to registration number 333-252487 when retrieving such copy. The portions of this summary description that are italicized describes matters that may be relevant to the ownership of ADSs but may not be contained in the deposit agreement.
We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs has been determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.
Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, one ordinary share that is on deposit with the depositary or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-ordinary share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.
If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs and ADSs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of England and Wales, which may be different from the laws in the United States.
In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. None of the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations. You agree to comply with information requests from us pursuant to applicable laws, stock exchange rules and our articles of association. We may restrict transfers of ADSs and take other actions necessary to comply with any applicable ownership restrictions.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs, you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.
The manner in which you own the ADSs (e.g., in a brokerage account versus as a registered holder, or as a holder of certificated versus uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary’s services are made available to you.
As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the direct registration system or DRS). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC, which nominee will be the only “holder” of such ADSs for purposes of the deposit agreement and any applicable ADR. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.
The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.
Dividends and Other Distributions
As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction the applicable fees, taxes and expenses.
Distributions of Cash
Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of England and Wales. The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.
The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares
Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary share ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.
The distribution of new ADSs or the modification of the ADS-to-ordinary share ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.
No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever we intend to distribute rights to subscribe for additional ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.
The depositary will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new ordinary shares other than in the form of ADSs.
The depositary will not distribute the rights to you if:
•	we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you;
•	we fail to deliver satisfactory documents to the depositary; or
•	it is not reasonably practicable to distribute the rights.
The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.
Elective Distributions
Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional ordinary shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.
The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.
If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in England and Wales would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions
Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.
The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.
The depositary will not distribute the property to you and will sell the property if:
•	we do not request that the property be distributed to you or if we ask that the property not be distributed to you;
•	we do not deliver satisfactory documents to the depositary; or
•	the depositary determines that all or a portion of the distribution to you is not reasonably practicable.
The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.
Redemption
Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.
The custodian will be instructed to surrender the ordinary shares being redeemed against payment of the applicable redemption price. The depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.
Changes Affecting Ordinary Shares
The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal value, sub-division, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of our company.
If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable registration statement on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the ordinary shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.
Issuance of ADSs upon Deposit of Ordinary Shares
After the completion of the offering, the ordinary shares being offered pursuant to this prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue ADSs to the underwriters named in this prospectus.
After the completion of this offering, the depositary may also create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian and provide such documentation as may be required pursuant to the deposit agreement. Your ability to deposit ordinary shares and receive ADSs may be limited by legal considerations under the laws of the United States and England and Wales applicable at the time of deposit.
The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.
When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:
•	the ordinary shares are duly authorized, validly allotted and issued, fully paid, not subject to any call for the payment of further capital and legally obtained;
•	all preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived, disapplied or exercised;
•	you are duly authorized to deposit the ordinary shares;
•
the ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement); and

•	the ordinary shares presented for deposit have not been stripped of any rights or entitlements.
If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.
Transfer, Combination and Split Up of ADRs
As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:
•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;
•	provide such proof of identity and genuineness of signatures, and of such other matters contemplated in the deposit agreement, as the depositary deems appropriate;
•	comply with applicable laws and regulations, including regulations imposed by us and the depositary consistent with the deposit agreement, the ADR and applicable law;
•	provide any transfer stamps required by the State of New York or the United States; and
•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.
To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.
Withdrawal of Ordinary Shares Upon Cancellation of ADSs
As a holder of ADSs, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by legal considerations under the laws of the United States and England and Wales applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement. If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except as a result of:
•
temporary delays that may arise because (1) the transfer books for the ordinary shares or ADSs are closed, or (2) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

•	obligations to pay fees, taxes and similar charges; or
•	restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.
The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.
Voting Rights
As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in the section titled “Description of Share Capital and Articles of Association” in this prospectus.
At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs.
If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs as follows:
•
In the event of voting by show of hands, the depositary will vote (or cause the custodian to vote) all ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of holders of ADSs who provide timely voting instructions.

•
In the event of voting by poll, the depositary will vote (or cause the custodian to vote) the ordinary shares held on deposit in accordance with the voting instructions received from the holders of ADSs.

Note that our articles of association currently provide for all resolutions to be decided as a poll, not a show of hands. The depositary will not join in demanding a vote by poll.
Securities for which no voting instructions have been received will not be voted (except (a) if voting is by show of hands, in which case the depositary will vote all deposited securities in accordance with voting instructions received from a majority of holders who provided voting instructions, and (b) as otherwise contemplated herein). Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.
Fees and Charges
As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

SERVICE	FEE
Issuance of ADSs (e.g., an issuance of ADS upon a deposit of ordinary shares or upon a change in the ADS(s)-to-ordinary shares ratio, or for any other reason), excluding ADS issuances as a result of distributions of ordinary shares
Up to $0.05 per ADS issued

Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property or upon a change in the ADS(s)-to-ordinary shares ratio, or for any other reason)	Up to $0.05 per ADS cancelled

Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to $0.05 per ADS held

Distribution of ADSs pursuant to (i) share dividends or other distributions, or (ii) exercise of rights to purchase additional ADSs	Up to $0.05 per ADS held

SERVICE	FEE
Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to $0.05 per ADS held

ADS Services	Up to $0.05 per ADS held on the applicable record date(s) established by the depositary

Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason).	Up to $0.05 per ADS transferred

Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs into freely transferrable ADSs, and vice versa)
Up to $0.05 per ADS converted

As an ADS holder, you will also be responsible to pay certain charges such as:
•	taxes (including applicable interest and penalties) and other governmental charges;
•
the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

•	certain cable, telex and facsimile transmission and delivery expenses;
•	the expenses and other charges incurred by the depositary in the conversion of foreign currency;
•	The fees and expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and
•	the fees and expenses incurred by the depositary, the custodian or any nominee in connection with the servicing or delivery of deposited property.
ADS fees and charges payable upon (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person to whom the ADSs are issued (in the case of ADS issuances) and to the person whose ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.
In the event of refusal to pay the depositary fees or charges, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees and charges from any distribution to be made to the ADS holder. Certain depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADSs, by making available a portion of the ADS fees charged in respect of the ADSs or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Amendments and Termination
We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders of ADSs 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.
You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).
We have the right to direct the depositary to terminate the deposit agreement subject to certain conditions. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.
After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to ADS holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).
In connection with the termination of the deposit agreement, the depositary may, but shall not be obligated to, independently and without the need for any action by us, make available to holders of ADSs a means to withdraw the ordinary shares and other deposited securities represented by their ADSs and to direct the deposit of such ordinary shares and other deposited securities into an unsponsored American depositary shares program established by the depositary, upon such terms and conditions as the depositary may deem reasonably appropriate, subject however, in each case, to satisfaction of the applicable registration requirements by the unsponsored American depositary shares program under the Securities Act, and to receipt by the depositary of payment of the applicable fees and charges of, and reimbursement of the applicable expenses incurred by, the depositary.
Books of Depositary
The depositary maintains ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.
The depositary maintains in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.
Limitations on Obligations and Liabilities
The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:
•	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.
•
The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•
The depositary disclaims any liability for any failure to accurately determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs or other deposited property, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice or for any act or omission of or information provided by DTC or any DTC participant.

•	The depositary shall not be liable for acts or omissions of any successor depositary in connection with any matter arising wholly after the resignation or removal of the depositary.
•	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.
•
We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, including regulations of any stock exchange or by reason of present or future provisions of our articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our or the depositary’s control.

•
We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our articles of association or in any provisions of or governing the securities on deposit.

•
We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•
We and the depositary also disclaim liability for the inability by any ADS holder or beneficiary owner to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

•	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.
•	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.
•
We and the depositary disclaim liability arising out of losses, liabilities, taxes, charges or expenses resulting from the manner in which a holder or beneficial owner of ADSs holds ADSs, including resulting from holding ADSs through a brokerage account.

•	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.
•	Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary and you as ADS holder.
•
Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the ordinary shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancellation of the ADSs and the withdrawal of the ordinary shares, and such limitations would most likely not apply to ADS holders who withdraw the ordinary shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the ordinary shares and not under the deposit agreement.
In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Taxes
As a Holder or Beneficial Owner (as defined in the deposit agreement) of ADSs, you will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs as provided for in the deposit agreement. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by Holders and Beneficial Owners of ADSs and may sell any and all property on deposit to pay the taxes and governmental charges payable by ADS holders. As a Holder or Beneficial Owner of ADSs, you will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable Holder or Beneficial Owner of ADSs. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.
Foreign Currency Conversion
The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.
If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take any of the following actions in its discretion:
•	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.
•	Distribute the foreign currency to holders for whom the distribution is lawful and practical.
•	Hold the foreign currency (without liability for interest) for the applicable holders.
Governing Law/Waiver of Jury Trial
The deposit agreement and the ADRs and ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) are governed by the laws of England and Wales.
As an owner of ADSs, you irrevocably agree that any legal action arising out of the Deposit Agreement, the ADSs or the ADRs, involving the Company or the Depositary, may only be instituted in a state or federal court in the city of New York.
AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AGAINST US AND/OR THE DEPOSITARY ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs.
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. The waiver continues to apply to claims that arise during the period when a holder holds the ADSs, whether the ADS holder purchased the ADSs in this offering or secondary transactions, even if the ADS holder subsequently withdraws the underlying ordinary shares. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•
if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•
the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•
whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•
if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•
the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares, ADSs or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares, ADSs or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•
if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•
if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•
if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,
•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•
to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase our ordinary shares represented by ADSs and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•	if applicable, the exercise price for our ADSs and the number of ADSs to be received upon exercise;
•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;
•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;
•	any applicable material U.S. federal income tax consequences and any applicable material U.K. tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	if applicable, the date from and after which the warrants and the ADSs and/or debt securities will be separately transferable;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of the warrants, if any;
•	any redemption or call provisions; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

TAXATION
Certain material U.S. federal income tax and, to the extent applicable, material U.K. tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares, including ordinary shares in the form of ADSs being offered by this prospectus and certain other matters of English law will be passed upon for us by Cooley (UK) LLP. Unless the applicable prospectus supplement indicates otherwise, the validity of the warrants and certain other matters of U.S. federal law will be passed upon for us by Cooley LLP. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Immunocore Holdings plc as of December 31, 2023, and for the year ended December 31, 2023, incorporated by reference in this prospectus, and the effectiveness of Immunocore Holdings plc’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of Immunocore Holdings plc and subsidiaries as of December 31, 2022, and for each of the years in the two-year period ended December 31, 2022, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The registered business address of Deloitte LLP is 1 Station Square, Cambridge CB1 2GA, United Kingdom.
The registered business address of KPMG LLP are located at 15 Canada Square, Canary Wharf, London, E14 5GL, United Kingdom.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
We are incorporated and currently existing under the laws of England and Wales. In addition, certain of our directors and officers reside outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the U.S. judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws.
In addition, uncertainty exists as to whether the courts of England and Wales would:
•
recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.
We have been advised by Cooley (UK) LLP and Cooley LLP that there is currently no treaty between (i) the United States and (ii) England and Wales providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether predicated solely upon the United States securities laws, would not be automatically enforceable in England and Wales. We have also been advised by Cooley (UK) LLP and Cooley LLP that any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:
•	the relevant U.S. court had jurisdiction over the original proceedings according to English conflicts of laws principles at the time when proceedings were initiated;
•	the claimant commenced proceedings in the courts of England and Wales and we were duly served with process;
•	the U.S. judgment was final and conclusive on the merits in the sense of being final and unalterable in the court that pronounced it and being for a definite sum of money;
•
the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations (or otherwise based on a U.S. law that an English court considers to relate to a penal, revenue or other public law), or for a declaration or injunction;

•	the judgment was not procured by fraud;
•	recognition or enforcement of the judgment in England and Wales would not be contrary to public policy or the Human Rights Act 1998;
•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice;
•
the U.S. judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the U.K. Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act;

•	there is not a prior decision of an English court or the court of another jurisdiction on the issues in question between the same parties; and
•	the English enforcement proceedings were commenced within the limitation period.
Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in England and Wales.
If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the English court discretion to prescribe the manner of enforcement.
In addition, it may not be possible to obtain an English judgment or to enforce that judgment if we are or become subject to any insolvency or similar proceedings, or if we have any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, we may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the U.S. proceedings.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You also may access these filings on our website at www.immunocore.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement the information we have filed with the SEC. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024;
•	our Current Reports on Form 8-K filed with the SEC on January 5, 2024 (excluding Items 2.02 and 7.01 therein), January 29, 2024 (excluding Item 2.02 therein) and February 2, 2024; and
•
the description of our ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A, as filed with the SEC under Section 12(b) of the Exchange Act on February 2, 2021, including any amendment or report filed for the purpose of updating such description (File No. 001-39992), including Exhibit 2.4 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 25, 2021.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Immunocore Holdings plc
Attention: Investor Relations
92 Park Drive
Milton Park
Abingdon, Oxfordshire, OX14 4RY
United Kingdom
Tel: +44 (0)1235 438600.
In addition, copies of the documents incorporated herein by reference may be accessed at our website at www.immunocore.com. The reference to our website address does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to our ADSs.
You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Up to $150,000,000 of 2.50% Convertible Senior Notes due 2030

Up to 1,584,014 American Depositary Shares
(representing 1,584,014 ordinary shares)
issuable upon conversion of the notes

March 17, 2025